Exhibit 2.1
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF VIRGINIA
ALEXANDRIA DIVISION

)
In re:	)	Case No. 04-13819
	)	Jointly Administered
US AIRWAYS, INC., et al.,	)	Chapter 11
	)	Hon. Stephen S. Mitchell
Debtors-in-Possession.	)
)

JOINT PLAN OF REORGANIZATION
OF US AIRWAYS, INC. AND ITS AFFILIATED
DEBTORS AND DEBTORS-IN-POSSESSION
Brian P. Leitch, Esq.
Daniel M. Lewis, Esq.
Michael J. Canning, Esq.
Neil M. Goodman, Esq.
ARNOLD & PORTER LLP
370 Seventeenth Street, Suite 4500
Denver, Colorado 80202-1370
(303) 863-1000
           — and —
555 Twelfth Street, NW
Washington, DC 20004-1206
(202) 942-5000
           — and —
399 Park Avenue
New York, New York 10022
(212) 715-1000
Thomas Wardell, Esq.
McKENNA LONG & ALDRIDGE LLP
303 Peachtree Street, NE
Atlanta, Georgia 30308
(404) 527-4000
Lawrence E. Rifken, Esq. (VSB No. 29037)
Douglas M. Foley, Esq. (VSB No. 34364)
David I. Swan, Esq.
McGUIREWOODS LLP
1750 Tysons Boulevard, Suite 1800
McLean, Virginia 22102-4215
(703) 712-5000
Attorneys for Debtors and Debtors-in-Possession
Dated: August 9, 2005

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EXHIBITS

Exhibit A	Airbus Term Sheet
Exhibit B	Schedule of Aircraft Secured Claims
Exhibit C	Schedule of Assumed Other CBAs
Exhibit D1- D5	Bylaws of the Reorganized Debtors
Exhibit E1- E5	Certificates of Incorporation of the Reorganized Debtors
Exhibit F	Eastshore Investment Agreement
Exhibit G	ACE Investment Agreement
Exhibit H	Par Investment Agreement
Exhibit I	Peninsula Investment Agreement
Exhibit J	Wellington Investment Agreement
Exhibit K	Tudor Investment Agreement
Exhibit L	2005 Equity Incentive Plan
Exhibit M	Agreement and Plan of Merger Among US Airways Group, Inc., America West Holdings Corporation and Barbell Acquisition Corp.
Exhibit N	Postpetition Aircraft Lease/Mortgage Agreements
Exhibit O	Retained Actions
Exhibit P	Stockholders Agreement for Reorganized Group
Exhibit Q	Officers of Reorganized Group
Exhibit R	Plan Investors’ and Unsecured Creditors’ New Common Stock and Purchase Price
Exhibit S	Reorganized Group/Air Canada Affiliates Term Sheet
Exhibit T	Terms of Profit Sharing Plan
Exhibit U-1	Schedule of Interline Agreements to be Rejected
Exhibit U-2	Schedule of Employee-Related Agreements to be Rejected
Exhibit U-3	Schedule of Other Executory Contracts and Unexpired Leases to be Assumed
Exhibit U-4	Schedule of Intercompany Executory Contracts/Unexpired Leases to be Rejected
Exhibit U-5	Post-Effective Date Determination Schedule
Exhibit U-6	Officers Receiving Modified Employment Contracts
Exhibit V	Administrative Claim Request Form
Exhibit W	Letter Agreement
Exhibit X	ATSB Term Sheet
Exhibit Y	Schedule of Benefit Plans to be Assumed

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INTRODUCTION
     US Airways, Inc., US Airways Group, Inc., PSA Airlines, Inc., Piedmont Airlines, Inc., and Material Services Company, Inc., debtors and debtors-in-possession in the above-captioned jointly administered Chapter 11 reorganization cases, hereby propose the following joint plan of reorganization for the resolution of the outstanding creditor claims against and equity interests in the Debtors. Capitalized terms used herein shall have the meanings ascribed to such terms in Article I.B of this Plan. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. The Plan contemplates the reorganization of the Debtors and the resolution of the outstanding Claims against and Interests in the Debtors pursuant to section 1121(a) of the Bankruptcy Code.
     A complete list of the Debtors is set forth below. The list identifies each Debtor by its case number in these Chapter 11 Cases. The jurisdiction of incorporation of each Debtor also is designated. The sole Group subsidiary incorporated outside of the United States, Airways Assurance, Ltd., a company organized under the laws of Bermuda, has not commenced a case under Chapter 11 of the Bankruptcy Code or similar proceedings in any other jurisdiction. This subsidiary continues to operate its business outside of bankruptcy.
Debtors
•	US Airways, Inc. (Delaware), 04-13819 (SSM)

•	US Airways Group, Inc. (Delaware), 04-13820 (SSM)

•	PSA Airlines, Inc. (Pennsylvania), 04-13821 (SSM)

•	Piedmont Airlines, Inc. (Maryland), 04-13822 (SSM)

•	Material Services Company, Inc. (Delaware), 04-13823 (SSM)
     Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from a Claimholder until such time as the Disclosure Statement has been approved by the Bankruptcy Court and distributed to Claimholders. In this case, the Disclosure Statement was approved by the Bankruptcy Court by order entered on August 9, 2005, and has been distributed simultaneously with this Plan to all parties whose votes are being solicited. The Disclosure Statement contains, among other things, a discussion of the Debtors’ history, businesses, properties and operations, projections for those operations, risk factors associated with the business and Plan, a summary and analysis of the Plan, and certain related matters including, among other things, the securities to be issued under the Plan. ALL CLAIMHOLDERS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.
     Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in Article XIV of this Plan, each of the Debtors expressly reserves its respective rights to alter, amend, modify, revoke or withdraw this Plan with respect to such Debtor, one or more times, prior to the Plan’s substantial consummation.

ARTICLE I
DEFINITIONS, RULES OF
INTERPRETATION, AND COMPUTATION OF TIME
A.	Scope of Definitions
     For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I.B of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.
B.	Definitions
          1.1. “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, the actual, necessary costs and expenses, incurred on or after the Petition Date, of preserving the Estates and operating the businesses of the Debtors, including wages, salaries or commissions for services rendered after the commencement of the Chapter 11 Cases, Professional Claims, Ordinary Course Professional Claims, all fees and charges assessed against the Estates under Chapter 123 of title 28, United States Code, and all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.
          1.2. “Administrative Claims Bar Dates” means, except with respect to Professional Claims and Ordinary Course Professional Claims, which shall be subject to the applicable provisions of Article X of this Plan, the deadlines for filing proofs or requests for payment of Administrative Claims of August 22, 2005 for Administrative Claims accruing between the Petition Date and July 31, 2005, and of 45 days after the Effective Date for Administrative Claims that accrue between August 1, 2005 and the Effective Date.
          1.3. “AFA” means the Association of Flight Attendants-CWA, AFL-CIO.
          1.4. “Affiliates” has the meaning given such term by section 101(2) of the Bankruptcy Code.
          1.5. “Airbus” means AVSA, S.A.R.L. and its Affiliates.
          1.6. “Airbus Claim” means all Allowed Claims of Airbus as described in the Airbus term sheet attached hereto as Exhibit A.
          1.7. “Aircraft Equipment” means an aircraft, aircraft engine, propeller, appliance or spare part (and includes all records and documents relating to such equipment that are required, under the terms of the relevant security agreement, lease, or conditional sale contract, to be surrendered or returned in connection with the surrender or return of such equipment).
          1.8. “Aircraft Secured Claim” means a Claim, other than a GEAE Claim, GECC Claim or an Airbus Claim, that is secured by a security interest in or a lien on, or that is for amounts due under a conditional sale contract of, any of the Aircraft Equipment set forth on Exhibit B to this Plan, in which a Debtor’s Estate has an interest, but does not include any Claim to the extent that, on or prior to the Effective Date, the Debtors have abandoned, returned to the Claimholder that holds a lien on or security interest in such Aircraft Equipment. Nothing in this Section 1.8 shall prejudice the Debtors’ right to seek a determination as to the extent of a Claimholder’s secured status in accordance with section 506(a) of the Bankruptcy Code.
          1.9. “Aircraft Secured Claimholder” means the holder of an Aircraft Secured Claim.
          1.10. “Allowed Claim” or “Allowed Interest” means a Claim or any portion thereof, or an Interest or any portion thereof (a) that has been allowed by a Final Order of the Bankruptcy Court (or such other court or forum as the Reorganized Debtors and the holder of such Claim or Interest agree in writing may adjudicate such Claim or Interest and objections thereto); or (b) as to which, on or by the Effective Date, (i) no proof of claim or interest has been filed with the Bankruptcy Court and (ii) the liquidated and non-contingent amount of which is Scheduled, other than a Claim or Interest that is Scheduled at zero, in an unknown amount, or is disputed; or (c) for which a proof of claim or interest in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order; or (d) that is expressly allowed in a liquidated amount in this Plan.
          1.11. “Allowed Class . . . Claim” or “Allowed Class . . . Interest” means an Allowed Claim or an Allowed Interest in the Class specified.
          1.12. “ALPA” means the Air Line Pilots Association, International.
          1.13. “ALPA Shares” means the number of 1,038,000 shares of New Common Stock, or such other number of shares of new Common Stock as shall be determined by the Bankruptcy Court to constitute compliance by USAI with its obligations under the Assumed Modified CBA between USAI and ALPA.
          1.14. “America West” means America West Holdings Corporation.
          1.15. “Assumed Modified CBAs” means collectively (i) the collective bargaining agreements between USAI and TWU, as modified during the Chapter 11 Cases with the Bankruptcy Court’s approval pursuant to the October 26, 2004 Consent Order Approving Modifications to Debtors’ Collective Bargaining Agreements With Certain

Groups Within the Transport Workers Union, (ii) the collective bargaining agreement between USAI and CWA, as modified during the Chapter 11 Cases with the Bankruptcy Court’s approval pursuant to the January 6, 2005 Consent Order Approving Modifications to Debtors’ Collective Bargaining Agreement with the Communications Workers of America, and (iii) the collective bargaining agreement between USAI and ALPA, as modified during the Chapter 11 Cases with the Bankruptcy Court’s approval pursuant to the October 26, 2004 Consent Order Approving Modifications to the Debtors’ Collective Bargaining Agreement with the Air Line Pilots Association, International, which collective bargaining agreements, as so modified, or as may be further amended or modified, shall be assumed by Reorganized USAI on the Effective Date in accordance with Section 8.1 of this Plan.
          1.16. “Assumed Other CBAs” means collectively those collective bargaining agreements to which any of the Debtors is a party, other than (i) any collective bargaining agreement that has terminated or was rejected during the Chapter 11 Cases, (ii) Assumed Modified CBAs, or (iii) Postpetition CBAs, which are listed on Exhibit C to this Plan, and each of which shall be assumed by the Reorganized Debtors on the Effective Date in accordance with Section 8.1 of this Plan.
          1.17. “ATSB” means the Air Transportation Stabilization Board created pursuant to the Air Transportation Safety and Stabilization Act, P.L. 107-42 (2001) (the “Act”) and the regulations issued by the Office of Management and Budget under the Act, 14 C.F.R. Part 1300, Aviation Disaster Relief — Air Carrier Guarantee Loan Program.
          1.18. “ATSB Cash Collateral Order” means the order granted by the Bankruptcy Court on October 14, 2004 as Dkt. No. 490, with respect to the Debtors’ rights to use cash collateral pursuant to the ATSB Loan, as amended by the orders of the Bankruptcy Court on January 13, 2005 (Dkt. No. 1590), March 11, 2005 (Dkt. No. 1913), June 23, 2005 (Dkt. No. 2321), and July 21, 2005 (Dkt. No. 2441).
          1.19. “ATSB Lenders” means the ATSB and the entities that are lenders under the ATSB Loan, including Govco Incorporated, as Primary Tranche A Lender, Citibank, N.A., as Alternate Tranche A Lender, and Bank of America N.A. and Retirement Systems of Alabama Holdings LLC, as Tranche B Lenders.
          1.20. “ATSB Loan” means the loan, a portion of which is guaranteed by the ATSB, that was extended to USAI pursuant to that certain Loan Agreement dated March 31, 2003, as amended, by and among USAI, as borrower, Group and certain of its subsidiaries, as guarantors, and the ATSB Lenders and the agent party thereto.
          1.21. “ATSB Loan Claims” means all Allowed Claims of the ATSB Lenders under the ATSB Loan.
          1.22. “ATSB Term Sheet” means the term sheet attached hereto as Exhibit X setting forth the modifications agreed between the Debtors and the ATSB regarding the ATSB Loan.

          1.23. “Avoidance Claims” means Causes of Action against Persons arising under any of sections 502, 510, 541, 542, 543, 544, 545, 547, 548 through 551 and 553 of the Bankruptcy Code, or under similar or related state or federal statutes and common law, including preference and fraudulent transfer laws, whether or not litigation has been commenced as of the Confirmation Date.
          1.24. “AWA ATSB Loan” means that loan, a portion of which is guaranteed by the ATSB, that was extended to America West Airlines, Inc. pursuant to that certain Loan Agreement dated as of January 18, 2002, by and among America West Airlines, Inc., Citibank, N.A. and certain other parties thereto.
          1.25. “Ballot” means each of the ballot forms that are distributed with the Disclosure Statement to Claimholders who are included in Classes that are Impaired or potentially Impaired under the Plan and entitled to vote under Article VI to accept or reject this Plan.
          1.26. “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as in effect on the date hereof.
          1.27. “Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division, or such other court as may have jurisdiction over the Chapter 11 Cases.
          1.28. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.
          1.29. “Bar Date” means the deadline set by the Bankruptcy Court for filing proofs of claim or interest in the Chapter 11 Cases. For prepetition Claims (other than those of governmental units) and Interests, the Bar Date is February 3, 2005. For prepetition Claims of governmental units, in accordance with section 502(b)(9) of the Bankruptcy Code, the Bar Date is March 11, 2005.
          1.30. “Bar Date Order” means the order entered by the Bankruptcy Court on September 15, 2004 as Dkt. No. 128, establishing the Bar Dates.
          1.31. “Bilateral Cargo Prorate Agreements” means those agreements, also commonly referred to as Special Prorate Agreements, that establish specifically-negotiated settlement amounts for cargo that has traveled across two carriers.
          1.32. “Bilateral Passenger Prorate Agreements” means those agreements, also commonly referred to as Special Prorate Agreements, that establish specifically-negotiated settlement amounts for tickets covering travel across two carriers.

          1.33. “Business Day” means any day, excluding Saturdays, Sundays and “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York City.
          1.34. “Bylaws” means the Bylaws of the Reorganized Debtors, in substantially the forms attached to this Plan as Exhibits D-1 through D-5.
          1.35. “Cargo Multilateral Interline Traffic Agreements” means those agreements documenting the terms, including, without limitation, documentation, liability and payment for services practices, of cargo acceptance among airlines.
          1.36. “Cash” means legal tender of the United States of America and equivalents thereof.
          1.37. “Causes of Action” means any and all actions, proceedings, causes of action, suits, accounts, controversies, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise, including Avoidance Claims unless otherwise waived or released by the Debtors or the Reorganized Debtors.
          1.38. “Certificate” has the meaning ascribed to it in Section 9.4 of this Plan.
          1.39. “Certificates of Incorporation” means the Certificates of Incorporation of the Reorganized Debtors, in substantially the forms attached to this Plan as Exhibits E-l through E-5.
          1.40. “Chapter 11 Cases” means the Chapter 11 cases of the Debtors pending in the Bankruptcy Court and being jointly administered with one another under Case No. 04-13819 (SSM), and the phrase “Chapter 11 Case” when used with reference to a particular Debtor shall mean the particular case under Chapter 11 of the Bankruptcy Code commenced by such Debtor in the Bankruptcy Court.
          1.41. “Claim” means a claim against one of the Debtors (or all or some of them), whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.
          1.42. “Claimholder” means a holder of a Claim.
          1.43. “Claims Agent” means Donlin, Recano, and Company, Inc., or such other Person as may be appointed by the Debtors to serve as Claims Agent.
          1.44. “Claims Objection Deadline” means that day which is one hundred eighty (180) days after the Effective Date (unless such day is not a Business Day, in which case such deadline shall be the next Business Day thereafter), as the same may be extended from time to time by the Bankruptcy Court, with the consent of the Post-Effective Date Committee.

          1.45. “Class” means a category of Claimholders or Interestholders described in Article III of this Plan.
          1.46. “Confirmation Date” means the date of entry of the Confirmation Order.
          1.47. “Confirmation Hearing” means the hearing before the Bankruptcy Court held to consider confirmation of this Plan and related matters under section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.
          1.48. “Confirmation Order” means the order entered by the Bankruptcy Court confirming this Plan and approving the transactions contemplated thereby including without limitation, Group’s entry into the Merger.
          1.49. “Contract Assumption Objection Time” shall have the meaning ascribed to it in Section 8.1.c of this Plan.
          1.50. “Contracts Assumption Schedule” shall have the meaning ascribed to it in Section 8.1.c of this Plan.
          1.51. “Convenience Class Election” means the election pursuant to which the holder of a General Unsecured Claim against any Debtor that is not automatically a part of the General Unsecured Convenience Claims Class of such Debtor timely elects to be treated as a General Unsecured Convenience Claim.
          1.52. “Creditors’ Committee” means the Official Committee of Unsecured Creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.
          1.53. “CWA” means the Communications Workers of America, AFL-CIO.
          1.54. “Debtor” or “Debtors” means, individually, any of the following entities and, collectively, USAI, Group, PSA, Piedmont and Material Services.
          1.55. “Disallowed Claim” or “Disallowed Interest” means a Claim or any portion thereof, or an Interest or any portion thereof, that (a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which a proof of claim or interest bar date has been established but no proof of claim or interest has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, or (c) is not Scheduled and as to which a proof of claim or interest bar date has been established but no proof of claim or interest has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

          1.56. “Disbursing Agent” means the Reorganized Debtors or any Person designated by the Reorganized Debtors, in their sole discretion, to serve as a disbursing agent under Section 9.3 of this Plan.
          1.57. “Disclosure Statement” means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.
          1.58. “Disputed Claim” or “Disputed Interest” means a Claim or any portion thereof, or an Interest or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, or an Allowed Interest or a Disallowed Interest, as the case may be, and includes, without limitation, Claims or Interests that (a) have not been Scheduled by the Debtors or have been Scheduled at zero, or as unknown, contingent, unliquidated or disputed, whether or not such Claims or Interests are the subject of a proof of claim or proof of interest in the Bankruptcy Court, (b) are the subject of a proof of claim or interest that differs in nature, amount or priority from the Schedules, (c) are the subject of an objection filed with the Bankruptcy Court, which has not been withdrawn or overruled by a Final Order of the Bankruptcy Court; or (d) are pending, disputed Claims under the First Amended Joint Plan of Reorganization of US Airways Group, Inc. and its Affiliated Debtors and Debtors-in-Possession, as Amended, in jointly administered Case No. 02-83984-SSM filed in the Bankruptcy Court on January 17, 2003.
          1.59. “Distribution Date” means the date, selected by the Debtors or Reorganized Debtors, upon which distributions to holders of Allowed Claims entitled to receive distributions under this Plan shall commence.
          1.60. “Distribution Reserve” means the reserve created pursuant to Section 9.8.c of this Plan to hold property (including New Common Stock) for distribution to General Unsecured Claimholders pending resolution of Disputed Claims.
          1.61. “Eastshore” means Eastshore Aviation, LLC.
          1.62. “Eastshore Financing Agreement” means the Junior Secured Debtor-in-Possession Credit Facility Agreement among USAI, as Borrower, Group, PSA, Material Services and Piedmont, as Guarantors, and Eastshore Aviation, LLC, as Lender, dated February 18, 2005, as amended by Amendment No. 1 dated May 19, 2005, as the same may be further amended or modified.
          1.63. “Effective Date” means the Business Day determined by the Debtors on which all conditions to the consummation of the Plan have been either satisfied or waived as provided in Section 12.3 of this Plan.
          1.64. “Employee-Related Agreements” means those agreements between any of the Debtors and any of its employees or any entity acting on behalf of its employees.

          1.65. “Estates” means the bankruptcy estates of the Debtors created pursuant to section 541 of the Bankruptcy Code.
          1.66. “Exhibit” means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement.
          1.67. “Exhibit Filing Date” means the date on which Exhibits to the Plan or the Disclosure Statement shall be filed with the Bankruptcy Court, which date shall be at least ten (10) days prior to the Voting Deadline, except as provided for in Sections 7.3, 7.4 or 8.1.c, or such later date as may be approved by the Bankruptcy Court without further notice to parties-in-interest.
          1.68. “Existing Equity Securities” means, collectively, the Old Common Stock, Old Preferred Stock and all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable or otherwise, to acquire any of the foregoing, including, without limitation, the Old Common Stock Options.
          1.69. “Face Amount” means (a) when used in reference to a Disputed or Disallowed Claim, the stated liquidated amount claimed by the Claimholder in any proof of claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.
          1.70. “Final Order” means an order or judgment, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal, certiorari proceeding or other petition, or proceeding for review or rehearing was filed or, if filed, remains pending.
          1.71. “GEAE” means General Electric Company — GE Transportation, Aircraft Engines Operating Component, GE Engine Services, Inc., GE Engine Services Distribution, L.L.C., and GE Engine Services — Dallas, L.P.
          1.72. “GEAE Claim” means the Claims of GEAE arising under all agreements and contracts among the Debtors and GEAE.
          1.73. “GECC” means General Electric Capital Corporation.
          1.74. “GECC Claim” means the Claims of GECC and its Affiliates, other than GEAE, arising under the leases, agreements and contracts among the Debtors, GECC and such Affiliates.
          1.75. “GE Master MOU” means the Amended and Restated Master Memorandum of Understanding dated November 24, 2004, as approved by the Bankruptcy Court on December 17, 2004, as amended and supplemented and approved by orders of the Bankruptcy Court on February 4, 2005 and March 31, 2005, and as further amended and supplemented by the Master Merger Memorandum of Understanding dated June 13, 2005, among Group, USAI, GECC and GEAE and certain other parties thereto, as approved by the Bankruptcy Court on June 23, 2005, as such agreements and orders may be amended or supplemented from time to time.
          1.76. “General Unsecured Claim” means a Claim that does not fall within another Class of Claims. If more than one of the Debtors is obligated for a General Unsecured Claim, the holder thereof shall be deemed for all purposes under this Plan to have only a single General Unsecured Claim.
          1.77. “General Unsecured Claimholder” means a holder of a General Unsecured Claim.
          1.78. “General Unsecured Convenience Claim” means a Claim against any of the Debtors that otherwise would be a General Unsecured Claim that is (a) for $50,000 or less, or (b) for more than $50,000 if the holder of such Claim has made the Convenience Class Election on the Ballot provided for voting on this Plan within the time fixed by the Bankruptcy Court for completing and returning such Ballot to accept $5,000 in Cash in full satisfaction, discharge and release of such Claim.
          1.79. “Group” means US Airways Group, Inc., a Delaware company, debtor-in-possession in Case No. 04-13820 (SSM) pending in the Bankruptcy Court.
          1.80. “Holdback Amount” means the amount equal to fifteen percent (15%) of fees billed to the Debtors in a given month that was retained by the Debtors and has not been previously paid, as a holdback on payment of Professional Claims pursuant to the Professional Fee Order.
          1.81. “IAMAW” means the following three groups within the International Association of Machinists and Aerospace Workers: Mechanical and Related (District 142); Maintenance Training Specialists (District 142); and Fleet Service (District 141).
          1.82. “IATA” means the International Air Transport Association.
          1.83. “Impaired” refers to any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.
          1.84. “Indemnification Rights” means any obligations or rights of the Debtors to indemnify, reimburse, advance or contribute to the losses, liabilities or expenses of an Indemnitee pursuant to the Debtors’ certificates of incorporation, bylaws, or policy of providing employee indemnification, including, without limitation, indemnification agreements (if any) that were approved or assumed pursuant to a Bankruptcy Court order or pursuant to Section 8.1.b of this Plan, or other applicable law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee’s service with, for or on behalf of the Debtors.

          1.85. “Indemnitee” means all present and former directors, officers, employees, agents or representatives of the Debtors who are entitled to assert Indemnification Rights, if any.
          1.86. “Independent Directors” means members of the board of directors of Reorganized Group who are not employees or Affiliates of Group, Reorganized Group, America West, or a Plan Investor and who otherwise qualify as independent directors under the rules of the New York Stock Exchange, as in effect as of the Effective Date.
          1.87. “Insurance Coverage” shall have the meaning ascribed to it in Section 11.9 of this Plan.
          1.88. “Insured Claim” means any Claim to the extent such Claim arises prior to the Petition Date from an incident or occurrence that is covered under any of the Debtors’ insurance policies, but solely to the extent such Claim is covered by such insurance policies.
          1.89. “Intercompany Claim” means a Claim by a Debtor against another Debtor or a Claim by Airways Assurance, Ltd. or Barbell Acquisition Corp. against a Debtor.
          1.90. “Intercompany Executory Contract” means an executory contract solely between two or more Debtors or an executory contract solely between one or more Debtors and Airways Assurance, Ltd. or Barbell Acquisition Corp.
          1.91. “Intercompany Interest” means an Interest in a Debtor held by another Debtor or Airways Assurance, Ltd. or Barbell Acquisition Corp. or an Interest in Airways Assurance, Ltd. or Barbell Acquisition Corp. held by a Debtor.
          1.92. “Intercompany Unexpired Lease” means an unexpired lease solely between two or more Debtors or an unexpired lease solely between one or more Debtors and Airways Assurance, Ltd. or Barbell Acquisition Corp.
          1.93. “Interest” means (a) the legal, equitable, contractual and other rights (whether fixed or contingent, matured or unmatured, disputed or undisputed) of any Person with respect to Existing Equity Securities or any other equity securities of the Debtors, and (b) the legal, equitable, contractual and other rights, whether fixed or contingent, matured or unmatured, disputed or undisputed, of any Person to purchase, sell, subscribe to, or otherwise acquire or receive (directly or indirectly) any of the foregoing.
          1.94. “Interestholder” means a holder of an Interest.
          1.95. “Interline Agreements” means, collectively, those Passenger Multilateral Interline Traffic Agreements, Bilateral Passenger Prorate Agreements, Cargo Multilateral Interline Traffic Agreements and Bilateral Cargo Prorate Agreements to which any of the Debtors are a party.

          1.96. “Investment Agreements” means one or more agreements between Group, America West and the Plan Investors concerning, inter alia, the Plan Investors’ investments in the Reorganized Debtors, which agreements are attached to this Plan as Exhibits F through K, as amended by the Letter Agreement, and any substantially similar agreement that may be entered into between the date of this Plan and the date of the Confirmation Hearing between Group, America West and any Person(s), providing for an equity investment in Reorganized Group, which agreement(s) shall be filed with the Bankruptcy Court by the Debtors on or before the date of the Confirmation Hearing.
          1.97. “Letter Agreement” means the letter agreement by and among Group, America West, Barbell Acquisition Corp. and each of the Plan Investors (other than Tudor Investment Corp. and Tudor Proprietary Trading L.L.C.), dated July 7, 2005, a copy of which is attached to this Plan as Exhibit W.
          1.98. “Material Services” means Material Services Company, Inc., a Delaware company, debtor-in-possession in Case No. 04-13823 (SSM) pending in the Bankruptcy Court.
          1.99. “Merger” means the transactions that are to take place pursuant to the Merger Agreement.
          1.100. “Merger Agreement” means the Agreement and Plan of Merger by and among Group, America West and Barbell Acquisition Corp., dated May 19, 2005, a copy of which is attached to this Plan as Exhibit M as amended from time to time, including as amended by the Letter Agreement.
          1.101. “Miscellaneous Secured Claim” means any Secured Claim other than an Aircraft Secured Claim, an ATSB Loan Claim, a GECC Claim, a GEAE Claim, or an Airbus Claim. Miscellaneous Secured Claims shall include Claims secured by liens junior in priority to existing liens, whether by operation of law, contract or otherwise, but solely to the extent of the value, as of the Effective Date, or such other date as is established by the Bankruptcy Court, of such Claimholder’s interest in the Estates’ interest in property of the Estates after giving effect to all security interests or liens senior in priority.
          1.102. “New Common Stock” means the shares of Common Stock of Reorganized Group, authorized under this Plan and under the Certificate of Incorporation of Reorganized Group. The number of shares of New Common Stock to be issued as of the Effective Date pursuant to the Merger Agreement, the Investment Agreements and this Plan shall be 59,715,481.
          1.103. “New Convertible Note” means the $125,000,000 Senior Convertible Note due 2020 of Reorganized USAI to be issued to GECC or such other Affiliate of GECC as is designated by GECC pursuant to the GE Master MOU.
          1.104. “Officer Employment Agreements” means those employment agreements Debtors sought to enter into with certain postpetition officers of the Debtors that were subject to a May 9, 2005 Motion for Approval, as modified when presented to the

Bankruptcy Court at the hearing on May 31, 2005, to the extent they are identified on Exhibit U-6 to this Plan.
          1.105. “Old Common Stock” means, with respect to each Debtor, shares of common stock of such Debtor that were authorized, issued and outstanding prior to the Effective Date.
          1.106. “Old Common Stock Options” means, with respect to each Debtor, all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable or otherwise, to acquire shares of such Debtor’s Old Common Stock or other equity interests in such Debtor.
          1.107. “Old Preferred Stock” means, with respect to each Debtor, shares of preferred stock of such Debtor and all options, warrants or rights, contractual or otherwise, if any, to acquire any such preferred stock.
          1.108. “Ordinary Course Professional” means those certain Persons identified as ordinary course professionals or key ordinary course professionals by the Debtors pursuant to the First Supplement to Exhibit 1 to the Ordinary Course Professional Order (Dkt. No. 218).
          1.109. “Ordinary Course Professional Claim” means an Administrative Claim of an Ordinary Course Professional for compensation for services rendered or reimbursement of costs, expenses or other charges and disbursements for any month, relating to services rendered or expenses incurred after the Petition Date and prior to and including the Effective Date.
          1.110. “Ordinary Course Professional Order” means the Bankruptcy Court’s order entered on September 15, 2004 pursuant to 11 U.S.C. §§ 105(a), 327(e) and 331 Authorizing Retention of Professionals Utilized by the Debtors in the Ordinary Course of Business (Dkt. No. 126).
          1.111. “Other Executory Contracts and Unexpired Leases” means all executory contracts and unexpired leases, other than Employee-Related Agreements, Intercompany Executory Contracts, Intercompany Unexpired Leases, and Interline Agreements, to which any of the Debtors are a party.
          1.112. “Other Priority Claim” means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.
          1.113. “Passenger Multilateral Interline Traffic Agreements” means those agreements documenting the terms of passenger ticketing and baggage acceptance among airlines and governed by IATA Resolution 780, as amended by the 21st IATA Passenger Services Conference.
          1.114. “PBGC” means the Pension Benefit Guaranty Corporation.

          1.115. “PBGC Claim” means all Claims of the PBGC against any of the Debtors and all claims of the PBGC against any non-Debtor Affiliate of any Debtor. If more than one of the Debtors is obligated for the PBGC Claim, the holder thereof shall be deemed for all purposes under this Plan to have only a single Claim.
          1.116. “Periodic Distribution Date” means (a) the Distribution Date, as to the first distribution made by the Reorganized Debtors, and (b) thereafter, (i) the first Business Day occurring ninety (90) days after the Distribution Date, and (ii) subsequently, the first Business Day occurring ninety (90) days after the immediately preceding Periodic Distribution Date.
          1.117. “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code), or other entity.
          1.118. “Petition Date” means September 12, 2004, the date on which the Debtors filed their petitions for relief in the Bankruptcy Court commencing the Chapter 11 Cases.
          1.119. “Piedmont” means Piedmont Airlines, Inc., a Maryland company, debtor-in-possession in Case No. 04-13822 (SSM) pending in the Bankruptcy Court.
          1.120. “Plan” means this joint plan of reorganization for the resolution of outstanding Claims and Interests in the Chapter 11 Cases, as herein proposed by the Debtors, including all exhibits, supplements, appendices and schedules hereto, either in their present form or as the same may be further altered, amended or modified from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules.
          1.121. “Plan Investors” means Eastshore Aviation, LLC, Par Investment Partners, L.P., Peninsula Investment Partners, L.P., ACE Aviation Holdings Inc., Wellington Management Co. LLP (as investment adviser to each investor listed on Schedule 1 to the Wellington Investment Agreement), Tudor Proprietary Trading L.L.C., Tudor Investment Corp. (as investment advisor to the investors listed on Schedule 1 to the Tudor Investment Agreement other than Tudor Proprietary Trading L.L.C.), and/or one or more other investors who agree to make an investment in Reorganized Group pursuant to this Plan in exchange for New Common Stock, pursuant to the Investment Agreements.
          1.122. “Post-Effective Date Committee” has the meaning ascribed to it in Section 14.4.b of this Plan.
          1.123. “Postpetition Aircraft Obligations” means those certain obligations arising pursuant to new or renegotiated postpetition agreements listed on Exhibit N hereto, including, without limitation, leases and mortgages, regarding certain of the Debtors’ aircraft; provided, however, that obligations under such postpetition agreements shall only be deemed Postpetition Aircraft Obligations to the extent specifically provided for in such agreements.

          1.124. “Postpetition CBAs” means collectively: (i) the collective bargaining agreement entered into between USAI and AFA which was approved by the Bankruptcy Court’s January 11, 2005 Order Approving Debtors’ Entry Into Collective Bargaining Agreement with the Association of Flight Attendants-CWA, AFL-CIO, and (ii) the collective bargaining agreements entered into between USAI and IAMAW, which were approved by the January 27, 2005 Order Approving Debtors’ Entry into Collective Bargaining Agreements with the International Association of Machinists and Aerospace Workers, as such agreements may be further modified or amended.
          1.125. “Priority Tax Claim” means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.
          1.126. “Procedures Motion” means the Motion seeking entry of the Procedures Order, which was filed by the Debtors on May 21, 2005 (Dkt. No. 2160).
          1.127. “Procedures Order” means the Order (A) Approving Procedures for the Consideration of Plan Funding Proposals and (b) Approving Form and Manner of Notice of Competing Offer Procedures, and (c) Approving Break-Up Fee and Related Provisions, which was approved by the Bankruptcy Court on May 31, 2005 (Dkt. No. 2213).
          1.128. “Professional” means those Persons retained in the Chapter 11 Cases by separate Bankruptcy Court orders pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise; provided, however, that Professional does not include those Persons retained pursuant to the Ordinary Course Professional Order.
          1.129. “Professional Claim” means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses or other charges and disbursements incurred, relating to services rendered or expenses incurred after the Petition Date and prior to and including the Effective Date.
          1.130. “Professional Fee Order” means the order entered by the Bankruptcy Court on October 14, 2004, authorizing the interim payment of Professional Claims (Dkt. No. 489).
          1.131. “Profit Sharing” means the employee profit sharing provided for pursuant to the Assumed Modified CBAs and the Postpetition CBAs.
          1.132. “Pro Rata” means, from time to time, unless this Plan specifically provides otherwise, with respect to any distribution or election on account of any Allowed Claim in any Class or Classes, or subclass, a distribution or allocation equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of Allowed Claims in such Class or Classes, or subclass. In the case where a distribution is being made on a Pro Rata basis among Allowed Claims in more than one Class, the Pro Rata distribution allocable to any Allowed Claim will be based on the ratio of such Claim to the aggregate amount of all Allowed Claims in all Classes sharing in the same distribution.

          1.133. “PSA” means PSA Airlines, Inc., a Pennsylvania company, debtor-in-possession in Case No. 04-13821 (SSM) pending in the Bankruptcy Court.
          1.134. “Reinstated” or “Reinstatement” means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the Claimholder so as to leave such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code, or (b) notwithstanding any contractual provision or applicable law that entitles the Claimholder to demand or receive accelerated payment of such Claim after the occurrence of a default: (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the Claimholder for any damages incurred as a result of any reasonable reliance by such Claimholder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Claimholder; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, “going dark” provisions, and affirmative covenants regarding corporate existence prohibiting any transactions or actions contemplated by this Plan, or conditioning such transactions or actions on certain events, consents or factors, shall not be required to be cured or reinstated in order to accomplish Reinstatement; but provided further, that in the case of an Aircraft Secured Claim, the security agreements and documents releated thereto to which a Debtor is a party shall be reinstated in accordance with their terms.
          1.135. “Rejection Effective Date” shall have the meaning ascribed to it in Section 8.1.c of this Plan.
          1.136. “Released Parties” means, collectively: (i) all officers of each of the Debtors, all members of the boards of directors of each of the Debtors, and all employees of each of the Debtors; (ii) the Creditors’ Committee and all members of the Creditors’ Committee in such capacity; (iii) the Retiree Committee and all members of the Retiree Committee in such capacity; (iv) the Plan Investors; (v) America West; (vi) the Debtors; (vii) the ATSB Lenders, solely in such capacity; (viii) GECC and GEAE and their respective Affiliates; and (ix) with respect to each of the above-named Persons, such Person’s affiliates, principals, employees, agents, officers, directors, financial advisors, attorneys and other professionals, in their capacities as such.
          1.137. “Reorganized . . . ” means the applicable Debtor from and after the Effective Date.
          1.138. “Reorganized Debtor” or “Reorganized Debtors” means, individually, any Debtor, and collectively, all Debtors from and after the Effective Date.
          1.139. “Retained Actions” means all Causes of Action that any Debtor may hold against any Person other than a Released Party in its capacity as such, including, without limitation, (a) any Causes of Action brought prior to the Confirmation Date,

(b) any Causes of Action against any Persons for failure to pay for products or services provided or rendered by the Debtors, (c) any Causes of Action relating to enforcement of the Debtors’ intellectual property rights, including patents, copyrights and trademarks; and (d) any Causes of Action seeking the recovery of the Debtors’ or the Reorganized Debtors’ accounts receivable or other receivables or rights to payment created or arising in the ordinary course of the Debtors’ or the Reorganized Debtors’ business. A nonexclusive list of Retained Actions is attached hereto as Exhibit O.
          1.140. “Retiree Committee” means the Official Committee of Retired Employees of USAI appointed pursuant to section 1114 of the Bankruptcy Code in the Chapter 11 Cases.
          1.141. “Scheduled” means, with respect to any Claim or Interest, the status, priority and amount, if any, of such Claim or Interest as set forth in the Schedules.
          1.142. “Schedules” means the schedules of assets and liabilities and the statements of financial affairs filed in the Chapter 11 Cases by the Debtors, as such schedules or statements have been or may be modified, amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.
          1.143. “Secured Claim” means any Claim that is secured by a security interest in or a lien on property in which a Debtor’s Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value, as of the Effective Date or such other date as is established by the Bankruptcy Court, of such Claimholder’s interest in the applicable Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined by a Final Order of the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to section 553 of the Bankruptcy Code, or as otherwise agreed upon in writing by the Debtors and the Claimholder. A Liquidated Secured Claim filed by the United States shall be deemed Allowed unless the Debtors object to such Claim by the Claims Objection Deadline.
          1.144. “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77c-77aa, as now in effect or hereafter amended.
          1.145. “Security” shall have the meaning ascribed to it in section 101(49) of the Bankruptcy Code.
          1.146. “Servicer” has the meaning ascribed to it in Section 7.13 of this Plan.
          1.147. “Solicitation Procedures Order” means the order of the Bankruptcy Court, approved on August 9, 2005, pursuant to which the Bankruptcy Court, inter alia, approved the Disclosure Statement and set various procedures for soliciting and tabulating votes on the Plan.
          1.148. “Stockholders Agreement” means the Stockholders Agreement for Reorganized Group, to be dated as of the Effective Date, by and among Reorganized

Group and the Plan Investors, containing certain corporate governance, voting, transfer and related agreements, which shall be substantially in the form of Exhibit P to this Plan.
          1.149. “Subordinated Securities Claim” means any Claim that is subject to subordination under section 510(b) of the Bankruptcy Code.
          1.150. “TWU” means the Transport Workers Union Locals 545, 546 and 547.
          1.151. “Unimpaired” refers to any Claim or Interest which is not Impaired.
          1.152. “Unsecured Creditors Stock” means 8,212,121 shares of New Common Stock, minus the ALPA Shares, to be distributed pro rata to the holders of Allowed Class USAI-9 Claims, Allowed Class Group-9 Claims, Allowed Class PSA-9 Unsecured Claims, Allowed Class Piedmont-9 Unsecured Claims, and Allowed Class Material Services-9 Unsecured Claims, pursuant to Sections 5.1.i, 5.2.j, 5.3.i, 5.4.i and 5.5.i of this Plan.
          1.153. “USAI” means US Airways, Inc., a Delaware company, debtor-in-possession in Case No. 04-03819 (SSM) pending in the Bankruptcy Court.
          1.154. “Voting Deadline” means September 12, 2005 at 4:00 p.m. (prevailing Eastern time).
          1.155. “2005 Equity Incentive Plan” means those certain plans by which Reorganized Group shall be authorized to issue stock options, warrants, restrictive stock grants and other stock-based and cash compensation to members of management, directors and other employees of Reorganized Group and its affiliates on and after the Effective Date, attached hereto as Exhibit L.
          1.156. “503 Deadline” shall have the meaning ascribed to it in Section 10.2 of this Plan.
C.	Rules of Interpretation
     For purposes of this Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter; (c) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (d) any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan and in accordance with the applicable terms of such document; (e) any reference to an entity as a holder of a Claim or Interest includes that entity’s successors and assigns; (f) all references in this Plan to Sections, Articles and

Exhibits are references to Sections, Articles and Exhibits of or to this Plan; (g) the words “herein,” “hereunder” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (h) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (i) subject to the provisions of any contract, Certificates of Incorporation, By-laws, instrument, release or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules; and (j) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.
D.	Computation of Time
     In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.
E.	References to Monetary Figures
     All references in the Plan to monetary figures shall refer to United States of America currency, unless otherwise expressly provided.
F.	Exhibits
     All Exhibits are incorporated into and are a part of the Plan as if set forth in full herein and, to the extent not annexed hereto, such Exhibits shall be filed with the Bankruptcy Court on or before the Exhibit Filing Date. After the Exhibit Filing Date, electronic copies of Exhibits can be obtained free of charge from Donlin, Recano & Company, Inc.’s website at http://www.donlinrecano.com or for a fee from the Bankruptcy Court’s website at http://ecf.vaeb.uscourts.gov. Moreover, hard copies of Exhibits can be obtained upon written request to Donlin, Recano & Company, Inc., 419 Park Avenue South, Suite 1206, New York, New York 10016-8410, Attn: Copy Request.
ARTICLE II
ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS
          2.1. Administrative Claims. Subject to the provisions of Article X of this Plan, on the first Periodic Distribution Date occurring after the later of (a) the date an Administrative Claim becomes an Allowed Administrative Claim, or (b) the date an Administrative Claim becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Administrative Claim, an Allowed Administrative Claimholder in the Chapter 11 Cases shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Administrative Claim, (i) Cash equal to the unpaid portion of such Allowed Administrative Claim, or (ii) such other treatment as to which the Debtors (or the Reorganized Debtors) and such Claimholder shall have agreed upon in writing; provided, however, that (x) Eastshore shall have an Allowed Administrative Claim under the Eastshore Financing Agreement in such amount as to which the Debtors and Eastshore shall have agreed in writing or as fixed by the Bankruptcy Court, which Administrative Claim shall be paid as of the Effective Date, (i) in Cash in respect of any accrued and unpaid interest, and (ii) in 8,333,333 shares of New Common Stock, in each case pursuant to the terms of the Eastshore Financing Agreement in respect of the outstanding principal amounts due thereunder, which treatment shall satisfy in full Eastshore’s Secured Claims against the Debtors arising under the Eastshore Financing Agreement, and (y) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.
          2.2. Priority Tax Claims. With respect to each Allowed Priority Tax Claim in the Chapter 11 Cases, at the sole option of the Debtors (or the Reorganized Debtors after the Effective Date), the Allowed Priority Tax Claimholder shall be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, (a) equal Cash payments made on the last Business Day of every three-month period following the Effective Date, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasury bills on the Effective Date, (b) such other treatment agreed to by the Allowed Priority Tax Claimholder and the Debtors (or the Reorganized Debtors), provided such treatment is on more favorable terms to the Debtors (or the Reorganized Debtors after the Effective Date) than the treatment set forth in clause (a) hereof, or (c) payment in full in Cash.
ARTICLE III
CLASSIFICATION OF CLAIMS AND INTERESTS
     Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in the Debtors. A Claim or Interest is placed in a particular Class for purposes of voting on this Plan and of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise satisfied prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified, and their treatment is set forth in Article II of this Plan.
          3.1. USAI Classifications. Claims against and Interests in USAI are classified as follows:
a.	Class USAI-1. Class USAI-1 consists of all Miscellaneous Secured Claims against USAI.

b.	Class USAI-2A. Class USAI-2A consists of all GECC Claims against USAI.

c.	Class USAI-2B. Class USAI-2B consists of all GEAE Claims against USAI.

d.	Class USAI-3. Class USAI-3 consists of all ATSB Loan Claims against USAI.

e.	Class USAI-5. Class USAI-5 consists of all Other Priority Claims against USAI.

f.	Class USAI-6. Class USAI-6 consists of all Aircraft Secured Claims against USAI.

g.	Class USAI-7. Class USAI-7 consists of all PBGC Claims against USAI.

h.	Class USAI-8. Class USAI-8 consists of all General Unsecured Convenience Claims against USAI.

i.	Class USAI-9. Class USAI-9 consists of all General Unsecured Claims against USAI.

j.	Class USAI-10. Class USAI-10 consists of all Interests in USAI.
          3.2. Group Classifications. Claims against and Interests in Group are classified as follows:
a.	Class Group-1. Class Group-1 consists of all Miscellaneous Secured Claims against Group.

b.	Class Group-2A. Class Group-2A consists of all GECC Claims against Group.

c.	Class Group-2B. Class Group-2B consists of all GEAE claims against Group.

d.	Class Group-3. Class Group-3 consists of all ATSB Loan Claims against Group.

e.	Class Group-4. Class Group-4 consists of all Airbus Claims against Group.

f.	Class Group-5. Class Group-5 consists of all Other Priority Claims against Group.

g.	Class Group-6. Class Group-6 consists of all Aircraft Secured Claims against Group.

h.	Class Group-7. Class Group-7 consists of all PBGC Claims against Group.

i.	Class Group-8. Class Group-8 consists of all General Unsecured Convenience Claims against Group.

j.	Class Group-9. Class Group-9 consists of all General Unsecured Claims against Group.

k.	Class Group-10. Class Group-10 consists of all Interests in Group.

l.	Class Group-11. Class Group-11 consists of all Subordinated Securities Claims against Group.
          3.3. PSA Classifications. Claims against and Interests in PSA are classified as follows:
a.	Class PSA-1. Class PSA-1 consists of all Miscellaneous Secured Claims against PSA.

b.	Class PSA-2A. Class PSA-2A consists of all GECC Claims against PSA.

c.	Class PSA-2B. Class PSA-2B consists of all GEAE Claims against PSA.

d.	Class PSA-3. Class PSA-3 consists of all ATSB Loan Claims against PSA.

e.	Class PSA-5. Class PSA-5 consists of all Other Priority Claims against PSA.

f.	Class PSA-6. Class PSA-6 consists of all Aircraft Secured Claims against PSA.

g.	Class PSA-7. Class PSA-7 consists of all PBGC Claims against PSA.

h.	Class PSA-8. Class PSA-8 consists of all General Unsecured Convenience Claims against PSA.

i.	Class PSA-9. Class PSA-9 consists of all General Unsecured Claims against PSA.

j.	Class PSA-10. Class PSA-10 consists of all Interests in PSA.
          3.4. Piedmont Classifications. Claims against and interests in Piedmont are classified as follows:
a.	Class Piedmont-1. Class Piedmont-1 consists of all Miscellaneous Secured Claims against Piedmont.

b.	Class Piedmont-2A. Class Piedmont-2A consists of all GECC Claims against Piedmont.

c.	Class Piedmont-2B. Class Piedmont-2B consists of all GEAE Claims against Piedmont.

d.	Class Piedmont-3. Class Piedmont-3 consists of all ATSB Loan Claims against Piedmont.

e.	Class Piedmont-5. Class Piedmont-5 consists of all Other Priority Claims against Piedmont.

f.	Class Piedmont-6. Class Piedmont-6 consists of all Aircraft Secured Claims against Piedmont.

g.	Class Piedmont-7. Class Piedmont-7 consists of all PBGC Claims against Piedmont.

h.	Class Piedmont-8. Class Piedmont-8 consists of all General Unsecured Convenience Claims against Piedmont.

i.	Class Piedmont-9. Class Piedmont-9 consists of all General Unsecured Claims against Piedmont.

j.	Class Piedmont-10. Class Piedmont-10 consists of all Interests in Piedmont.
          3.5. Material Services Classifications. Claims against and Interests in Material Services are classified as follows:
a.	Class Material Services-1. Class Material Services-1 consists of all Miscellaneous Secured Claims against Material Services.

b.	Class Material Services-2A. Class Material Services-2A consists of all GECC Claims against Material Services.

c.	Class Material Services-2B. Class Material Services-2B consists of all GEAE Claims against Material Services.

d.	Class Material Services-3. Class Material Services-3 consists of all ATSB Loan Claims against Material Services.

e.	Class Material Services-5. Class Material Services-5 consists of all Other Priority Claims against Material Services.

f.	Class Material Services-6. Class Material Services-6 consists of all Aircraft Secured Claims against Material Services.

g.	Class Material Services-7. Class Material Services-7 consists of all PBGC Claims against Material Services.

h.	Class Material Services-8. Class Material Services-8 consists of all General Unsecured Convenience Claims against Material Services.

i.	Class Material Services-9. Class Material Services-9 consists of all General Unsecured Claims against Material Services.

j.	Class Material Services-10. Class Material Services-10 consists of all Interests in Material Services.
ARTICLE IV
IDENTIFICATION OF CLASSES OF CLAIMS AND
INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN
          4.1. Unimpaired Classes of Claims and Interests. The Classes listed below are Unimpaired by the Plan

USAI-1	Group-1	PSA-1	Piedmont-1	Material Services-1

USAI-5	Group-5	PSA-5	Piedmont-5	Material Services-5

USAI-6	Group-6	PSA-6	Piedmont-6	Material Services-6
          4.2. Impaired Classes of Claims and Interests. All Classes of Claims and Interests that are not listed in Section 4.1 of this Plan as Unimpaired are Impaired by the Plan.

ARTICLE V
PROVISIONS FOR TREATMENT
OF CLAIMS AND INTERESTS
5.1.	Treatment of Claims and Interests for USAI.
a.	Class USAI-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 of this Plan, at the option of the Debtors each holder of an Allowed Miscellaneous Secured Claim in USAI’s Chapter 11 Case shall receive, in full satisfaction, settlement, release and discharge of and, in exchange for, such Allowed Miscellaneous Secured Claim, one of the following treatments: (i) the legal, equitable, and contractual rights of the Claimholder shall be Reinstated; (ii) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the Estate that constitutes collateral for such Allowed Miscellaneous Secured Claim; (iii) the property of the Estate that constitutes collateral for such Allowed Miscellaneous Secured Claim shall be conveyed to the holder of such Claim; (iv) a note secured by such Claimholder’s collateral (or, if approved by the Bankruptcy Court, a portion of such collateral and/or substitute collateral), which note shall (1) have an original principal balance equal to the amount of such Claimholder’s Allowed Secured Claim, determined in accordance with section 506(a) of the Bankruptcy Code, and (2) have a term, interest rate, amortization schedule, and other provisions established by the Debtors, subject to approval by the Bankruptcy Court at the Confirmation Hearing, provided that (x) such terms shall be disclosed at or prior to the Confirmation Hearing and (y) the terms of such note shall be such that the note has a present value equal to the amount of such Claimholder’s Allowed Secured Claim, determined in accordance with section 506(a) of the Bankruptcy Code, such that the note satisfies the requirements set forth in section 1129(b)(2)(A)(i) of the Bankruptcy Code; (v) such other treatment determined by the Debtors and held by the Bankruptcy Court as constituting the indubitable equivalent of such Claimholder’s Claim, in accordance with section 1129(b)(2)(A)(iii) of the Bankruptcy Code; or (vi) such other treatment as to which USAI (or Reorganized USAI) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. USAI’s failure to object to any such Miscellaneous Secured Claim shall be without prejudice to Reorganized USAI’s right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of USAI or Reorganized USAI) when and if such Claim is sought to be enforced by the Class USAI-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, unless the Bankruptcy Court orders otherwise, all prepetition liens on property of USAI held by or on behalf of the Class USAI-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class USAI-1 Miscellaneous Secured Claimholder are satisfied in accordance with the terms of this Plan.

b.	Class USAI-2A (GECC Claims). In full satisfaction, settlement, release and discharge of and, in exchange for, its Claims against USAI, GECC shall receive treatment in accordance with the GE Master MOU.

c.	Class USAI-2B (GEAE Claims). In full satisfaction, settlement, release and discharge of and, in exchange for, its Claims against USAI, GEAE shall receive treatment in accordance with the GE Master MOU.

d.	Class USAI-3 (ATSB Loan Claims). In full satisfaction, settlement, release and discharge of and, in exchange for, their ATSB Loan Claims, the ATSB Lenders shall receive treatment in accordance with the terms and conditions of the ATSB Term Sheet.

e.	Class USAI-5 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 of this Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim, or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between USAI (or Reorganized USAI) and the holder of such Other Priority Claim, an Allowed Class USAI-5 Other Priority Claimholder in USAI’s Chapter 11 Case shall receive, in full satisfaction, settlement, release and discharge of and, in exchange for, such Class USAI-5 Other Priority Claim (a) Cash equal to the amount of such Allowed Class USAI-5 Other Priority Claim, or (b) such other treatment as to which USAI (or Reorganized USAI) and such Claimholder shall have agreed in writing.

f.	Class USAI-6 (Aircraft Secured Claims). Except as otherwise provided in and subject to Section 9.8 of this Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Aircraft Secured Claim becomes an Allowed Aircraft Secured Claim or (ii) the date an Aircraft Secured Claim becomes payable pursuant to any agreement between USAI (or Reorganized USAI) and the holder of such Aircraft Secured Claim, an Allowed Class USAI-6 Aircraft Secured Claim either shall be Reinstated or the Claimholder shall receive, in full satisfaction, settlement, release and discharge of and, in exchange for, such Class USAI-6 Aircraft Secured Claim, such treatment as to which USAI (or Reorganized USAI) and such Claimholder shall have agreed in writing.

g.	Class USAI-7 (PBGC Claims). In full satisfaction, settlement, release and discharge of and, in exchange for, the PBGC Claim, PBGC shall receive: (i) Cash in the amount of $13,500,000; (ii) an unsecured promissory note in the principal amount of $10,000,000 issued by Reorganized USAI and guaranteed by Reorganized Group, bearing interest at a rate of 6.00% per annum payable annually in arrears, such promissory note to payable in a single installment on the seventh anniversary of the Effective Date; and (iii) seventy percent (70%) of the Unsecured Creditors Stock, or such other treatment as may be agreed to by the parties or ordered by the Bankruptcy Court.

h.	Class USAI-8 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim, or (ii) the date an Allowed General Unsecured Convenience Claim becomes payable pursuant to any agreement between USAI (or Reorganized USAI) and the holder of such Allowed General Unsecured Convenience Claim, the holder of an Allowed Class USAI-8 General Unsecured Convenience Claim in USAI’s Chapter 11 Case shall receive, in full satisfaction, settlement, release and discharge of and, in exchange for, such Allowed Class USAI-8 General Unsecured Convenience Claim (and any and all other General Unsecured Convenience Claims or General Unsecured Claims of such Claimholder against any of the Debtors), Cash equal to (a) ten percent (10%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $50,000, or (b) $5,000 if the amount of such Allowed Claim is greater than $50,000. Any Claimholder that receives General Unsecured Convenience Class treatment in accordance with this Section 5.1 waives any right such Claimholder might otherwise have to receive a distribution under any other section of this Plan on account of such General Unsecured Claim or General Unsecured Convenience Claim.
i.	Class USAI-9 (General Unsecured Claims). Subject to Section 9.8 of this Plan, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim, or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between USAI (or Reorganized USAI) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class USAI-9 General Unsecured Claimholder in USAI’s Chapter 11 Case, in full satisfaction, settlement, release and discharge of and, in exchange for, its Allowed General Unsecured Claim, such Claimholder’s Pro Rata share of thirty percent (30%) of the Unsecured Creditors Stock.

j.	Class USAI-10 (Interests in USAI). Subject to Section 7.11 of this Plan, on the Effective Date all Interests in USAI shall be Reinstated.
          5.2. Treatment of Claims and Interests for Group Classifications.
a.	Class Group-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 of this Plan, at the option of the Debtors each holder of an Allowed Miscellaneous Secured Claim in Group’s Chapter 11 Case shall receive, in full satisfaction, settlement, release and discharge of and, in exchange for, such Allowed Miscellaneous Secured Claim, one of the following treatments: (i) the legal, equitable, and contractual rights of the Claimholder shall be Reinstated; (ii) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the Estate that constitutes collateral for such Allowed Miscellaneous Secured Claim; (iii) the property of the Estate that constitutes collateral for such Allowed Miscellaneous Secured Claim shall be conveyed to the holder of such Claim; (iv) a note secured by such Claimholder’s collateral (or, if approved by the Bankruptcy Court, a portion of such collateral and/or substitute collateral), which note shall (1) have an original principal balance equal to the amount of such Claimholder’s Allowed Secured Claim, determined in accordance with section 506(a) of the Bankruptcy Code, and (2) have a term, interest rate, amortization schedule, and other provisions established by the Debtors, subject to approval by the Bankruptcy Court at the Confirmation Hearing, provided that (x) such terms shall be disclosed at or prior to the Confirmation Hearing, and (y) the terms of such note shall be such that the note has a present value equal to the amount of such Claimholder’s Allowed Secured Claim, determined in accordance with section 506(a) of the Bankruptcy Code, such that the note satisfies the requirements set forth in section 1129(b)(2)(A)(i) of the Bankruptcy Code; (v) such other treatment determined by the Debtors and held by the Bankruptcy Court as constituting the indubitable equivalent of such Claimholder’s Claim, in accordance with section 1129(b)(2)(A)(iii) of the Bankruptcy Code; or (vi) such other treatment as to which Group (or Reorganized Group) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. Group’s failure to object to any such Miscellaneous Secured Claim shall be without prejudice to Reorganized Group’s right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of Group or Reorganized Group) when and if such Claim is sought to be enforced by the Class Group-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, unless the Bankruptcy Court orders otherwise, all prepetition liens on property of Group held by or on behalf of the Class Group-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class Group-1 Miscellaneous Secured Claimholder are satisfied in accordance with the terms of this Plan.
b.	Class Group-2A (GECC Claims). In full satisfaction, settlement, release and discharge of and, in exchange for, its Claims against Group, GECC shall receive treatment in accordance with the GE Master MOU.

c.	Class Group-2B (GEAE Claims). In full satisfaction, settlement, release and discharge of and, in exchange for, its Claims against Group, GEAE shall receive treatment in accordance with the GE Master MOU.

d.	Class Group-3 (ATSB Loan Claims). In full satisfaction, settlement, release and discharge of and, in exchange for, their ATSB Loan Claims, the ATSB Lenders shall receive treatment in accordance with the terms and conditions of the ATSB Term Sheet.

e.	Class Group-4 (Airbus Claims). In full satisfaction, settlement, release and discharge of and, in exchange for, the Airbus Claim, Group shall assume its existing aircraft purchase obligations with Airbus, as amended, and together with USAI and America West, shall consummate the transactions described in the term sheet attached to this Plan as Exhibit A.

f.	Class Group-5 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 of this Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim, or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between Group (or Reorganized Group) and the holder of such Other Priority Claim, an Allowed Class Group-5 Other Priority Claimholder in Group’s Chapter 11 Case shall receive, in full satisfaction, settlement, release and discharge of and, in exchange for, such Class Group-5 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class Group-5 Other Priority Claim, or (b) such other treatment as to which Group (or Reorganized Group) and such Claimholder shall have agreed in writing.

g.	Class Group-6 (Aircraft Secured Claims). Except as otherwise provided in and subject to Section 9.8 of this Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Aircraft Secured Claim becomes an Allowed Aircraft Secured Claim, or (ii) the date an Aircraft Secured Claim becomes payable pursuant to any agreement between Group (or Reorganized Group) and the holder of such Aircraft Secured Claim, an Allowed Class Group-6 Aircraft Secured Claim either shall be Reinstated or the Claimholder shall receive, in full satisfaction, settlement, release and discharge of and, in exchange for, such Class Group-6 Aircraft Secured Claim, such treatment as to which

Group (or Reorganized Group) and such Claimholder shall have agreed in writing.

h.	Class Group-7 (PBGC Claims). In full satisfaction, settlement, release and discharge of and, in exchange for, the PBGC Claim, PBGC shall receive: (i) Cash in the amount of $13,500,000; (ii) an unsecured promissory note in the principal amount of $10,000,000 issued by Reorganized USAI and guaranteed by Reorganized Group, bearing interest at a rate of 6.00% per annum payable annually in arrears, such promissory note to payable in a single installment on the seventh anniversary of the Effective Date; and (iii) seventy percent (70%) of the Unsecured Creditors Stock, or such other treatment as may be agreed to by the parties or ordered by the Bankruptcy Court.

i.	Class Group-8 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim, or (ii) the date an Allowed General Unsecured Convenience Claim becomes payable pursuant to any agreement between Group (or Reorganized Group) and the holder of such Allowed General Unsecured Convenience Claim, the holder of an Allowed Class Group-8 General Unsecured Convenience Claim in Group’s Chapter 11 Case shall receive, in full satisfaction, settlement, release and discharge of and, in exchange for, such Allowed Class Group-8 General Unsecured Convenience Claim (and any and all other General Unsecured Convenience Claims or General Unsecured Claims of such Claimholder against any of the Debtors), Cash equal to (a) ten percent (10%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $50,000, or (b) $5,000 if the amount of such Allowed Claim is greater than $50,000. Any Claimholder that receives General Unsecured Convenience Class treatment in accordance with this Section 5.2.i waives any right such Claimholder might otherwise have to receive a distribution under any other section of this Plan on account of such General Unsecured Claim or General Unsecured Convenience Claim.

j.	Class Group-9 (General Unsecured Claims). Subject to Section 9.8 of this Plan, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim, or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between Group (or Reorganized Group) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class Group-9 General Unsecured Claimholder in Group’s Chapter 11 Case, in full satisfaction, settlement, release and discharge of and, in exchange for, its Allowed General Unsecured Claim, such Claimholder’s Pro Rata share of thirty percent (30%) of the Unsecured Creditors Stock.

k.	Class Group-10 (Interests in Group). Class Group-10 Interests shall be cancelled and extinguished, and holders of such Interests shall not be entitled to, and shall not, receive or retain any property or interest in property under the Plan on account of such Interests.

l.	Class Group-11 (Subordinated Securities Claims). Class Group-11 Subordinated Securities Claims in Group’s Chapter 11 Case shall not be entitled to, and shall not, receive or retain any property or interest in property under the Plan on account of such Claims.
          5.3. Treatment of Claims and Interests for PSA Classifications.
a.	Class PSA-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 of this Plan, at the option of the Debtors each holder of an Allowed Miscellaneous Secured Claim in PSA’s Chapter 11 Case shall receive, in full satisfaction, settlement, release and discharge of and, in exchange for, such Allowed Miscellaneous Secured Claim, one of the following treatments: (i) the legal, equitable, and contractual rights of the Claimholder shall be Reinstated; (ii) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the Estate that constitutes collateral for such Allowed Miscellaneous Secured Claim; (iii) the property of the Estate that constitutes collateral for such Allowed Miscellaneous Secured Claim shall be conveyed to the holder of such Claim; (iv) a note secured by such Claimholder’s collateral (or, if approved by the Bankruptcy Court, a portion of such collateral and/or substitute collateral), which note shall (1) have an original principal balance equal to the amount of such Claimholder’s Allowed Secured Claim, determined in accordance with section 506(a) of the Bankruptcy Code, and (2) have a term, interest rate, amortization schedule, and other provisions established by the Debtors, subject to approval by the Bankruptcy Court at the Confirmation Hearing, provided that (x) such terms shall be disclosed at or prior to the Confirmation Hearing, and (y) the terms of such note shall be such that the note has a present value equal to the amount of such Claimholder’s Allowed Secured Claim, determined in accordance with section 506(a) of the Bankruptcy Code, such that the note satisfies the requirements set forth in section 1129(b)(2)(A)(i) of the Bankruptcy Code; (v) such other treatment determined by the Debtors and held by the Bankruptcy Court as constituting the indubitable equivalent of such Claimholder’s Claim, in accordance with section 1129(b)(2)(A)(iii) of the Bankruptcy Code; or (vi) such other treatment as to which PSA (or Reorganized PSA) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. PSA’s failure to object to any such Miscellaneous Secured Claim shall be without prejudice to Reorganized PSA’s right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of PSA or Reorganized PSA) when and if such Claim is sought to be enforced by the Class PSA-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, unless the Bankruptcy Court orders otherwise, all prepetition liens on property of PSA held by or on behalf of the Class PSA-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class PSA-1 Miscellaneous Secured Claimholder are satisfied in accordance with the terms of this Plan.

b.	Class PSA-2A (GECC Claims). In full satisfaction, settlement, release and discharge of and, in exchange for, its Claims against PSA, GECC shall receive treatment in accordance with the GE Master MOU.

c.	Class PSA-2B (GEAE Claims). In full satisfaction, settlement, release and discharge of and, in exchange for, its Claims against PSA, GEAE shall receive treatment in accordance with the GE Master MOU.

d.	Class PSA-3 (ATSB Loan Claims). In full satisfaction, settlement, release and discharge of and, in exchange for, their ATSB Loan Claims, the ATSB Lenders shall receive treatment in accordance with the terms and conditions of the ATSB Term Sheet.

e.	Class PSA-5 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 of this Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim, or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between PSA (or Reorganized PSA) and the holder of such Other Priority Claim, an Allowed Class PSA-5 Other Priority Claimholder in PSA’s Chapter 11 Case shall receive, in full satisfaction, settlement, release and discharge of and, in exchange for, such Class PSA-5 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class PSA-5 Other Priority Claim, or (b) such other treatment as to which PSA (or Reorganized PSA) and such Claimholder shall have agreed in writing.

f.	Class PSA-6 (Aircraft Secured Claims). Except as otherwise provided in and subject to Section 9.8 of this Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Aircraft Secured Claim becomes an Allowed Aircraft Secured Claim, or (ii) the date an Aircraft Secured Claim becomes payable pursuant to any agreement between PSA (or Reorganized PSA) and the holder of such Aircraft Secured Claim, an Allowed Class PSA-6 Aircraft Secured Claim either shall be Reinstated or the Claimholder shall receive, in full satisfaction, settlement, release and discharge of and, in exchange for, such Class PSA-6 Aircraft Secured Claim, such treatment as to which PSA (or Reorganized PSA) and such Claimholder shall have agreed in writing.

g.	Class PSA-7 (PBGC Claims). In full satisfaction, settlement, release and discharge of and, in exchange for, the PBGC Claim, PBGC shall receive: (i) Cash in the amount of $13,500,000; (ii) an unsecured promissory note in the principal amount of $10,000,000 issued by Reorganized USAI and guaranteed by Reorganized Group, bearing interest at a rate of 6.00% per annum payable annually in arrears, such promissory note to payable in a single installment on the seventh anniversary of the Effective Date; and (iii) seventy percent (70%) of the Unsecured Creditors Stock, or such other treatment as may be agreed to by the parties or ordered by the Bankruptcy Court.

h.	Class PSA-8 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the latest of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim, or (ii) the date an Allowed General Unsecured Convenience Claim becomes payable pursuant to any agreement between PSA (or Reorganized PSA) and the holder of such Allowed General Unsecured Convenience Claim, the holder of an Allowed Class PSA-8 General Unsecured Convenience Claim in PSA’s Chapter 11 Case shall receive, in full satisfaction, settlement, release and discharge of and, in exchange for, such Allowed Class PSA-8 General Unsecured Convenience Claim (and any and all other General Unsecured Convenience Claims or General Unsecured Claims of such Claimholder against any of the Debtors), Cash equal to (a) ten percent (10%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $50,000, or (b) $5,000 if the amount of such Allowed Claim is greater than $50,000. Any Claimholder that receives General Unsecured Convenience Class treatment in accordance with this Section 5.3.h waives any right such Claimholder might otherwise have to receive a distribution under any other section of this Plan on account of such General Unsecured Claim or General Unsecured Convenience Claim.

i.	Class PSA-9 (General Unsecured Claims). Subject to Section 9.8 of this Plan, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim, or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between PSA (or Reorganized PSA) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class PSA-9 General Unsecured Claimholder in PSA’s Chapter 11 Case, in full satisfaction, settlement, release and discharge of and, in exchange for, its Allowed General Unsecured Claim, such Claimholder’s Pro Rata share of thirty percent (30%) of the Unsecured Creditors Stock.

j.	Class PSA-10 (Interests in PSA). Subject to Section 7.11 of this Plan, on the Effective Date, all Interests in PSA shall be Reinstated.

          5.4. Treatment of Claims and Interests for Piedmont Classifications.
a.	Class Piedmont-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 of this Plan, at the option of the Debtors each holder of an Allowed Miscellaneous Secured Claim in Piedmont’s Chapter 11 Case shall receive, in full satisfaction, settlement, release and discharge of and, in exchange for, such Allowed Miscellaneous Secured Claim, one of the following treatments: (i) the legal, equitable, and contractual rights of the Claimholder shall be Reinstated; (ii) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the Estate that constitutes collateral for such Allowed Miscellaneous Secured Claim; (iii) the property of the Estate that constitutes collateral for such Allowed Miscellaneous Secured Claim shall be conveyed to the holder of such Claim; (iv) a note secured by such Claimholder’s collateral (or, if approved by the Bankruptcy Court, a portion of such collateral and/or substitute collateral), which note shall (1) have an original principal balance equal to the amount of such Claimholder’s Allowed Secured Claim, determined in accordance with section 506(a) of the Bankruptcy Code, and (2) have a term, interest rate, amortization schedule, and other provisions established by the Debtors, subject to approval by the Bankruptcy Court at the Confirmation Hearing, provided that (x) such terms shall be disclosed at or prior to the Confirmation Hearing and (y) the terms of such note shall be such that the note has a present value equal to the amount of such Claimholder’s Allowed Secured Claim, determined in accordance with section 506(a) of the Bankruptcy Code, such that the note satisfies the requirements set forth in section 1129(b)(2)(A)(i) of the Bankruptcy Code; (v) such other treatment determined by the Debtors and held by the Bankruptcy Court as constituting the indubitable equivalent of such Claimholder’s Claim, in accordance with section 1129(b)(2)(A)(iii) of the Bankruptcy Code; or (vi) such other treatment as to which Piedmont (or Reorganized Piedmont) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. Piedmont’s failure to object to any such Miscellaneous Secured Claim shall be without prejudice to Reorganized Piedmont’s right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of Piedmont or Reorganized Piedmont) when and if such Claim is sought to be enforced by the Class Piedmont-1

Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, unless the Bankruptcy Court orders otherwise, all prepetition liens on property of Piedmont held by or on behalf of the Class Piedmont-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class Piedmont-1 Miscellaneous Secured Claimholder are satisfied in accordance with the terms of this Plan.

b.	Class Piedmont-2A (GECC Claims). In full satisfaction, settlement, release and discharge of and, in exchange for, its Claims against Piedmont, GECC shall receive treatment in accordance with the GE Master MOU.

c.	Class Piedmont-2B (GEAE Claims). In full satisfaction, settlement, release and discharge of and, in exchange for, its Claims against Piedmont, GEAE shall receive treatment in accordance with the GE Master MOU.

d.	Class Piedmont-3 (ATSB Loan Claims). In full satisfaction, settlement, release and discharge of and, in exchange for, their ATSB Loan Claims, the ATSB Lenders shall receive treatment in accordance with the terms and conditions of the ATSB Term Sheet.

e.	Class Piedmont-5 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 of this Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim, or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between Piedmont (or Reorganized Piedmont) and the holder of such Other Priority Claim, an Allowed Class Piedmont-5 Other Priority Claimholder in Piedmont’s Chapter 11 Case shall receive, in full satisfaction, settlement, release and discharge of and, in exchange for, such Class Piedmont-5 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class Piedmont-5 Other Priority Claim, or (b) such other treatment as to which Piedmont (or Reorganized Piedmont) and such Claimholder shall have agreed in writing.

f.	Class Piedmont-6 (Aircraft Secured Claims). Except as otherwise provided in and subject to Section 9.8 of this Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Aircraft Secured Claim becomes an Allowed Aircraft Secured Claim, or (ii) the date an Aircraft Secured Claim becomes payable pursuant to any agreement between Piedmont (or Reorganized Piedmont) and the holder of such Aircraft Secured Claim, an Allowed Class Piedmont-6 Aircraft Secured Claim either shall be Reinstated or the Claimholder shall receive, in full satisfaction, settlement, release and discharge of and, in exchange for, such Class Piedmont-6 Aircraft Secured Claim, such treatment as to which Piedmont (or Reorganized Piedmont) and such Claimholder shall have agreed in writing.

g.	Class Piedmont-7 (PBGC Claims). In full satisfaction, settlement, release and discharge of and, in exchange for, the PBGC Claim, PBGC shall receive: (i) Cash in the amount of $13,500,000; (ii) an unsecured promissory note in the principal amount of $10,000,000 issued by Reorganized USAI and guaranteed by Reorganized Group, bearing interest at a rate of 6.00% per annum payable annually in arrears, such promissory note to payable in a single installment on the seventh anniversary of the Effective Date; and (iii) seventy percent (70%) of the Unsecured Creditors Stock, or such other treatment as may be agreed to by the parties or ordered by the Bankruptcy Court.

h.	Class Piedmont-8 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim, or (ii) the date an Allowed General Unsecured Convenience Claim becomes payable pursuant to any agreement between Piedmont (or Reorganized Piedmont) and the holder of such Allowed General Unsecured Convenience Claim, the holder of an Allowed Class Piedmont-8 General Unsecured Convenience Claim in Piedmont’s Chapter 11 Case shall receive, in full satisfaction, settlement, release and discharge of and, in exchange for, such Allowed Class Piedmont-8 General Unsecured Convenience Claim (and any and all other General Unsecured Convenience Claims or General Unsecured Claims of such Claimholder against any of the Debtors), Cash equal to (a) ten percent (10%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $50,000, or (b) $5,000 if the amount of such

Allowed Claim is greater than $50,000. Any Claimholder that receives General Unsecured Convenience Class treatment in accordance with this Section 5.4.h waives any right such Claimholder might otherwise have to receive a distribution under any other section of this Plan on account of such General Unsecured Claim or General Unsecured Convenience Claim.

i.	Class Piedmont-9 (General Unsecured Claims). Subject to Section 9.8 of this Plan, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim, or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between Piedmont (or Reorganized Piedmont) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class Piedmont-9 General Unsecured Claimholder in Piedmont’s Chapter 11 Case, in full satisfaction, settlement, release and discharge of and, in exchange for, its Allowed General Unsecured Claim, such Claimholder’s Pro Rata share of thirty percent (30%) of the Unsecured Creditors Stock.

j.	Class Piedmont-10 (Interests in Piedmont). Subject to Section 7.11 of this Plan, on the Effective Date, all Interests in Piedmont shall be Reinstated.
          5.5. Treatment of Claims and Interests for Material Services Classification.
a.	Class Material Services-1 (Miscellaneous Secured Claims).
Except as otherwise provided in and subject to Section 9.8 of this Plan, at the option of the Debtors each holder of an Allowed Miscellaneous Secured Claim in Material Services’ Chapter 11 Case shall receive, in full satisfaction, settlement, release and discharge of and, in exchange for, such Allowed Miscellaneous Secured Claim, one of the following treatments: (i) the legal, equitable, and contractual rights of the Claimholder shall be Reinstated; (ii) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the Estate that constitutes collateral for such Allowed Miscellaneous Secured Claim; (iii) the property of the Estate that constitutes collateral for such Allowed Miscellaneous Secured Claim shall be conveyed to the holder of such Claim; (iv) a note secured by such Claimholder’s collateral (or, if approved by the Bankruptcy Court, a portion of such collateral and/or substitute collateral), which note shall (1) have an original principal balance equal to the amount of such Claimholder’s Allowed Secured Claim, determined in accordance with section 506(a) of the Bankruptcy Code, and (2) have a term, interest rate, amortization schedule, and other provisions established by the Debtors, subject to approval by the Bankruptcy Court at the Confirmation Hearing, provided that (x) such terms shall be disclosed at or prior to the Confirmation Hearing, and (y) the terms of such note shall be such that the note has a present value equal to the amount of such Claimholder’s Allowed Secured Claim, determined in accordance with section 506(a) of the Bankruptcy Code, such that the note satisfies the requirements set forth in section 1129(b)(2)(A)(i) of the Bankruptcy Code; (v) such other treatment determined by the Debtors and held by the Bankruptcy Court as constituting the indubitable equivalent of such Claimholder’s Claim, in accordance with section 1129(b)(2)(A)(iii) of the Bankruptcy Code; or (vi) such other treatment as to which Material Services (or Reorganized Material Services) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. Material Services, failure to object to any such Miscellaneous Secured Claim shall be without prejudice to Reorganized Material Services, right to contest or otherwise defend against such Claim in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of Material Services or Reorganized Material Services) when and if such Claim is sought to be enforced by the Class Material Services-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, unless the Bankruptcy Court orders otherwise, all prepetition liens on property of Material Services held by or on behalf of the Class Material Services-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class Material Services-1 Miscellaneous Secured Claimholder are satisfied in accordance with the terms of this Plan.
b. Class Material Services-2A (GECC Claims). In full satisfaction, settlement, release and discharge of and, in exchange for, its Claims against Material Services, GECC shall receive treatment in accordance with the GE Master MOU.

c.	Class Material Services-2B (GEAE Claims).

In full satisfaction, settlement, release and discharge of and, in exchange for, its Claims against Material Services, GEAE shall receive treatment in accordance with the GE Master MOU.

d.	Class Material Services-3 (ATSB Loan Claims). In full satisfaction, settlement, release and discharge of and, in exchange for, their ATSB Loan Claims, the ATSB Lenders shall receive treatment in accordance with the terms and conditions of the ATSB Term Sheet.

e.	Class Material Services-5 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 of this Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim, or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between Material Services (or Reorganized Material Services) and the holder of such Other Priority Claim, an Allowed Class Material Services-5 Other Priority Claimholder in Material Services’ Chapter 11 Case shall receive, in full satisfaction, settlement, release and discharge of and, in exchange for, such Class Material Services-5 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class Material Services-5 Other Priority Claim, or (b) such other treatment as to which Material Services (or Reorganized Material Services) and such Claimholder shall have agreed in writing.

f.	Class Material Services-6 (Aircraft Secured Claims). Except as otherwise provided in and subject to Section 9.8 of this Plan, on the first Periodic Distribution Date occurring after the later of (i) the date an Aircraft Secured Claim becomes an Allowed Aircraft Secured Claim, or (ii) the date an Aircraft Secured Claim becomes payable pursuant to any agreement between Material Services (or Reorganized Material Services) and the holder of such Aircraft Secured Claim, an Allowed Class Material Services-6 Aircraft Secured Claim either shall be Reinstated or the Claimholder shall receive, in full satisfaction, settlement, release and discharge of and, in exchange for, such Class Material Services-6 Aircraft Secured Claim, such treatment as to which Material Services (or Reorganized Material Services) and such Claimholder shall have agreed in writing.

g.	Class Material Services-7 (PBGC Claims). In full satisfaction, settlement, release and discharge of and, in exchange for, the PBGC Claim, PBGC shall receive: (i) Cash in the amount of $13,500,000; (ii) an unsecured promissory note in the principal amount of $10,000,000 issued by Reorganized USAI and guaranteed by Reorganized Group, bearing interest at a rate of 6.00% per annum payable annually in arrears, such promissory note to payable in a single installment on the seventh anniversary of the Effective Date; and (iii) seventy percent (70%) of the Unsecured Creditors Stock, or such other treatment as may be agreed to by the parties or ordered by the Bankruptcy Court.

h.	Class Material Services-8 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim, or (ii) the date an Allowed General Unsecured Convenience Claim becomes payable pursuant to any agreement between Material Services (or Reorganized Material Services) and the holder of such Allowed General Unsecured Convenience Claim, the holder of an Allowed Class Material Services-8 General Unsecured Convenience Claim in Material Services’ Chapter 11 Case shall receive, in full satisfaction, settlement, release and discharge of and, in exchange for, such Allowed Class Material Services-8 General Unsecured Convenience Claim (and any and all other General Unsecured Convenience Claims or General Unsecured Claims of such Claimholder against any of the Debtors), Cash equal to (a) ten percent (10%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $50,000, or (b) $5,000 if the amount of such Allowed Claim is greater than $50,000. Any Claimholder that receives General Unsecured Convenience Class treatment in accordance with this Section 5.5.h waives any right such Claimholder might otherwise have to receive a distribution under any other section of this Plan on account of such General Unsecured Claim or General Unsecured Convenience Claim.

i.	Class Material Services-9 (General Unsecured Claims). Subject to Section 9.8 of this Plan, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim, or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between Material Services (or Reorganized Material Services) and the

holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class Material Services-9 General Unsecured Claimholder in Material Services’ Chapter 11 Case, in full satisfaction, settlement, release and discharge of and, in exchange for, its Allowed General Unsecured Claim, such Claimholder’s Pro Rata share of thirty percent (30%) of the Unsecured Creditors Stock.

j.	Class Material Services-10 (Interests in Material Services). Subject to Section 7.11 of this Plan, on the Effective Date, all Interests in Material Services shall be Reinstated.
          5.6. Special Provision Regarding Intercompany Claims and Interests. All Intercompany Claims and Interests will be Reinstated on the Effective Date; provided, however, that notwithstanding the foregoing, the Debtors reserve the right to extinguish or cancel any Intercompany Claims or Interests, as applicable, as of or after the Effective Date, without further notice. No Debtor shall receive any distribution under this Plan on account of any Intercompany Claim.
ARTICLE VI
ACCEPTANCE OR REJECTION OF THE PLAN;
EFFECT OF REJECTION BY ONE OR MORE
IMPAIRED CLASSES OF CLAIMS OR INTERESTS
          6.1. Impaired Classes of Claims and Interests Entitled to Vote. Except as otherwise provided in the Solicitation Procedures Order and Section 6.4 of this Plan, Claimholders or Interestholders in each Impaired Class of Claims or Interests are entitled to vote as a class to accept or reject the Plan.
          6.2. Acceptance by an Impaired Class.
a.	Impaired Claims Pursuant to section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class actually voting on the Plan have voted to accept the Plan.

b.	Impaired Interests Pursuant to section 1126(d) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Interests has accepted the Plan if the holders of at least two-thirds (2/3) in amount of the Allowed Interests of such Class actually voting on the Plan have voted to accept the Plan.
          6.3. Presumed Acceptances by Unimpaired Classes. Pursuant to section 1126(f) of the Bankruptcy Code and/or the Solicitation Procedures Order, all Claimholders in any Classes that are Unimpaired shall be conclusively presumed to have accepted the Plan. Pursuant to the agreement of the Interestholders, holders of Interests in Classes USAI-10, Piedmont-10, PSA-10, and Material Services-10 are conclusively presumed to have accepted the Plan as such Interestholders are proponents of this Plan, and the votes of such Interestholders will not be solicited.
          6.4. Creditor Class Deemed to Reject the Plan. Class Group-10 and Class Group-11 are not receiving a distribution on account of such Interests and Claims under the Plan. Pursuant to section 1126(g) of the Bankruptcy Code and/or the Solicitation Procedures Order, such Interestholders and Claimholders are conclusively presumed to have rejected the Plan, and the votes of such Interestholders and Claimholders will not be solicited.
          6.5. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class entitled to vote rejects the Plan or is deemed to have rejected it, the Debtors will request confirmation of the Plan, as it maybe modified from time to time, under section 1129(b) of the Bankruptcy Code.

ARTICLE VII
MEANS FOR IMPLEMENTATION OF THE PLAN
          7.1. America West Merger. Upon the terms and subject to the conditions set forth in the Merger Agreement, America West shall become a wholly-owned subsidiary of Reorganized Group, and Reorganized Group shall issue to the holders of common stock of America West outstanding as of the Effective Date 15,037,915 shares of New Common Stock in accordance with the Merger Agreement and the other transactions contemplated by the Merger Agreement shall take place.
          7.2. Continued Corporate Existence. Each of the Debtors will continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law in the jurisdiction in which each applicable Debtor is incorporated and pursuant to the respective certificate of incorporation and bylaws in effect prior to the Effective Date, except to the extent such Certificate of Incorporation and Bylaws are amended by this Plan.
          7.3. Directors and Officers of Reorganized Group.
a.	The senior officers of Reorganized Group after the Effective Date shall be as set forth on Exhibit Q. On the Effective Date, the term of the current members of the board of directors of Group will expire. The initial board of directors of Reorganized Group will consist of 13 individuals composed as follows: (i) two of the directors will be designated by Group to an initial one-year term; (ii) two of the directors will be designated by America West to an initial one-year term; (iii) one of the directors will be designated by Group to an initial two-year term; (iv) three of the directors will be designated by America West to an initial two-year term; in each case of (i), (ii), (iii) and (iv), all of whom will be Independent directors; (iv) one of the directors will be W. Douglas Parker, Chief Executive Officer of America West, who will also serve as Chairman of the Board, appointed to an initial three-year term; (v) one of the directors will be Bruce Lakefield, President and Chief Executive Officer of Group and USAI, who will also serve as Vice Chairman of the Board, appointed to an initial three-year term; and (vi) three directors will be appointed by certain Plan Investors to an initial three-year term pursuant to the terms of their respective Investment Agreements and the Stockholders Agreement.

b.	America West, the Plan Investors and any other Persons designating board members shall provide to Group written notice of the identities of such members on a date that is not less than ten (10) days prior to the Confirmation Hearing, and Group will file with the Bankruptcy Court written notice of the identities of all of the initial board members of Reorganized Group on a date that is not less than five (5) days prior to the Confirmation Hearing.

c.	In the event of the death, disability, resignation or removal of a member of the board of directors of Reorganized Group, a replacement for such director shall be designated as set forth in the Certificate of Incorporation and Bylaws of Reorganized Group and the Stockholders Agreement.
          7.4. Directors and Officers of Debtors Other Than Reorganized Group. The identities of senior officers and members of the boards of directors of each of the Reorganized Debtors other than Reorganized Group shall be filed with the Bankruptcy Court no later than five (5) days prior to the Confirmation Hearing; provided, however, that the Debtors reserve the right to replace such individuals on or after the Effective Date without notice.
          7.5. Employment, Retirement, Indemnification and Other Agreements and Incentive Compensation Programs. Subject to Section 8.1.b of this Plan, retirement, benefit, incentive and compensation plans and programs, including, without limitation, those set forth on Exhibit Y to this Plan, and other agreements with the Debtors’ respective directors, officers, and employees, as the same may be modified or amended, will remain in place after the Effective Date.
          7.6. Continuation of Retiree Benefits. Following the Effective Date, the payment of all retiree benefits (as defined in section 1114(a) of the Bankruptcy Code) for current retirees as defined by the 1114 Orders (as defined below) shall continue but only at the levels and under the conditions and for the duration established by: (A) the Consent Order Approving Agreement to Modify Certain Retiree Benefits, entered on January 11, 2005 (including Exhibit B to the January 5, 2005 Consent Motion to Approve Agreement to Modify Certain Retiree Benefits) (Dkt. No. 1579); (B) the October 26, 2004 Consent Order Approving Modifications to Debtors’ Collective Bargaining Agreements With Certain Groups Within the Transport Workers Union (Dkt. No. 588); and (C) the January 11, 2005 Consent Order Approving Agreement With the International Association of Machinists and Aerospace Workers to Modify Certain Retiree Health Benefits (including Exhibit B to the January 7, 2005 Consent Motion to Approve Agreement with the International Association of Machinists and Aerospace Workers to Modify Certain Retiree Health Benefits) (Dkt. No. 1580) (the “1114 Orders”). Future retiree benefits are to be provided as established by the collective bargaining agreements entered into by the unions and approved by the Court in: (A) the January 11, 2005 Order Approving Debtors’ Entry Into Collective Bargaining Agreement with the Association of Flight Attendants-CWA, AFL-CIO (Dkt. No. 1581); (B) the January 6, 2005 Consent Order Approving Modifications to Debtors’ Collective Bargaining Agreement with the Communications Workers of America (Dkt. No. 1549); (C) the October 26, 2004 Consent Order Approving

Modifications to the Debtors’ Collective Bargaining Agreement with the Air Line Pilots Association International (Dkt. No. 587); (D) the October 26, 2004 Consent Order Approving Modifications to Debtors’ Collective Bargaining Agreements With Certain Groups Within the Transport Workers Union (Dkt. No. 588); and (E) the January 27, 2005 Order Approving Debtors’ Entry into Collective Bargaining Agreements with the International Association of Machinists and Aerospace Workers (Dkt. No. 1753). In the event that, after the Effective Date, the Reorganized Debtors suffer extreme hardship that poses an immediate threat of liquidation, the Reorganized Debtors, with prior notice to the individual members who now constitute the Section 1114 Committee, to the extent USAI’s Vice President of Human Resources is provided with the current address of such individuals, may institute proceedings in any court of competent jurisdiction to effectuate such changes as such court finds are necessary to avoid liquidation of the Reorganized Debtors, and the Confirmation Order shall so provide.
          7.7. Certificate of Incorporation and Bylaws. The Certificates of Incorporation and Bylaws of the Debtors will be amended as may be required in order that they are consistent with the provisions of the Investment Agreements, the Merger Agreement, the Stockholders Agreement, the Plan and the Bankruptcy Code. The Certificate of Incorporation of Reorganized Group will be amended to, among other purposes, (a) authorize two hundred million (200,000,000) shares of New Common Stock, and (b) pursuant to section 1123(a)(6) of the Bankruptcy Code, add (i) a provision prohibiting the issuance of non-voting equity securities to the extent required by law, and (ii) if applicable, a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power. The restated Certificates of Incorporation of each of the Reorganized Debtors are attached to this Plan as Exhibits E-1 through E-5. The restated Bylaws of each of the Reorganized Debtors are attached to this Plan as Exhibits D-1 through D-5. Any modification to the Certificate of Incorporation or the Bylaws of any of the Reorganized Debtors as originally filed may be filed after the Confirmation Date and may become effective on or prior to the Effective Date.

          7.8. Corporate Action. Each of the matters provided for under the Plan involving the corporate structure of the Debtors or corporate action to be taken by or required of the Debtors will, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and will be authorized, approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtors.
          7.9. Plan Investors. Upon the terms and subject to the conditions set forth in the Investment Agreements, Reorganized Group shall issue, sell and deliver to the Plan Investors, and the Plan Investors have agreed to purchase from Reorganized Group, the number of shares of New Common Stock set forth for each of the Plan Investors on Exhibit R to this Plan, free and clear of all liens, for a purchase price which is also set forth on Exhibit R to this Plan, to be paid in Cash (or in the case of the Eastshore Investment Agreement, by conversion of the principal amount outstanding under the Eastshore Financing Agreement as set forth in Section 2.1 of this Plan) and to be delivered to Reorganized Group on the Effective Date or such other date as agreed upon by Group and the Plan Investors.
          7.10. Issuance of New Securities.
a.	New Common Stock On or before the Distribution Date, Reorganized Group will issue the New Common Stock for distribution in accordance with the schedule attached to this Plan as Exhibit R.

b.	Stockholders Agreement On the Effective Date, Reorganized Group, the Plan Investors and the other parties thereto shall enter into the Stockholders Agreement.

c.	Listing on Securities Exchange or Quotation System Reorganized Group will list the New Common Stock on the New York Stock Exchange.

d.	New Convertible Note On the Effective Date, Reorganized USAI shall issue to GECC, or an Affiliate of GECC as designated by GECC, the New Convertible Note.
          7.11. Reinstatement of Common Stock of Reorganized Debtors Other Than Reorganized Group. The common stock of the Reorganized Debtors (other than Reorganized Group) shall be Reinstated in exchange for Reorganized Group’s agreement to distribute certain New Common Stock to the General Unsecured Claimholders of the Debtors other than Group in accordance with the terms of this Plan, to provide management services to such other Reorganized Debtors, and to use its funds and assets, to the extent provided for in this Plan, to satisfy certain obligations of such other Reorganized Debtors.
          7.12. Preservation of Causes of Action. In accordance with section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in this Plan, the Reorganized Debtors and any successors will retain and may (but are not required to) enforce all Retained Actions and all other similar claims. The Debtors, in consultation with America West, or the Reorganized Debtors, will determine whether to bring, settle, release, compromise, or enforce such rights (or decline to do any of the foregoing), and will not be required to seek further approval of the Bankruptcy Court for such action.
          7.13. Cancellation of Existing Equity Securities and Agreements. On the Effective Date, except as otherwise specifically provided for in the Plan or the Confirmation Order, including, without limitation, with respect to the Aircraft Equipment described in Section 11.1 of this Plan, on the earlier of the date of entry into a new or amended lease or return of the Aircraft Equipment, (a) the Existing Equity Securities and any other note, bond, indenture, pass through trust agreement, pass through trust certificate, equipment trust certificate guarantee, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors prior to the Petition Date, except such notes, other instruments or documents evidencing indebtedness or obligations of the Debtors that are Reinstated under the Plan, will be cancelled solely as to the Debtors, and the Debtors shall not have any continuing obligations thereunder, and (b) the obligations of, Claims against, and/or Interests in the Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Existing Equity Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors prior to the Petition Date, except such agreements or notes or other instruments evidencing indebtedness or obligations of the Debtors that are Reinstated under the Plan, as the case may be, will be released and discharged; provided, however, that, notwithstanding the release and discharge of Claims against Debtors, to the extent required by applicable nonbankruptcy law in order to permit foreclosure, (1) each such Claim shall not be discharged, and may be asserted, solely against any applicable insurance or Aircraft Equipment or other collateral (other than property of the Reorganized Debtors) securing such Claim or against a non-Debtor party liable thereon and may be credit bid in any foreclosure action with respect to such Aircraft Equipment to the extent permissible under applicable nonbankruptcy law, and (2) the applicable Debtor may be named as a nominal party, without recourse, solely to the extent required by applicable nonbankruptcy law in a foreclosure or other enforcement action with respect to the Aircraft Equipment securing such Claim; provided, however, that any such foreclosure or exercise of related remedies permitted by this Plan must be subject in all respects to the new or amended leases, which shall survive and be fully enforceable notwithstanding such foreclosure or other exercise of related remedies permitted by this Plan; provided, further, that any such foreclosure or other remedies shall not be exercised in a fashion that would result in the lease being terminated or extinguished or in the applicable Reorganized Debtor being deprived of any of the intended benefits of the lease; provided, further, that any such agreement that governs the rights of the Claimholder will continue in effect solely for purposes of (i) allowing an indenture trustee, an agent or a Servicer (each hereinafter referred to as a “Servicer”) to make the distributions to be made on account of such Claims under the Plan as provided in Article IX of this Plan, (ii) permitting such Servicer to maintain any rights or liens it may have against property other than the Reorganized Debtors’ property for fees, costs, and expenses under such Indenture or other agreement, and (iii) governing the rights and obligations of non-Debtor parties to such agreements, vis-a-vis each other; provided, further, that the preceding proviso will not affect the discharge of Claims against or Interests in the Debtors under the Bankruptcy Code, the Confirmation Order, or this Plan or result in any expense or liability to the Reorganized Debtors. The Reorganized Debtors will not have any obligations to any Servicer (or to any Disbursing Agent replacing such Servicer) for any fees, costs, or expenses except as expressly provided in Section 9.5 of this Plan; provided, however, that nothing herein will preclude any Servicer (or any Disbursing Agent replacing such Servicer) from being paid or reimbursed for prepetition or postpetition fees, costs, and expenses from the distributions being made by such Servicer (or any Disbursing Agent replacing such Servicer) pursuant to such agreement in accordance with the provisions set forth therein, all without application to or approval by the Bankruptcy Court with respect to agreements regarding Aircraft Equipment in Section 11.1 of this Plan.
          7.14. Exclusivity Period. The Debtors will retain the exclusive right to amend or modify the Plan, and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Effective Date; provided, however, that nothing contained in this Section 7.14 or any other provision of this Plan shall impair America West’s rights under the Merger Agreement, any Plan Investor’s rights under the Investment Agreement to which it is a party, the ATSB Lenders’ rights under the ATSB Loan, or GEAE’s and GECC’s rights under the GE Master MOU.
          7.15. Effectuating Documents; Further Transactions. Each of (a) the President and Chief Executive Officer, (b) the Executive Vice President — Finance and Chief Financial Officer and (c) the Executive Vice President — Corporate Affairs and General Counsel of Group, or their respective designees, are authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of each of the Debtors will be authorized to certify or attest to any of the foregoing actions.

          7.16. Exemption from Certain Transfer Taxes and Recording Fees. Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to the Plan or pursuant to any agreement contemplated by or entered into in connection with this Plan regarding the transfer of title to or ownership of any of the Debtors’ aircraft in the United States, will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, Federal Aviation Administration filing or recording fee or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
          7.17. Postpetition Aircraft Obligations. The Postpetition Aircraft Obligations will become obligations of the Reorganized Debtors or their successors, if applicable, on the Effective Date or such other date as provided in Section 11.1 of this Plan. The foregoing sentence will be specifically limited with respect to each Postpetition Aircraft Obligation by the express terms of the agreement pursuant to which such Postpetition Aircraft Obligation arises and nothing contained in this Plan, the Disclosure Statement or the Confirmation Order will be deemed to limit or otherwise affect the terms thereof.
          7.18. Alliance Agreements. Reorganized Group and certain Affiliates of Air Canada will enter into the agreements and other arrangements described in the term sheet attached to this Plan as Exhibit S.
          7.19. Profit Sharing. Reorganized USAI shall provide Profit Sharing after the Effective Date, in accordance with the terms set forth on Exhibit T.
          7.20. Issuance of New Common Stock to ALPA. On the Effective Date, Reorganized Group shall issue to individuals as designated by ALPA the ALPA Shares in accordance with the terms of the Assumed Modified CBA between USAI and ALPA.
          7.21. 2005 Equity Incentive Plan. On the Effective Date, Reorganized Group will adopt the 2005 Equity Incentive Plan, substantially in the form of Exhibit L to this Plan. The 2005 Equity Incentive Plan will provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock purchase awards, stock bonus awards, stock unit awards and other forms of equity compensation as well as performance-based cash awards. The 2005 Equity Incentive Plan will be administered by the board of directors of Reorganized Group.

ARTICLE VIII
UNEXPIRED LEASES AND EXECUTORY CONTRACTS
          8.1. Assumed Contracts and Leases.
a.	Interline Agreements Each Interline Agreement to which any of the Debtors are a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Interline Agreement (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court; (ii) is the subject of a motion to reject pending on or before the Effective Date; (iii) is listed on the schedule of rejected Interline Agreements annexed to this Plan as Exhibit U-l; or (iv) is otherwise rejected pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365 and 1123 of the Bankruptcy Code. Each Interline Agreement assumed pursuant to this Section 8.1.a shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Interline Agreement.

b.	Employee-Related Agreements Each Employee-Related Agreement as to which any of the Debtors is a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Employee-Related Agreement: (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court; (ii) is the subject of a motion to reject pending on or before the Effective Date; (iii) is listed on the schedule of rejected Employee-Related Agreements annexed to this Plan as Exhibit U-2; or (iv) is otherwise rejected pursuant to the terms of this Plan. Without limiting the foregoing, the employment contracts of the officers identified on Exhibit U-6 shall be assumed in accordance with this Section 8.1.b, as modified, as further described in Section VIII.E.6 of the Disclosure Statement. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions and rejections contemplated hereby pursuant to sections 365 and 1123 of the Bankruptcy Code. Notwithstanding the foregoing, (x) the collective bargaining agreements that existed as of the Petition Date between USAI and IAMAW and between USAI and AFA have been rejected pursuant to section 1113 of the Bankruptcy Code and the Postpetition CBAs have been entered into between these parties, and (y) the Assumed Modified CBAs and the Assumed Other CBAs shall be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. After the Effective Date, the Assumed Modified CBAs, Assumed Other CBAs, and Postpetition CBAs shall remain in effect according to their terms. Each Employee-Related Agreement assumed pursuant to this Section 8.1.b shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Employee-Related Agreement; provided, however, that such right shall not apply to any of the Assumed Modified CBAs, Assumed Other CBAs, and the Postpetition CBAs. These provisions are without prejudice to the assertion of any claim arising under the prepetition CBAs, the Assumed Modified CBAs, the Assumed Other CBAs (collectively, the “CBAs”) or any defense to such claim, or with respect to the classification or treatment of such claims as a prepetition claim or otherwise, and whether these claims are subject to adjudication in the Bankruptcy Court or pursuant to the grievance and System Board Adjustment provisions of the respective CBAs.

c.	Other Executory Contracts and Unexpired Leases No later than 15 days prior to the Voting Deadline, the Debtors shall file with the Bankruptcy Court (i) a list of Other Executory Contracts and Unexpired Leases to be assumed in the form of Exhibit U-3 hereto (the “Contracts Assumption Schedule”) and (ii) a list of Other Executory Contracts and Unexpired Leases for Post-Effective Date Determination, (the “Post-Effective Date Determination Schedule”) in the form of Exhibit U-5 hereto. Subject to the terms and provisions provided for herein, Other Executory Contracts and Unexpired Leases that are identified on the Post-Effective Date Determination Schedule may be assumed or rejected by the Debtors at any time during the six months following the Effective Date, and if not assumed by the end of such period, shall be deemed rejected. Any assumption or rejection of an Other Executory Contract or Unexpired Lease on the Post-Effective Date Determination Schedule shall give rise to the same rights and obligations to all parties as if the Other Executory Contract or Unexpired Lease had been assumed or rejected during the Chapter 11 Cases. Any Person that is a party to an Other Executory Contract or Unexpired Lease contained on the Post-Effective Date Determination Schedule shall have the right to seek an amount to be allowed for temporary voting purposes by mutual agreement with the Debtors pursuant to the procedures set forth in Section VIII.E.4 of the Disclosure Statement, and the Debtors shall not unreasonably object to the temporary allowance of such Claims for voting purposes; provided, however, that such procedures shall be without prejudice to the rights of the Debtors or such Person under Section 8.4 or Section 9.8.a of this Plan.
In the event that any Person objects to its inclusion on the Post-Effective Date Determination Schedule, such Person must provide written notice to the Debtors not later than 72 hours before the scheduled commencement of the Confirmation Hearing (such date and time, the “Contract Assumption Objection Time”), and, unless the Debtors shall have filed a motion with the Bankruptcy Court prior to the commencement of the Confirmation Hearing to assume such Other Executory Contract or Unexpired Lease, such Other Executory Contract or Unexpired Lease shall be deemed rejected as of the earlier of (i) the Closing of either of the Eastshore or Wellington Investment Agreements (as such term is defined in such Investment Agreements) or (ii) 30 days after entry of the Confirmation Order (such date, the “Rejection Effective Date”), unless otherwise agreed by the parties to such Other Executory Contract or Unexpired Lease. The Reorganized Debtors shall perform all obligations arising under assumed Other Executory Contracts and Unexpired Leases. The Debtors or Reorganized Debtors, as the case may be, shall also perform all obligations arising under rejected Other Executory Contracts and Unexpired Leases between the Confirmation Date and the Rejection Effective Date as well as all obligations arising under Other Executory Contracts and Unexpired Leases on the Post Effective Date Determination Schedule between the Confirmation Date and the date such Other Executory Contracts and Unexpired Leases are assumed or rejected in accordance with the terms of the Plan. Each Other Executory

Contract and Unexpired Lease as to which any of the Debtors is a party not included on the Contracts Assumption Schedule or the Post-Effective Date Determination Schedule shall be deemed automatically rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Rejection Effective Date, unless such Other Executory Contract or Unexpired Lease: (i) shall have been previously assumed by the Debtors by order of the Bankruptcy Court; (ii) is the subject of a motion to assume filed no later than the Contract Assumption Objection Time; or (iii) is otherwise assumed pursuant to the terms of this Plan, including, without limitation, those Other Executory Contracts and Unexpired Leases described in the GE Master MOU that are not rejected in accordance with or as contemplated by the terms and provisions of the GE Master MOU. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions and rejections described herein pursuant to sections 365 and 1123 of the Bankruptcy Code. Each Other Executory Contract or Unexpired Lease assumed pursuant to this Section 8.1.c shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law.
The Debtors reserve the right to file a motion no later than the Confirmation Assumption Objection Time to assume or reject any Other Executory Contract or Unexpired Lease; provided, however, that no such motion to reject shall be filed with respect to those Other Executory Contracts and Unexpired Leases that are to be assumed in accordance with or as contemplated by the terms and provisions of the GE Master MOU. To the extent that any Other Executory Contract or Unexpired Lease originally included on the Contracts Assumption Schedule or otherwise subject to a motion to assume is subsequently removed from the Contracts Assumption Schedule or is subject to a motion to reject, in each case prior to the Contract Assumption Objection Time, the affected counterparty thereto shall have the right to file a proof of claim with respect to the rejection of such Other Executory Contract or Unexpired Lease and, regardless of whether the Voting Deadline has passed, may at any time prior to the completion of the Confirmation Hearing change their vote for or against this Plan and file an objection to the confirmation of this Plan, and in connection therewith the Debtors shall not unreasonably object to the temporary allowance of such Claims for voting purposes. In the event that the Debtors modify the Contracts Assumption Schedule or otherwise file a motion to reject any Other Executory Contract or Unexpired Lease originally included on the Contracts Assumption Schedule, in each case in accordance with the terms and provisions contained in this Section 8.1.c, the Debtors shall use best efforts to notify the applicable counterparty promptly of such rejection via facsimile, email and telephone at such addresses included for such purposes in the relevant Other Executory Contract or Unexpired Lease. Except as set forth in the Post-Effective Determination Schedule or as may otherwise be agreed between the Debtors and applicable counterparty, the effective date of rejection for Other Executory Contracts or Unexpired Leases shall not be later than the Rejection Effective Date.

Notwithstanding anything to the contrary contained in this Section 8.1.c, the IP Agreements, the IP Contracts (each as defined in the General Notes to Exhibit U-3 hereto) and the insurance policies (as described in the General Notes to Exhibit U-3 hereto) to which the Debtors are a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date unless such an agreement (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to reject filed no later than the Contract Assumption Objection Time, (iii) is otherwise rejected pursuant to the terms of the Plan, or (iv) is listed by the Debtors on the Post-Effective Date Determination Schedule; provided, however, that neither the exclusion nor inclusion of a contract or lease by the Debtors on the Contracts Assumption Schedule, nor anything contained herein, shall constitute an admission by the Debtors that any such lease or contract is an unexpired lease or executory contract or that any Debtor, or its respective Affiliates, has any liability thereunder.

d.	Intercompany Executory Contracts and Unexpired Leases Except as otherwise provided in this Section 8.1.d, each Intercompany Executory Contract and Intercompany Unexpired Lease to which the Debtors are a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such

Intercompany Executory Contract or Intercompany Unexpired Lease: (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court; (ii) is the subject of a motion to reject pending on or before the Effective Date; (iii) is listed on the schedule of rejected Intercompany Executory Contracts and Intercompany Unexpired Leases annexed to this Plan as Exhibit U-4; or (iv) is otherwise rejected pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365 and 1123 of the Bankruptcy Code. Each Intercompany Executory Contract and Intercompany Unexpired Lease assumed pursuant to this Section 8.1.d shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Intercompany Executory Contract or Intercompany Unexpired Lease.

e.	Real Property Agreements Each executory contract and unexpired lease, whether such executory contract or unexpired lease is an Interline Agreement, Employee-Related Agreement, Intercompany Executory Contract, Intercompany Unexpired Lease, or Other Executory Contract or Unexpired Lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects, including without limitation, any document which provides a security interest or indemnification right with respect thereto, or otherwise relates to, such executory contract or unexpired lease, and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court or is otherwise rejected as a part of this Plan.

f.	Jet Service Agreement After the Effective Date, Reorganized USAI shall continue to honor, perform under and be bound by the Air Wisconsin Jet Service Agreement dated February 18, 2005, as amended, by and between USAI and Air Wisconsin Airlines Corporation.
          8.2. Rejected Contracts and Leases.
a.	Rejection of Interline Agreements, Employee-Related Agreementa and Executory Contracts and Intercompany Unexpired Leases. Except with respect to executory contracts and unexpired leases that have previously been rejected or are the subject of a motion to reject filed, or a notice of rejection served, pursuant to order of the Bankruptcy Court, on or before the Confirmation Date, all Interline Agreements set forth on Exhibit U-1 hereto, and all Intercompany Executory Contracts and Intercompany Unexpired Leases set forth on Exhibit U-4 hereto shall be deemed automatically rejected as of the Effective Date or such earlier date as the Debtors may have unequivocally terminated their performance under such lease or contract; provided, however, that neither the exclusion nor inclusion of a contract or lease by the Debtors on any Exhibit hereto, nor anything contained herein, shall constitute an admission by the Debtors that any such lease or contract is an unexpired lease or executory contract or that any Debtor, or its respective Affiliates, has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions and rejections contemplated herein, pursuant to sections 365 and 1123 of the Bankruptcy Code. Without limiting anything to the contrary in Section 8.1.c, the Debtors, with the consent of America West, reserve the right to (a) file a motion on or before the Confirmation Date: (i) to reject any Interline Agreement not listed on Exhibit U-l, to add or delete any Interline Agreement on Exhibit U-l, or to modify or supplement Exhibit U-1; (ii) to assume any Employee-Related Agreement listed on Exhibit U-2 hereto, to add or delete any Employee-Related Agreement on Exhibit U-2, or to modify or supplement Exhibit U-2; provided, however, that no such additions, modifications or supplements shall be made with respect to any of the Assumed Modified CBAs, Assumed Other CBAs or Postpetition CBAs; and (iii) to reject any Intercompany Executory Contract or Intercompany Unexpired Lease not listed on Exhibit U-4, to add or delete any Intercompany Executory Contract or Intercompany Unexpired Lease on Exhibit U-4, or to modify or supplement Exhibit U-4, or (b) file a motion on or before the Contract Assumption Objection Time to reject any Other Executory

Contract or Unexpired Lease listed on the Contracts Assumption Schedule, to assume any Other Executory Contract of Unexpired Lease listed on the Post-Effective Date Determination Schedule, to add or delete any Other Executory Contract or Unexpired Lease on the Contracts Assumption Schedule or the Post-Effective Date Determination Schedule, or to modify of supplement the Contracts Assumption Schedule or Post-Effective Date Determination Schedule.

b.	Rejections of Aircraft Subject to Section 1110 Stipulations. In the event that the Debtors reject any Other Executory Contract or Unexpired Lease pursuant to which a Debtor has the right to use any Aircraft Equipment within the meanings of Section 1110(a)(3)(A)(i) and Section 1110(a)(3)(B) of the Bankruptcy Code pursuant to this Plan, the Debtors shall: (i) pay to the relevant counterparty an amount equal to the per diem basic rent and supplemental rent (subject to the Debtors’ right to dispute the alleged amount of supplemental rent) payable by the Debtors with respect to such Aircraft Equipment as provided in the applicable Other Executory Contracts or Unexpired Lease for the period beginning on the effective date of rejection and ending on the date of return of such Aircraft Equipment; (ii) continue existing insurance coverage for such Aircraft Equipment for twenty (20) days after the effective date of such rejection; (iii) during such twenty (20) day period, maintain such Aircraft Equipment pursuant to the short-term requirements of the Debtor’s Federal Aviation Administration-approved maintenance program; and (iv) upon the written request of the counterparty to such rejected Other Executory Contract or Unexpired Lease, provide such counterparty with a termination document to file with the Federal Aviation Administration in connection with such Aircraft Equipment; provided, however, that such counterparty shall be solely responsible for all costs associated with such termination document, including, but not limited to the costs for preparation, filing and recordation.
          8.3. Payments Related to Assumption of Executory Contracts and Unexpired Leases; Effect of Certain Assumptions. The provisions (if any) of each Interline Agreement, Employee-Related Agreement, or Other Executory Contract or Unexpired Lease to be assumed under the Plan which are or may be in default shall be satisfied solely by such cure, if any, as may be required by section 365(b) of the Bankruptcy Code, no later than 20 days after the Effective Date, or on such other terms agreed to by the parties or as ordered by the Bankruptcy Court. In the event of a dispute regarding (a) the nature or the amount of any cure, (b) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, any required cure shall occur on the terms agreed by the parties or ordered by the Bankruptcy Court, following the entry of a Final Order resolving the dispute and approving the assumption and, as the case may be, assignment. The provisions (if any) of each Intercompany Executory Contract and Intercompany Unexpired Lease to be assumed under the Plan which are or may be in default shall be satisfied in a manner to be agreed to by the relevant Debtors and/or Airways Assurance.
     In the event that an Other Executory Contract or Other Unexpired Lease involving the lease of Aircraft Equipment has been assumed or is assumed pursuant to Section 8.1.c hereof: (i) the determination of cure amounts shall be made pursuant to section 365(b) and if applicable section 1110 of the Bankruptcy Code, and shall not be otherwise limited by any provision in this Plan, including without limitation Section 7.13 hereof; (ii) the provisions of Sections 7.13 and 9.4 hereof shall not apply to any note, bond or other security to which such assumed Other Executory Contract or Other Unexpired Lease relates, or to any pass through trust agreement pass through trust certificate, participation agreement or other instrument relating thereto to which the Debtors are a party (all of the above being collectively referred to as “Associated Instruments”); and (iii) all Associated Instruments relating to such assumed Other Executory Contract or Other Unexpired Lease shall also be deemed assumed hereunder.
          8.4. Rejection Damages Bar Date. If the rejection by the Debtors (pursuant to the Plan or otherwise) of an Interline Agreement, Employee-Related Agreement, Other Executory Contract or Unexpired Lease, Intercompany Executory Contract or Intercompany Unexpired Lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against either the Debtors or the Reorganized Debtors or their properties unless a proof of claim is filed with the Claims Agent and served upon counsel to the Debtors and the Creditors’ Committee or the Post-Effective Date Committee, as applicable, within thirty (30) days after service of the earlier of (a) notice of the Confirmation Order, or (b) other notice that the executory contract or unexpired lease has been rejected; provided, however, that the foregoing requirement to file a proof of claim shall not be applicable to any such Claim that was previously allowed by Final Order of the Bankruptcy Court. Under no circumstances shall any rejection damage Claim be asserted against America West or any Plan Investor or any of their respective assets or properties.
ARTICLE IX
PROVISIONS GOVERNING DISTRIBUTIONS
          9.1. Time of Distributions. Except as otherwise provided for herein or ordered by the Bankruptcy Court, distributions under this Plan shall be made on a Periodic Distribution Date.

          9.2. No Interest on Claims. Unless otherwise specifically provided for in this Plan, the Confirmation Order, the ATSB Cash Collateral Order or a postpetition agreement in writing between the Debtors and a Claimholder, postpetition interest shall not accrue or be paid on Claims, and no Claimholder shall be entitled to interest accruing on or after the Petition Date on any Claim. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim becomes an Allowed Claim.
          9.3. Disbursing Agent. The Disbursing Agent shall make all distributions required under this Plan except with respect to a holder of a Claim whose distribution is governed by an agreement and is administered by a Servicer, which distributions shall be deposited with the appropriate Servicer, who shall deliver such distributions to the holders of Claims in accordance with the provisions of this Plan and the terms of the governing agreement; provided, however, that if any such Servicer is unable to make such distributions, the Disbursing Agent, with the cooperation of such Servicer, shall make such distributions.
          9.4. Surrender of Securities or Instruments. On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing a Claim (a “Certificate”) shall surrender such Certificate to the Disbursing Agent, or, with respect to indebtedness that is governed by an agreement and administered by a Servicer, the respective Servicer, and such Certificate shall be cancelled solely with respect to the Debtors and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-a-vis one another to such instruments; provided, however, that this Section 9.4 shall not apply to any Claims Reinstated pursuant to the terms of this Plan. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the respective Servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the respective Servicer. Any holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the respective Servicer prior to the second anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary.
          9.5. Services of Indenture Trustees, Agents and Servicers. The services, with respect to consummation of this Plan, of Servicers under the relevant agreements that govern the rights of Claimholders shall be as set forth elsewhere in this Plan, and the Reorganized Debtors shall reimburse any Servicer for reasonable and necessary services performed by it (including reasonable attorneys’ fees) as contemplated by, and in accordance with, this Plan, without the need for the filing of an application with, or approval by, the Bankruptcy Court.

          9.6. Claims Administration Responsibility.
a.	The Reorganized Debtors will retain sole responsibility for administering, disputing, objecting to, compromising, or otherwise resolving and making distributions (if any) with respect to all Claims against and Interests in the Debtors.

b.	Unless otherwise extended by the Bankruptcy Court, any objections to Claims shall be served and filed on or before the Claims Objection Deadline. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the Claimholder if the Debtors or the Reorganized Debtors effect service in any of the following manners: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (ii) to the extent counsel for a Claimholder is unknown, by first class mail, postage prepaid, on the signatory on the proof of claim or interest or other representative identified on the proof of claim or any attachment thereto; or (iii) by first class mail, postage prepaid, on any counsel that has appeared on the Claimholder’s behalf in the Chapter 11 Cases.

c.	Nothing contained in this Section 9.6 shall constitute or be deemed a waiver of any right, claim or Cause of Action that the Debtors or Reorganized Debtors may have against any Person in connection with or arising out of any Claim or Claims, including, without limitation, any rights under Section 157(b) of title 28 of the United States Code.
          9.7. Delivery of Distributions. Distributions to Allowed Claimholders shall be made by the Disbursing Agent or the appropriate Servicer: (a) at the addresses set forth on the proofs of claim filed by such Claimholders (or at the last known addresses of such Claimholders if no proof of claim is filed or if the Debtors have been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of claim; (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Disbursing Agent has not received a written notice of a change of address; or (d) in the case of a Claimholder whose Claim is governed by an agreement and administered by a Servicer, at the addresses contained in the official records of such Servicer. If any Claimholder’s distribution is returned as undeliverable, no further distributions to such Claimholder shall be made unless and until the Disbursing Agent or the appropriate Servicer is notified of such Claimholder’s then- current address, at which time all missed distributions shall be made to such Claimholder without interest. Amounts in respect of undeliverable distributions shall be returned to the Reorganized Debtors until such distributions are claimed. All funds or other undeliverable distributions returned to the Reorganized Debtors, the Disbursing Agent or the respective Servicer for which no written request for reissuance or remailing is received by the Reorganized Debtors, the Disbursing Agent or the respective Servicer within 180 days of return (and in the case of Cash distributions, distributions which otherwise remain outstanding as of the 181st day of distribution) shall be redistributed to the other creditors of the Class of which the Claimholder to whom the distribution was originally made is a member in accordance with the provisions of the Plan applicable to distributions to that Class. If, at the conclusion of distributions to a particular Class under the Plan and after consultation with the Post-Effective Date Committee (solely with respect to General Unsecured Claims), the Reorganized Debtors reasonably determine that any remaining New Common Stock or Cash allocated for such Class is immaterial and would thus be too impractical to distribute or would be of no benefit to its respective distributees, any such remaining New Common Stock or Cash will revert to Reorganized Group. Upon such reversion, the claim of any Claimholder or their successors with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.
          9.8. Procedures for Voting, Treating and Resolving Disputed and Contingent Claims.
a.	Voting and Other Rights of Holders of Disputed Claims Pursuant to Bankruptcy Rule 3018, a Disputed Claim will not be counted for voting purposes to the extent it is disputed, unless an order of the Bankruptcy Court is entered after notice and a hearing temporarily allowing the Disputed Claim for voting purposes under Bankruptcy Rules 3018. Such disallowance for voting purposes is without prejudice to the claimant’s right to seek to have its Disputed Claim allowed for purposes of distributions under this Plan.

b.	No Distributions Pending Allowance No payments or distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim. All objections to Claims must be filed on or before the Claims Objection Deadline. Without limiting any of the terms and provisions of this Plan, including Section 9.1, all Claims of each individual agency of the United States shall be paid in accordance with the terms of this Plan as soon as all of the Claims of that individual agency against a particular Debtor are either Allowed or Disallowed.

c.	Distribution Reserve The Disbursing Agent will create a separate Distribution Reserve from the property to be distributed to holders of General Unsecured Claims in the Chapter 11 Cases. The amount of New Common Stock withheld as a part of the Distribution Reserve shall be equal to the number of shares the Reorganized Debtors reasonably determine is necessary to satisfy the distributions required to be made to the holders of General Unsecured Claims in the Chapter 11 Cases, when the allowance or disallowance of each Disputed Claim is ultimately determined. The Disbursing Agent, the Debtors, or the Reorganized Debtors may request estimation for any Disputed Claim that is contingent or unliquidated (but is not required to do so). The Disbursing Agent also shall place in the Distribution Reserve any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the property initially withheld in the Distribution Reserve, to the extent that such property continues to be withheld in the Distribution Reserve at the time such distributions are made or such obligations arise. The Claimholder shall not be entitled to receive or recover any amount in excess of the amount provided in the Distribution Reserve to pay such Claim. Nothing in the Plan or Disclosure Statement will be deemed to entitle the Claimholder of a Disputed Claim to postpetition interest on such Claim.

d.	Distributions After Allowance Payments and distributions from the Distribution Reserve to each respective Claimholder on account of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, will be made in accordance with provisions of the Plan that govern distributions to such Claimholders. On the first Periodic Distribution Date following the date when a Disputed Claim becomes an undisputed, noncontingent and liquidated Claim, the Disbursing Agent will distribute to the Claimholder any Cash, New Common Stock, or other property from the Distribution Reserve that would have been distributed on the dates distributions were previously made to Claimholders had such Allowed Claim been an Allowed Claim on such dates. After a Final Order has been entered, or other final resolution has been reached with respect to all Disputed Claims, any remaining Cash, New Common Stock, or other property held in the Distribution Reserve will be distributed Pro Rata to Allowed General Unsecured Claimholders in accordance with the other provisions of this Plan. Subject to Section 9.2 of this Plan, all distributions made under this Section of the Plan on account of an Allowed Claim will be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Allowed Claimholders included in the applicable class.

The Disbursing Agent shall be deemed to have voted any New Common Stock held in the Distribution Reserve in the same proportion as all shares of New Common Stock that are not held in the Distribution Reserve. The Servicers shall be deemed to have voted any New Common Stock held by such Servicer in the same proportion as shares previously disbursed by such Servicer, or, if no shares have been previously disbursed by such Servicer, then in the same proportion as all shares of New Common Stock that are not held in the Distribution Reserve.

e.	De Minimis Distributions Neither the Distribution Agent nor any Servicer shall have any obligation to make a distribution on account of an Allowed Claim from any Distribution Reserve or otherwise if (i) the aggregate amount of all distributions authorized to be made from such Distribution Reserve or otherwise on the Periodic Distribution Date in question is or has a value less than $250,000.00, or (ii) if the amount to be distributed to the specific holder of the Allowed Claim on the particular Periodic Distribution Date does not constitute a final distribution to such holder and is or has a value less than $100.00.
          9.9. Fractional Securities; Fractional Dollars. Any other provision of the Plan notwithstanding, payments of fractions of shares of New Common Stock will not be made and shall be rounded (up or down) to the nearest whole number, with fractions equal to or less than one-half (1/2) being rounded down. Any other provision of this Plan notwithstanding, neither the Reorganized Debtors nor the Disbursing Agent or Servicer shall be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.
ARTICLE X
ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS
          10.1. Professional Claims.
a.	Final Fee Applications All final requests for payment of Professional Claims must be filed no later than sixty (60) days after the Effective Date. After notice and a hearing in accordance with the procedures established by the

Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court. All Ordinary Course Professionals shall file final requests for payment, which shall be served and reviewed in accordance with paragraphs 5 and 6 of the Ordinary Course Professional Order; provided, however, that in the event that there is an objection that can not be resolved, such Ordinary Course Professional shall have thirty (30) days from the receipt of such objection to file a request for payment of the disputed portion of its Ordinary Course Professional Claim.

b.	Payment of Interim Amounts Subject to the Holdback Amount, on the Effective Date, the Debtors or Reorganized Debtors shall pay all amounts owing to Professionals and Ordinary Course Professionals for all outstanding amounts payable relating to prior periods through the Effective Date. In order to receive payment on the Effective Date for unbilled fees and expenses incurred through such date, the Professionals and Ordinary Course Professionals shall estimate fees and expenses due for periods that have not been billed as of the Effective Date and shall deliver such estimate to the Debtors, counsel for the Debtors and the Creditors’ Committee. Within forty-five (45) days after the Effective Date, a Professional or Ordinary Course Professional receiving payment for the estimated period shall submit a detailed invoice covering such period in the manner and providing the detail as set forth in the Professional Fee Order or the Ordinary Course Professional Order, as applicable. Should the estimated payment received by any Professional or Ordinary Course Professional exceed the actual fees and expenses for such period, this excess amount will be credited against the Holdback Amount for Professionals, or if the award of the Holdback Amount is insufficient and for Ordinary Course Professionals, the excess amount shall be disgorged by such Professional or Ordinary Course Professional.
     Upon the Effective Date, any requirement that Professionals or Ordinary Course Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Reorganized Debtors will employ and pay Professionals and Ordinary Course Professionals in the ordinary course of business.
          10.2. Substantial Contribution Compensation and Expenses Bar Date. Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the

Bankruptcy Code must file an application with the clerk of the Bankruptcy Court, on or before the forty-fifth (45th) day after the Effective Date (the “503 Deadline”), and serve such application on counsel for the Debtors and the Post-Effective Date Committee, and as may otherwise be required by the Bankruptcy Court or the Bankruptcy Code or the Bankruptcy Rules on or before the 503 Deadline, or be forever barred from seeking such compensation or expense reimbursement.
          10.3. Other Administrative Claims. All other requests for payment of an Administrative Claim (other than as set forth in Sections 10.1 and 10.2 of this Plan and subject to the final sentence of this Section 10.3) must be filed, in substantially the form of the Administrative Claim Request Form attached to this Plan as Exhibit V, with the Claims Agent and, except as set forth in any order of the Bankruptcy Court, served on counsel for the Debtors and the Post-Effective Date Committee, and as may otherwise be required by the Bankruptcy Court or the Bankruptcy Code or the Bankruptcy Rules, by the Administrative Claims Bar Dates applicable to such Administrative Claim. Any request for payment of an Administrative Claim pursuant to this Section 10.3 that is not timely filed and served shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors. The Reorganized Debtors may settle an Administrative Claim without further Bankruptcy Court approval. Unless the Debtors or the Reorganized Debtors object to an Administrative Claim by the date set forth by the Bankruptcy Court in its order establishing the Administrative Claims Bar Date applicable to such Administrative Claim as the deadline for any such objections, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which (i) is for goods or services (including wages, salaries, commissions, and trade payables) paid or payable by the Debtors in the ordinary course of business, (ii) previously has been Allowed by Final Order of the Bankruptcy Court, (iii) are for break-up fees or expense reimbursements approved as provided for in the Procedures Order, or (iv) the Debtors have agreed that no request is required.
ARTICLE XI
EFFECT OF THE PLAN ON CLAIMS AND INTERESTS
          11.1. Revesting of Assets. Except as otherwise explicitly provided in this Plan, including, without limitation, Section 9.6 of this Plan, on the Effective Date all property comprising the Estates (including Retained Actions, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in each of the Debtors that owned such property or interest in property as of the Effective Date, free and clear of all Claims, liens, charges, encumbrances, rights and Interests of creditors and equity security holders (other than as expressly provided herein).
          11.2. Discharge of the Debtors. Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in this Plan or in the Confirmation Order, the distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date), of any and all Claims and Causes of Action, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, rights, and Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of claim or interest based upon such debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim or Interest based upon such debt, right, or Interest is allowed under section 502 of the Bankruptcy Code, or (c) the holder of such a Claim, right, or Interest accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all liabilities of and interests in the Debtors, subject to the Effective Date occurring. Solely with respect to the United States (which term shall include for the purposes of this Plan, all agencies of the United States), the discharge provisions set forth in this Section 11.2 shall not operate to expand the Debtors’ discharge rights beyond those established by the Bankruptcy Code unless otherwise agreed in writing by the United States and the Debtors or the Reorganized Debtors, as the case may be. The discharge provisions set forth in this Section 11.2 are not intended and shall not be construed, to bar the United States from pursuing any police or regulatory action against the Debtors to the extent excepted from the automatic stay provisions of section 362 of the Bankruptcy Code; provided, however, that nothing in this sentence is intended to permit the United States to assert any claim for the payment of money for acts or omissions occurring prior to the Confirmation Date.
          11.3. Compromises and Settlements. Pursuant to Bankruptcy Rule 9019(a), without further order of the Bankruptcy Court, the Debtors may, after consultation with America West, compromise and settle various (a) Claims against them and (b) Causes of Action that they have against other Persons. The Debtors expressly reserve the right to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Reorganized Debtors as contemplated in Section 11.1 of this Plan.
          11.4. Release of Certain Parties.
a.	Pursuant to section 1123(b)(3) of the Bankruptcy Code, effective as of the Effective Date, each Debtor, in its individual capacity and as a debtor-in-possession, for and on behalf of its Estate, shall release and discharge and be deemed to have released and discharged all Released Parties for and from any and all Causes of Action existing as of the Effective Date in any manner arising from, based on or relating to, in whole or in part, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor or any Released Party, the restructuring of Claims and Interests prior to or in the

Chapter 11 Cases, or any act, omission, occurrence or event in any manner related to any such Claims, Interests, restructuring or the Chapter 11 Cases. Notwithstanding the foregoing, nothing in this Plan releases or shall be deemed to release any of the Debtors, America West, or the Plan Investors or any of their respective Affiliates from any of their obligations under the Investment Agreements, the Merger Agreement, or any other agreement, document or instrument entered into, executed or delivered pursuant thereto or in connection therewith.

b.	No provision of this Plan or of the Confirmation Order, including, without limitation, any release or exculpation provision, shall modify, release or otherwise limit the liability of any Person not specifically released hereunder, including, without limitation, any Person that is a co-obligor or joint tortfeasor of a Released Party or that otherwise is liable under theories of vicarious or other derivative liability.

c.	The Reorganized Debtors and any newly-formed entities that will be continuing the Debtors’ businesses after the Effective Date shall be bound, to the same extent the Debtors are bound, by all of the releases set forth above.
          11.5. Release by Holders of Claims and Interests. On the Effective Date each Person that votes to accept the Plan, to the fullest extent permissible under applicable law, as such law may be extended subsequent to the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash, New Common Stock and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan (each such Person, a “Release Obligor”), shall have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged each Released Party from any Cause of Action existing as of the Effective Date arising from, based on or relating to, in whole or in part, the subject matter of, or the transaction or event giving rise to, the Claim or Interest of such Release Obligor, and any act, omission, occurrence or event in any manner related to such subject matter, transaction or obligation; provided, however, that (i) this Section 11.5 shall not release any Released Party from (A) any obligations with respect to or in connection with the treatment of Claims as provided under this Plan, or (B) any Cause of Action existing as of the Effective Date based on the Internal Revenue Code or other domestic state, city or municipal tax code, the environmental laws of the United States or any domestic state, city or municipality, or any criminal laws of the United States or any domestic state, city or municipality, and (ii) nothing set forth in this Plan or Confirmation Order shall be construed to preclude the United States from pursuing any cause of action against any Released Party based upon any civil law of the United States. Notwithstanding the foregoing, nothing in this Section 11.5 is intended to release any Claims against any Released Party arising under 29 U.S.C. §§ 1104-1109 and 1342(d), as amended, unless either (a) the Claim is based on an alleged failure to make, or timely to make, or the amount of, a required funding contribution to a plan or (b) the Released Party can demonstrate that it, he or she acted (or failed to act, in the case of a Claim based on failure to act) in good faith or in reasonable reliance. Furthermore, nothing in this Section 11.5 is intended to permit the United States to assert any claim against any of the Debtors for the payment of money for acts or omissions occurring prior to the Confirmation Date.
          11.6. Setoffs. The Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Claimholder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Claimholder.
          11.7. Satisfaction of Subordination Rights. All Claims against the Debtors and all rights and claims between or among Claimholders relating in any manner whatsoever to distributions on account of Claims against the Debtors, based upon any subordination rights, whether asserted or unasserted, legal or equitable, shall be deemed satisfied by the distributions under the Plan to Claimholders having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Effective Date. Distributions to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any Claimholder by reason of any subordination rights or otherwise, so that each Claimholder shall have and receive the benefit of the distributions in the manner set forth in the Plan.
          11.8. Exculpation and Limitation of Liability. Except as otherwise specifically provided in this Plan, including Section 11.5, the Debtors, the Reorganized Debtors, the Creditors’ Committee, the members of the Creditors’ Committee in their capacities as such, the Retiree Committee, the members of the Retiree Committee in their capacities as such, America West, the Plan Investors, the ATSB Lenders (solely in such capacities), GECC and GEAE, any of such parties’ respective present or former affiliates, members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties’ successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action, or liability to one another or to any Claimholder or Interestholder, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Debtors’ Chapter 11 Cases, negotiation and filing of the Plan, filing the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, recklessness or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Notwithstanding the foregoing, nothing in this Plan releases or shall be deemed to release the Debtors, the

Reorganized Debtors, America West, the Plan Investors or their respective Affiliates from any of their obligations under the ATSB Loan, the AWA ATSB Loan (in each case as amended and modified in accordance with the ATSB Term Sheet), the Investment Agreements, the Merger Agreement, or any other instrument, document, or agreement entered into, executed or delivered pursuant thereto or in connection therewith.
          11.9. Indemnification Obligations. Except as specifically provided in this Plan, (a) all Indemnification Rights, including, without limitation, (i) those based upon any act or omission arising out of or relating to any Indemnitee’s service with, for, or on behalf of the Debtors on or after the Petition Date, (ii) those held by Persons who served during the Chapter 11 Cases as the Debtors’ respective officers, directors, or employees and/or serve in such capacities (or similar capacities) after the Effective Date, and (iii) indemnification obligations assumed pursuant to an order of the Bankruptcy Court or Section 8.1.b of this Plan, shall remain in full force and effect on and after the Effective Date and shall not be modified, reduced, discharged, or otherwise affected in any way by the Chapter 11 Cases; (b) the Debtors or the Reorganized Debtors, as the case may be, covenant to purchase and maintain director and officer insurance providing coverage for those Indemnitees currently covered by such policies for a period of six years after the Effective Date insuring such parties in respect of any claims, demands, suits, Causes of Action, or proceedings against such Persons based upon any act or omission related to such Person’s service with, for, or on behalf of the Debtors in at least the scope and amount as currently maintained by the Debtors and in accordance with any further requirements of the Investment Agreements (the “Insurance Coverage”); (c) the insurers are authorized to pay any professional fees and expenses incurred in connection with any action relating to any continuing Indemnification Rights; and (d) the Debtors or the Reorganized Debtors, as the case may be, hereby indemnify Indemnitees and agree to pay for any deductible or retention amount that may be payable in connection with any claim covered under either the foregoing Insurance Coverage or any prior similar policy.
          11.10. Injunction. The satisfaction, release, and discharge pursuant to this Article XI shall act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or Cause of Action satisfied, released, or discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof. Further, except as otherwise provided in the Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold Claims against or Interests in any of the Debtors or the Estates are, with respect to any such Claims or Interests, permanently enjoined from and after the Confirmation Date from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Estates or the Reorganized Debtors or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, of any judgment, award, decree or order against the Debtors, the Estates or the Reorganized Debtors or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Estates or the Reorganized Debtors or any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; (iv) exercising any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due the Debtors, the Estates or the Reorganized Debtors, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan to the full extent permitted by applicable law. Notwithstanding the foregoing, nothing in this Plan shall enjoin or otherwise impair the United States’ rights of setoff and/or recoupment unless otherwise agreed to in writing by the United States and the Debtors or Reorganized Debtors, as the case may be, or be construed to preclude the United States from pursuing any regulatory or police action against any Debtor, Reorganized Debtor, or any other party to the extent not prohibited by the automatic stay of section 362 of the Bankruptcy Code or discharged or enjoined pursuant to sections 524 or 1141(d) of the Bankruptcy Code or other applicable law.
          11.11. Avoidance Claims. On the Effective Date, each of the Debtors shall be deemed to waive and release all Avoidance Claims.
ARTICLE XII
CONDITIONS PRECEDENT
          12.1. Conditions to Confirmation. The following are conditions precedent to confirmation of the Plan:
a.	the Bankruptcy Court shall have approved a Disclosure Statement with respect to the Plan in form and substance acceptable to the Debtors and America West, in their sole and absolute discretion, and reasonably acceptable to GECC and the ATSB; and

b.	each of the Plan and the Confirmation Order shall be in form and substance acceptable to the Debtors and America West, in their sole and absolute discretion, and reasonably acceptable to GECC and the ATSB (in its capacity as a lender under the ATSB Loan).
          12.2. Conditions to Consummation for All Debtors. The Effective Date shall occur on or prior to December 31, 2005, unless such date is extended by the Debtors. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Section 12.3 of this Plan:

a.	the Bankruptcy Court shall have entered one or more orders (which may include the Confirmation Order) authorizing the assumption of unexpired leases and executory contracts by the Debtors as contemplated by Section 8.1 of this Plan;

b.	the Plan Investors shall have invested or committed to invest an aggregate of at least $375 million and such investments shall have been made;

c.	all conditions precedent to the funding under the Investment Agreements shall have been satisfied or waived in accordance with the terms thereof;

d.	all conditions precedent to consummation of the Merger, pursuant to the Merger Agreement, shall have occurred;

e.	all conditions precedent to the closing of the ATSB Loan and the AWA ATSB Loan shall have been satisfied or waived in accordance with the terms thereof;

f.	the Confirmation Order shall have been entered by the Bankruptcy Court and shall remain unstayed;

g.	there shall not exist more than $10,000,000 of Administrative Claims (including contingent liabilities) arising out of or related to any compensation and benefit plan of the Debtors that is subject to Section 302 of ERISA or Section 412 of the Internal Revenue Code other than any claims relating to Amounts incurred in the ordinary course of business; and

h.	the Confirmation Date shall have occurred.
          12.3. Waiver of Conditions to Confirmation or Consummation. The conditions set forth in Section 12.2 of this Plan may be waived by the Debtors, such waiver to be acceptable to America West and the ATSB, without any notice to parties-in- interest or the Bankruptcy Court and without a hearing; provided, however, that no such waiver shall be binding on any party to any Investment Agreement or any agreement entered into in connection therewith, except in each case as permitted thereunder. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors in their sole discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors in their sole discretion). The failure of the Debtors in their sole discretion to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

ARTICLE XIII
RETENTION OF JURISDICTION
     Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and this Plan, including, among others, the following matters:
a.	to hear and determine pending motions for (i) the assumption or rejection or (ii) the assumption and assignment of executory contracts or unexpired leases to which the Debtors are a party or with respect to which the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid;

b.	to adjudicate any and all adversary proceedings, applications, and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases or the Plan, proceedings to adjudicate the allowance of Disputed Claims and Disputed Interests, and all controversies and issues arising from or relating to any of the foregoing;

c.	to adjudicate any and all disputes arising from or relating to the distribution or retention of the New Common Stock or other consideration under this Plan;

d.	to ensure that distributions to Allowed Claimholders and Allowed Interestholders are accomplished as provided herein;

e.	to hear and determine any and all objections to the allowance of Claims and Interests and the estimation of Claims, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and to allow or disallow any Claim or Interest, in whole or in part;

f.	to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

g.	to issue orders in aid of execution, implementation, or consummation of this Plan;

h.	to consider any modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

i.	to hear and determine all applications for compensation and reimbursement of Professional Claims and Ordinary Course Professional Claims under this Plan or under sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code;

j.	to determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto;

k.	to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan and/or the Confirmation Order, including, except as expressly set forth therein, disputes arising under agreements, documents, or instruments executed in connection with this Plan;

l.	to hear and determine all suits or adversary proceedings to recover assets of the Debtors and property of their Estates, wherever located;

m.	to hear and determine any dispute arising under or in connection with the Investment Agreements, the Merger Agreement, or except as expressly set forth therein, any instruments, documents or agreements executed or delivered pursuant thereto or in connection therewith or any dispute otherwise related to the transactions contemplated thereby;

n.	to hear and determine any disputes arising under or relating to the Procedures Motion or the Procedures Order;

o.	to determine whether Debtors are in grave and imminent danger such that they will be forced to suspend, discontinue, or materially reduce their mainline flight operations, as compared to the operations as of the effective date of their section 1114 agreements with the IAMAW and the Retiree Committee, such that they may seek relief pursuant section 1114 in accordance with the Consent Order Approving Agreement to Modify Certain Retiree Benefits, entered on January 11, 2005 and the January 11, 2005 Consent Order Approving Agreement With the International Association of Machinists and Aerospace Workers to Modify Certain Retiree Health Benefits;

p.	to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

q.	to hear any other matter not inconsistent with the Bankruptcy Code;

r.	to hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

s.	to enter a final decree closing the Chapter 11 Cases; and

t.	to enforce all orders previously entered by the Bankruptcy Court.
Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims, Interests and Retained Actions. Notwithstanding the foregoing, the Debtors and any party may agree in writing that (i) the jurisdiction of the Bankruptcy Court, as delineated in this Article XIII, shall not be exclusive, but concurrent with other courts of competent jurisdiction or (ii) such other court of competent jurisdiction shall have sole jurisdiction with respect to any dispute relating to any agreements to be entered into in connection with this Plan.
ARTICLE XIV
MISCELLANEOUS PROVISIONS
          14.1. Binding Effect. This Plan shall be binding upon and shall inure to the benefit of the Debtors, the Reorganized Debtors, all present and former Claimholders, all present and former Interestholders, other parties-in-interest and their respective heirs, successors, and assigns.
          14.2. Modification and Amendments. Subject to the limitations provided elsewhere in this Plan, the Debtors may, with the consent of America West, alter, amend, or modify this Plan or any Exhibits hereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing, including, without limitation, to amend or modify this Plan in order to satisfy section 1129(b) of the Bankruptcy Code. After the Confirmation Date and prior to substantial consummation of this Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, with the consent of America West, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of this Plan; provided, however, that this Section 14.2, any other provision of this Plan or any other document filed in connection with this Plan, including the Confirmation Order, shall not in any manner modify the rights and obligations of the Debtors and the other parties thereto under the Merger Agreement, the Investment Agreements or any of the agreements entered into in connection therewith, except in each case as permitted thereunder.
          14.3. Withholding and Reporting Requirements. In connection with this Plan and all instruments issued in connection herewith and distributions hereunder, the Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.
          14.4. Committees.
a.	Dissolution of Committees Effective on the Effective Date, the Creditors’ Committee, the Retiree Committee and any other committee appointed in the Chapter 11 Cases shall dissolve automatically, whereupon its members, professionals, and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to applications for Professional Claims or reimbursement of expenses incurred as a member of the Creditors’ Committee or the Retiree Committee and any motions or other actions seeking enforcement or implementation of the provisions of this Plan or the Confirmation Order or pending appeals of Orders entered in the Chapter 11 Cases.
b.	Post-Effective Date Committee On the Effective Date, there shall be formed a Post-Effective Date Committee (the “Post- Effective Date Committee”) with its duties limited to: (a) overseeing the general unsecured claims reconciliation and settlement process conducted by or on behalf of the Reorganized Debtors; (b) formulating with the Reorganized Debtors appropriate procedures for the settlement of claims; (c) overseeing (i) the establishment (including the determination of the amount of New Common Stock to be withheld) and (ii) the maintenance of, the Distribution Reserve; (d) overseeing the distributions to the holders of General Unsecured Claims under this Plan; (e) appearing before and being heard by the Bankruptcy Court and other Courts of competent jurisdiction in connection with the above limited duties; and (f) such other matters as may be agreed upon between the Reorganized Debtors and the Post-Effective Date Committee or specified in this Plan. The Post-Effective Date Committee shall consist of not less than three nor more than five members to be appointed by the Creditors’ Committee and may adopt by-laws governing its conduct. For so long as the claims reconciliation process shall continue, the Reorganized Debtors shall make regular reports to the Post-Effective Date Committee as and when the Reorganized Debtors and the Post-Effective Date Committee may reasonably agree upon. The Post-Effective Date Committee may employ, without further order of the Court, professionals to assist it in carrying out its duties as limited above, including any professionals retained in these Reorganization Cases, and the Reorganized Debtors shall pay the reasonable costs and expenses of the Post-Effective Date Committee, including reasonable professional fees, in the ordinary course without further order of the Court.
          14.5. Revocation, Withdrawal, or Non-Consummation.
a.	Right to Revoke or Withdraw The Debtors, with the consent of America West, reserve the right to revoke or withdraw this Plan, if necessary, at any time prior to the Effective Date, either entirely or with respect to any one or more of the

Debtors. If this Plan is revoked or withdrawn with respect to fewer than all of the Debtors, such revocation or withdrawal of this Plan shall not affect the enforceability of this Plan as it relates to the Debtors for which this Plan is not revoked.
b.	Effect of Withdrawal, Revocation, or Non-Consummation If the Debtors revoke or withdraw this Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then this Plan, any settlement, or compromise embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), the assumption or rejection of executory contracts or unexpired leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be null and void, in such event, nothing contained herein, and no acts taken in preparation for consummation of this Plan, shall be deemed to constitute a waiver or release of any Claims by or against or Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other Person.
          14.6. Notices. Any notice required or permitted to be provided to the Debtors, the Plan Investors, America West, or the Creditors’ Committee under the Plan shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:
If to the Debtors:
US Airways Group, Inc.
2345 Crystal Drive
Arlington, VA 22227
Attention: General Counsel
with a copy to:
Brian P. Leitch, Esq.
Arnold & Porter LLP
370 Seventeenth Street, Suite 4500
Denver, CO 80202-1370
– and –
Thomas Wardell, Esq.
McKenna Long & Aldridge LLP
303 Peachtree Street, NE

Atlanta, GA 30308
– and –
Lawrence E. Rifken, Esq.
Douglas M. Foley, Esq.
McGuireWoods LLP
1750 Tysons Boulevard
Suite 1800
McLean, VA 22102-4215
If to America West:
America West Holdings Corporation
111 West Rio Salado Parkway
Tempe, Arizona 85281
Attention: General Counsel
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Suite 2100
Chicago, Illinois 60606
Attention: Timothy R. Pohl, Esq.
                     Chris L. Dickerson, Esq.
If to the Creditors’ Committee:
Otterbourg, Steindler, Houston & Rosen, P.C.
230 Park Avenue
New York, NY 10169
Attention: Scott L. Hazan, Esq.
                     Brett H. Miller, Esq.
with a copy to:
Vorys, Sater, Seymour and Pease LLP
277 South Washington Street, Suite 310
Alexandria, VA 22314-3674
Attention: Malcolm M. Mitchell Jr., Esq.
If to the Plan Investors:
Eastshore Aviation, LLC
W6390 Challenger Drive, Suite 203
Appleton, WI 54924
Attention: Christine Deister

with a copy to:
Reinhart Boerner Van Deuren s.c.
1000 North Water Street, Suite 1900
Milwaukee, WI 53202
Attention: Peter C. Blain, Esq.
– and –
ACE Aviation Holdings Inc.
5100 de Maisonneuve Boulevard West,
Montreal, Quebec H4A 3T2
Canada
Attention: Chief Legal Officer
with a copy to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention: Mark Gordon
– and –
Par Investment Partners, L.P.
One International Place Suite 2401
Boston, MA 02110
Attention: Edward L. Shapiro
with a copy to:
Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Attention: Jeffrey C. Hadden, Esq.
– and –
Peninsula Capital Advisors, LLC
404B East Main Street
Charlottesville, VA 22902
Attention: Ted Weschler

with a copy to:
Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Attention: Jeffrey C. Hadden, Esq.
– and –
Wellington Management Company, LLP
75 State Street
Boston, MA 02109
Attention: Legal Services Department
– and –
Tudor Investment Corp.
1275 King Street
Greenwich, CT 06831
Attention: Steven N. Waldman
with a copy to:
Boies, Schiller & Flexner LLP
570 Lexington Avenue
16th Floor
New York, NY 10022
Attention: George Y. Liu, Esq.
If to the ATSB:
Air Transportation Stabilization Board
1120 Vermont Avenue, N.W.
Washington, D.C. 20020
Attention: Mark R. Dayton, Executive Director

with a copy to:
U.S. Department of Justice
Commercial Litigation Branch
Civil Division
P.O. Box 875
Ben Franklin Station
Washington, D.C. 20044
Attention: Brendan Collins, Esq.
                    Andrea Horowitz Handel, Esq.
– and –
Curtis, Mallet-Prevost, Colt & Mosle LLP
101 Park Avenue
New York, NY 10178-0061
Attention: Steven J. Reisman, Esq.
                    Andrew M. Thau, Esq.
          14.7. Term of Injunctions or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Effective Date; provided, however, that any injunctions or stays related to any interest in property that has not revested with the Debtors as of the Effective Date shall remain in full force and effect beyond the Effective Date until such time as such property revests in the Debtors in accordance with Section 11.1 of this Plan.
          14.8. Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware shall govern the construction and implementation of the Plan, any agreements, documents, and instruments executed in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and, with respect to the Debtors incorporated in Delaware, corporate governance matters. Corporate governance matters relating to Debtors not incorporated in Delaware shall be governed by the laws of the state of incorporation of the applicable Debtor.
          14.9. No Waiver or Estoppel. Each Claimholder or Interestholder shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Creditors’ Committee and/or its counsel, or any other Person, if such agreement was not disclosed in the Plan, the

Disclosure Statement, or papers filed with the Bankruptcy Court prior to the Confirmation Date. This Section 14.9 shall not apply to the United States.
          14.10. Substantive Consolidation. The Debtors reserve the right to file a motion seeking partial or complete substantive consolidation of the Debtors, their Estates and the Chapter 11 Cases.

Dated:	Arlington, Virginia
August 9, 2005

US AIRWAYS GROUP, INC.
US AIRWAYS, INC.
PSA AIRLINES, INC.
PIEDMONT AIRLINES, INC.
MATERIAL SERVICES COMPANY, INC.

By:	/s/ Bruce R. Lakefield

President and Chief Executive Officer
USAI, Inc. and USAI Group, Inc.
and Authorized signatory, for each of the
other Debtors
Brian P. Leitch, Esq.
Daniel M. Lewis, Esq.
Michael J. Canning, Esq.
Neil M. Goodman, Esq.
ARNOLD & PORTER LLP
370 Seventeenth Street, Suite 4500
Denver, Colorado 80202-1370
(303) 863-1000
– and –
555 Twelfth Street, NW
Washington, DC 20004-1206
(202) 942-5000
– and –
399 Park Avenue
New York, New York 10022
(212) 715-1000
Thomas Wardell, Esq.
McKENNA LONG & ALDRIDGE LLP
303 Peachtree Street, NE
Atlanta, Georgia 30308
(404) 527-4000
Lawrence E. Rifken, Esq. (VSB No. 29037)
Douglas M. Foley, Esq. (VSB No. 34364)
David I. Swan, Esq.
McGUIREWOODS LLP
1750 Tysons Boulevard, Suite 1800
McLean, Virginia 22102-4215
(703) 712-5000

EXHIBIT A
Airbus Term Sheet
(See Exhibit 99.1 to the Form 8-K filed with the SEC
by US Airways Group, Inc. on February 9, 2005)

EXHIBIT D1
Bylaws of US Airways Group, Inc.
(See Annex E to Amendment No. 2 to the Registration Statement on Form S-4
filed with the SEC by US Airways Group, Inc. on August 11, 2005)

EXHIBIT E1
Certificate of Incorporation of US Airways Group, Inc.
(See Annex D to Amendment No. 2 to the Registration Statement on Form S-4
filed with the SEC by US Airways Group, Inc. on August 11, 2005)

EXHIBIT F
Eastshore Investment Agreement
(See Exhibit 10.1 to the Form 8-K filed with the SEC
by America West Holdings Corporation on May 25, 2005)

EXHIBIT G
ACE Investment Agreement
(See Exhibit 10.4 to the Form 8-K filed with the SEC
by America West Holdings Corporation on May 25, 2005)

EXHIBIT H
Par Investment Agreement
(See Exhibit 10.2 to the Form 8-K filed with the SEC
by America West Holdings Corporation on May 25, 2005)

EXHIBIT I
Peninsula Investment Agreement
(See Exhibit 10.3 to the Form 8-K filed with the SEC
by America West Holdings Corporation on May 25, 2005)

EXHIBIT J
Wellington Investment Agreement
(See Exhibit 10.1 to the Form 8-K filed with the SEC
by America West Holdings Corporation on June 2, 2005)

EXHIBIT K
Tudor Investment Agreement
(See Exhibit 10.1 to the Form 8-K filed with the SEC
by America West Holdings Corporation on July 13, 2005)

EXHIBIT L
2005 Equity Incentive Plan

US Airways Group, Inc.
2005 Equity Incentive Plan
Approval Date: [insert date of final approval by bankruptcy court]
Termination Date: [insert date that is one day prior to 10th anniversary of date of final approval by bankruptcy court]
1.	General.
     (a) Eligible Award Recipients. The persons eligible to receive discretionary Stock Awards and Performance Cash Awards are Employees, Directors and Consultants. The persons eligible to receive non-discretionary Stock Awards under the Non-Discretionary Grant Program are Eligible Directors.
     (b) Available Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Bonus Awards, (iv) Stock Appreciation Rights, (v) Stock Unit Awards, and (vi) Other Stock Awards. The Plan also provides for the grant of Performance Cash Awards.
     (c) General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.
2.	Definitions.
     As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:
     (a) “Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board, in its sole discretion, shall have the authority to determine (i) the time or times at which the foregoing ownership tests are applied, and (ii) whether “Affiliate” includes entities other than corporations within the foregoing definition.
     (b) “Annual Award” means a Stock Award granted to each Eligible Director pursuant to Section 8(c)(ii).

     (c) “Annual Meeting” means the first meeting of the Company’s stockholders held each calendar year at which Directors of the Company are selected.
     (d) “Award” means a Stock Award or a Performance Cash Award.
     (e) “Board” means the Board of Directors of the Company.
     (f) “Capitalization Adjustment” has the meaning ascribed to that term in Section 12(a).
     (g) “Cause” means, as determined by the Company, in its sole discretion:
          (i) the Participant’s engaging in fraud, misappropriation of property of the Company or an Affiliate, or gross misconduct damaging to such property or the business of the Company or an Affiliate; or
          (ii) the Participant’s conviction of a felony or a violation of any material policy of the Company or an Affiliate.
     The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
     Notwithstanding the foregoing or any other provision of this Plan, the definition of Cause (or any analogous term) in an individual Stock Award Agreement or other written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Cause (or any analogous term) is set forth in such Stock Award Agreement or other written agreement, the foregoing definition shall apply.
     (h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
          (i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
          (ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
          (iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;
          (iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
          (v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
     The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
     Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual Stock Award Agreement or other written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control (or any analogous term) is set forth in such Stock Award or other written agreement, the foregoing definition shall apply.
     (i) “Code” means the Internal Revenue Code of 1986, as amended.

     (j) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(d).
     (k) “Common Stock” means the common stock of the Company.
     (l) “Company” means US Airways Group, Inc., a Delaware corporation.
     (m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.
     (n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.
     (o) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
          (i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
          (ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
          (iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
          (iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
     (p) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.
     (q) “Director” means a member of the Board.
     (r) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.
     (s) “Eligible Director” means a Director who is not an Employee and is eligible to participate in the Non-Discretionary Grant Program.
     (t) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.
     (u) “Entity” means a corporation, partnership or other entity.
     (v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (w) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 15, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
     (x) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
          (i) If the Common Stock is listed on any established stock exchange or market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.
          (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

     (y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
     (z) “Initial Award” means an Option granted to an Eligible Director pursuant to Section 8(c)(i).
     (aa) “Non-Discretionary Grant Program” means the non-discretionary grant program in effect under Section 8 of the Plan.
     (bb) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
     (cc) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
     (dd) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
     (ee) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
     (ff) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
     (gg) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
     (hh) “Other Stock Award” means an award whose value is based in whole or in part on the Common Stock and that is granted pursuant to Section 7(d).
     (ii) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.
     (jj) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
     (kk) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
     (ll) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
     (mm) “Performance Cash Award” means an award of cash granted pursuant to Section 11(h)(ii).
     (nn) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings before interest, taxes, depreciation, rent and amortization expenses (“EBITDAR”); (ii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (iii) earnings before interest and taxes (“EBIT”); (iv) EBITDAR, EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue or return on total capital; (v) net earnings; (vi) earnings per share; (vii) net income (before or after taxes); (viii) profit margin; (ix) operating margin; (x) operating income; (xi) net operating income; (xii) net operating income after taxes; (xiii) growth; (xiv) net worth; (xv) cash flow; (xvi) cash flow per share; (xvii) total stockholder return; (xviii) return on capital; (xix) stock price performance; (xx) revenues; (xxi) revenues per available seat mile; (xxii) costs; (xxiii) costs per available seat mile; (xxiv) working capital; (xxv) capital expenditures; (xxvi) improvements in capital structure; (xxvii) economic value added; (xxviii) industry indices; (xxix) regulatory ratings; (xxx) customer satisfaction using the Air Travel Consumer Report issued by the United States Department of Transportation; (xxxi) expenses and expense ratio management; (xxxii) debt reduction; (xxxiii) profitability of an identifiable business unit or product; (xxxiv) levels of expense, cost or liability by category, operating unit or any other delineation; (xxxv) implementation or completion of projects or processes; and (xxxvi) combination of airline operating certificates within a specified period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for a Performance Period.
     (oo) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be set on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or a relevant index. The Board is authorized to make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (vi) to exclude any other unusual, non-recurring gain or loss or other extraordinary item; (vii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) to exclude the dilutive effects of acquisitions or joint ventures; (x) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (xi) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); and (xiii) to reflect any partial or complete corporate liquidation. The Board also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.
     (pp) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Board may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award.
     (qq) “Performance Stock Award” means a Stock Award granted pursuant to Section 11(h)(i).
     (rr) “Plan” means this US Airways Group, Inc. 2005 Equity Incentive Plan.
     (ss) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
     (tt) “Retirement” means:
          (i) for purposes of any Stock Award granted under the Plan, except for any Stock Award granted pursuant to the Non-Discretionary Grant Program under Section 8, retirement from the Company and all Affiliates (a) at or after the age of fifty-five (55) and prior to age sixty-five (65) with the consent of the Board or Committee, or (b) at or after the age of sixty-five (65) without the consent of the Board or Committee; and
          (ii) for purposes of any Stock Award granted under the Plan pursuant to the Non-Discretionary Grant Program under Section 8, retirement from the Board (a) at or after the age of fifty-five (55) and prior to age sixty-five (65) with the consent of the Board, or (b) at or after the age of sixty-five (65) without the consent of the Board.
     Notwithstanding the foregoing or any other provision of this Plan, the definition of Retirement (or any analogous term) in an individual Stock Award Agreement or other written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Retirement (or any analogous term) is set forth in such Stock Award Agreement or other written agreement, the foregoing definition shall apply.
     (uu) “Securities Act” means the Securities Act of 1933, as amended.
     (vv) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(c).
     (ww) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.
     (xx) “Stock Award” means any right granted under the Plan, including an Option, a Stock Bonus Award, a Stock Appreciation Right, a Stock Unit Award, an Other Stock Award, or a Performance Stock Award.
     (yy) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
     (zz) “Stock Bonus Award” means an award of shares of Common Stock which is granted pursuant to Sections 7(a) and 8(c)(iii)(2).
     (aaa) “Stock Bonus Award Agreement” means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.
     (bbb) “Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to Sections 7(b) and 8(c)(iii)(2).
     (ccc) “Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Stock Unit Award evidencing the terms and conditions of a Stock Unit Award grant. Each Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.
     (ddd) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
     (eee) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.
3.	Administration.
     (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(d). However, the Board may not delegate administration of the Non-Discretionary Grant Program.
     (b) Powers of Board. Except with respect to the Non-Discretionary Grant Program, the Board or the Committee, to the extent delegated to the Committee pursuant to Section 3(d), shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
          (i) To determine from time to time (1) which of the persons eligible under the Plan shall be granted Awards; (2) when and how each Award shall be granted; (3) what type or combination of types of Awards shall be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to an Award; and (5) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.
          (ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
          (iii) To amend the Plan or an Award as provided in Section 13.
          (iv) To terminate or suspend the Plan as provided in Section 14.
          (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.
          (vi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by individuals who are foreign nationals or employed outside the United States.

     (c) Administration of Non-Discretionary Grant Program. The Board shall have the power, subject to and within the limitations of, the express provisions of the Non-Discretionary Grant Program:
          (i) To determine the provisions of each Stock Award to the extent not specified in the Non-Discretionary Grant Program.
          (ii) To construe and interpret the Non-Discretionary Grant Program and the Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Non-Discretionary Grant Program or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Non-Discretionary Grant Program fully effective.
          (iii) To amend the Non-Discretionary Grant Program, including the number of shares subject to Initial and Annual Awards or a Stock Award thereunder, as provided in Section 13.
          (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Non-Discretionary Grant Program.
(d) Delegation to Committee.
          (i) General. The Board may delegate some or all of the administration of the Plan (except the Non-Discretionary Grant Program) to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
          (ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

     (e) Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following: (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Awards and the terms thereof; and (ii) determine the number of shares of Common Stock to be subject to Stock Awards granted to such Officers and Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(e), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(x)(ii) above.
     (f) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
     (g) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to effect any of the following, unless the stockholders of the Company have approved such an action within the preceding twelve (12) months: (i) reduction of the exercise price of any outstanding Stock Awards under the Plan; (ii) cancellation of any outstanding Stock Awards under the Plan and the grant in substitution therefor of (A) new Stock Awards under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board, in its sole discretion); or (iii) any other action that is treated as a repricing under generally accepted accounting principles.
4.	Shares Subject to the Plan.
     (a) Share Reserve. Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed, in the aggregate, [12.5% of the fully-diluted shares (as of the completion of the merger) of New US Airways Group common stock] shares of Common Stock. Subject to Section 4(b), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 6 or 8, or (B) a Stock Appreciation Right granted under Section 7(c); and (ii) three (3) shares for each share of Common Stock issued pursuant to a Stock Bonus Award, Stock Unit Award or Other Stock Award granted under Section 7. Shares may be issued in connection with a merger or acquisition as permitted by NYSE Listed Company Manual Section 303A(8) or, if applicable, NASD Rule 4350(i)(1)(A)(iii) and such issuance shall not reduce the number of shares available for issuance under the Plan.
     (b) Reversion of Shares to the Share Reserve. If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company pursuant to the Company’s reacquisition or repurchase rights under the Plan, including any forfeiture or repurchase caused by the failure to meet a contingency or condition required for the vesting of such shares, or (iii) Stock Award is settled in cash, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option or Stock Appreciation Right or the issuance of shares under a Stock Bonus Award, Stock Unit Award or Other Stock Award, the number of shares that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for subsequent issuance under the Plan. Any shares subject to outstanding stock awards granted under the America West 2002 Incentive Equity Plan or the US Airways Group, Inc. 2004 Omnibus Stock Incentive Plan that expire or terminate for any reason prior to exercise or settlement shall be added to the share reserve of this Plan and become available for issuance pursuant to Stock Awards granted hereunder.
     To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as three (3) shares against the number of shares available for issuance under the Plan pursuant to Section 4(a) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 4(b), then the number of shares of Common Stock available for issuance under the Plan shall increase by three (3) shares.
     (i) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be [12.5% of the fully-diluted shares (as of the completion of the merger) of New US Airways Group common stock] shares of Common Stock.
     (c) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.
5.	Eligibility.
     (a) Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Non-discretionary Stock Awards granted under the Non-Discretionary Grant Program in Section 8 may be granted only to Eligible Directors. Performance Cash Awards may be granted to Employees, Directors and Consultants.
     (b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
     (c) Section 162(m) Limitation. Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Options or Stock Appreciation Rights covering more than one million (1,000,000) shares of Common Stock.
     (d) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.
6.	Option Provisions.
     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
     (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date of grant, or such shorter period specified in the Option Agreement; provided, however, that an Incentive Stock Option granted to a Ten Percent Stockholder shall be subject to the provisions of Section 5(b).
     (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.
     (c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.
     (d) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:
          (i) by cash or check;
          (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
          (iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
          (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, however, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) the number of shares is reduced to pay the exercise price pursuant to the “net exercise,” (ii) shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations; or
          (v) in any other form of legal consideration that may be acceptable to the Board.
     (e) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:
          (i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.
          (ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option shall be deemed to be a Nonstatutory Stock Option as a result of such transfer.

          (iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. In the absence of such a designation, the executor or administrator of the Optionholder’s estate shall be entitled to exercise the Option.
     (f) Vesting of Options Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.
     (g) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death, Disability or Retirement), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
     (h) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death, Disability or Retirement, or upon a Change in Control, if applicable) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.
     (i) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date three (3) years following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

     (j) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, the Option may be exercised (to the extent that the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date three (3) years following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
     (k) Retirement of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Retirement, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date three (3) years following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
     (l) Termination for Cause. In the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder’s Continuous Service, and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.
     (m) Early Exercise. The Option may include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.
7.	Provisions of Stock Awards other than Options.
     (a) Stock Bonus Awards. Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Bonus Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of separate Stock Bonus Award Agreements need not be identical; provided, however, that each

Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
          (i) Consideration. A Stock Bonus Award may be awarded in consideration for (i) past or future services rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
          (ii) Vesting. Shares of Common Stock awarded under a Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
          (iii) Termination of Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive, pursuant to a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.
          (iv) Transferability. Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.
     (b) Stock Unit Awards. Each Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of separate Stock Unit Award Agreements need not be identical; provided, however, that each Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
          (i) Consideration. At the time of grant of a Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.
          (ii) Vesting. At the time of the grant of a Stock Unit Award, the Board may impose such restrictions or conditions on the vesting of the Stock Unit Award as it, in its sole discretion, deems appropriate.
          (iii) Payment. A Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Stock Unit Award Agreement.
          (iv) Additional Restrictions. At the time of the grant of a Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Stock Unit Award to a time following the vesting of such Stock Unit Award.
          (v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Unit Award, as determined by the Board and contained in the Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Stock Unit Award Agreement to which they relate.
          (vi) Termination of Continuous Service. Except as otherwise provided in the applicable Stock Unit Award Agreement, such portion of the Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
     (c) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
          (i) Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of grant, or such shorter period specified in the Stock Appreciation Right Agreement.
          (ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right granted as a stand-alone or tandem Stock Award shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.
          (iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.
          (iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.
          (v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.
          (vi) Payment. The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.
          (vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.
     (d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.
8.	Non-Discretionary Grants to Eligible Directors.
     (a) General. The Non-Discretionary Grant Program in this Section 8 allows Eligible Directors to receive Stock Awards automatically at designated intervals over their period of Continuous Service on the Board.
     (b) Eligibility. The Stock Awards shall automatically be granted to all Eligible Directors who meet the specified criteria.
     (c) Non-Discretionary Grants.
          (i) Initial Award. Without any further action of the Board, each person who on or after January 1, 2006 is elected or appointed for the first time to be an Eligible Director automatically shall, upon the date of his or her initial election or appointment as an Eligible Director, be granted an Initial Award as described in Section 8(c)(iii) below.
          (ii) Annual Awards. Without any further action of the Board, on the date of each Annual Meeting, commencing with the first Annual Meeting after January 1, 2006, each person who is then an Eligible Director automatically shall be granted an Annual Award as described in Section 8(c)(iii) below; provided, however, that if the person has not been serving as an Eligible Director for the entire period since the preceding Annual Meeting, then the number of shares subject to such Annual Award shall be reduced pro rata for each full month prior to the date of grant during which such person did not serve as an Eligible Director.
          (iii) Form of Initial and Annual Awards. On or before December 31 of any calendar year, the Board shall determine if all Initial or Annual Awards to be granted in the subsequent calendar year shall be in the form of Options described in Section 8(d) or Stock Bonus or Stock Unit Awards described in Section 8(e). If the Board does not make such a determination on or before December 31 of a calendar year, all Initial and Annual Awards to be granted in the subsequent calendar year shall be in the form of Options described in Section 8(d).
               (1) Option. If the Initial or Annual Award is in the form of an Option, the Initial or Annual Award shall be a Nonstatutory Stock Option to purchase four thousand one hundred twenty-five (4,125) shares of Common Stock on the terms and conditions set forth in Section 8(d).
               (2) Stock Bonus Award or Stock Unit Award. If the Initial or Annual Award is in the form of a Stock Bonus Award or Stock Unit Award, the Initial or Annual Award shall not be more favorable to an Eligible Director than that number of unvested shares of Common Stock, rounded down to the next whole number of shares, determined as the quotient obtained by dividing (i) the “fair value” of the Option specified in Section 8(c)(iii)(1) determined under generally accepted accounting principles and using the option pricing model employed by the Company for purposes of estimating the value of compensatory stock options for financial reporting purposes as reported in the Annual Report filed on Form 10-K or Form 10-KSB (or any successor forms) with the Securities and Exchange Commission in the calendar year preceding the date of grant, by (ii) the Fair Market Value per share of the Common Stock on the date of grant.
     (d) Non-Discretionary Option Grant Provisions.
          (i) Option Type. Each Option granted hereunder shall be a Nonstatutory Stock Option.
          (ii) Vesting. Each Option granted hereunder shall be fully vested on the date the Option is granted.
          (iii) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.
          (iv) Exercise Price. The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.
          (v) Termination of Continuous Service. The provisions of Sections 6(g), 6(h), 6(i), 6(j) and 6(k) shall apply to each Option granted hereunder; provided, however, that in the event that an Optionholder’s Continuous Service terminates upon a Change in Control, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) within such period of time ending on the earlier of (i) the date three (3) years following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.
          (vi) Remaining Terms. The remaining terms and conditions of each Option shall be as set forth in an Option Agreement in the form adopted from time to time by the Board; provided, however, that the terms of such Option Agreement shall be consistent with the provisions of the Plan.
     (e) Non-Discretionary Stock Bonus Award or Stock Unit Award Provisions.
          (i) Consideration. Payment for the Stock Bonus Award or Stock Unit Award shall be for past or future services rendered to the Company or an Affiliate. In the event that additional consideration is required to be paid so that the shares of Common Stock subject to the Stock Bonus Award or Stock Unit Award shall be deemed fully paid and nonassessable, the Board shall determine the amount and character of such additional consideration.
          (ii) Remaining Terms. The remaining terms and conditions of each grant of Stock Bonus Awards and Stock Unit Awards shall be as set forth in a Stock Bonus Award Agreement or Stock Unit Award Agreement in a form adopted from time to time by the Board; provided, however, that the terms of such Stock Bonus Award Agreement or Stock Unit Award Agreement shall be consistent with the provisions of the Plan.
9.	Covenants of the Company.
     (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.
     (b) Securities Law Compliance. No Stock Award under the Plan shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Board, in its sole discretion, has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.
10.	Use of Proceeds from Sales of Common Stock.
     Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.
11.	Miscellaneous.
     (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.
     (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.
     (c) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
     (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
     (e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

     (f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; or (iii) by such other method as may be set forth in the Stock Award Agreement.
     (g) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.
     (h) Performance Awards.
          (i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to Stock Awards described in this Section 11(h)(i) shall not exceed the value of one million (1,000,000) shares of Common Stock.
          (ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to cash awards described in this Section 11(h)(ii) shall not exceed five million dollars ($5,000,000).
12.	Adjustments upon Changes in Common Stock; Corporate Transactions.
     (a) Capitalization Adjustments. If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the effective date of the Plan set forth in Section 15 without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(b); (iii) the class(es)

and maximum number of securities that may be awarded to any person pursuant to Sections 5(c) and 11(h); (iv) the class(es) and number of securities subject to each Stock Award under the Non-Discretionary Grant Program under Section 8; and (v) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)
     (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
     (c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of the Stock Award:
          (i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3(b).
          (ii) Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).
          (iii) Stock Awards Held by Others. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.
          (iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (ii) any exercise price payable by such holder in connection with such exercise.
     (d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.
13.	Amendment of the Plan and Awards.
     (a) Amendment of Plan. Subject to the limitations, if any, of applicable law, the Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law.
     (b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

     (c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
     (d) No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.
     (e) Amendment of Awards. The Board, at any time and from time to time, may amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement or the written terms of a Performance Cash Award, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.
14.	Termination or Suspension of the Plan.
     (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the effective date specified in Section 15. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
     (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
15.	Effective Date of Plan.
     The Plan shall become effective [insert date of final approval by bankruptcy court].
16.	Choice of Law.
     The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

EXHIBIT M
Agreement and Plan of Merger Among US Airways Group, Inc.,
America West Holdings Corporation and Barbell Acquisition Corp
(See Annex A to Amendment No. 2 to the Registration Statement on Form S-4
filed with the SEC by US Airways Group, Inc. on August 11, 2005)

EXHIBIT O
Nonexclusive List of Retained Actions
General Notes to Exhibit O
(Nonexclusive List of Retained Actions)
     The following is a nonexclusive list of potential or actual parties against whom the Debtors could assert, have asserted or may potentially assert a claim or cause of action. The Debtors reserve their right to modify this list to amend parties or otherwise update this list, but disclaim any obligation to do so. In addition to possible causes of action and claims against the persons or entities listed herein, the Debtors may have, in the ordinary course of business, numerous causes of action, claims, or rights against vendors or others with whom they deal in the ordinary course of business (“Ordinary Course Claims”) to the extent such causes of action, claims, or rights have not been assigned to a third party. The Debtors and the Reorganized Debtors reserve their right to enforce, sue on, settle or compromise (or decline to do any of the foregoing) the Ordinary Course Claims, as well as the claims and causes of action asserted against the parties listed herein.

US Airways, Inc. — Plan of
Reorganization
Exhibit O — Retained Actions

Name of Entity	Address
Box Or Container Automationc, Inc.	Attn: Mr. L Majewski, Contract Manager 2121 Whitfield Park Loop Sarasota, FL 34243

California Radomes	Attn: Mr. Gary L. Garcia — President 364 Reed Street Santa Clara, CA 95050-3108

ST Mobile Aerospace Engineering, Inc.	Attn: Mr. Chris Long — MAE Marketing & Sales 2100 9th Street Brookley Complex Mobile, AL 36615

Civil Aviation Training Solutions, Inc.	4908 Tampa West Boulevard Tampa, Florida 33684

CAE Inc.	8585 Cote de Liesse Saint-Laurent, Quebec H4L 4X4 CANADA

Pratt & Whitney	Attn: Mr. Douglas Hoover — Portfolio Manager 400 Main Street East Hartford, CT 06018

B/E Aerospace	3355 East La Palma Avenue Attn: Mr. Kevin Eastley — Customer Service Manager Anaheim, California 92806

Goodrich Corporation	Attn: Mr. J. Melvin Gillespie — Director, Airline Sales & Customer — Americas Aircraft Wheels & Brakes 101 Waco Street Troy, Ohio 45373

Elliot Equipment Company	c/o Jane A. North, Esquire Deasey, Mahoney & Bender 1800 J F Kennedy Blvd Philadelphia, PA 19103

Global Ground Support LLC	c/o J. Bruce McKissock, Esquire McKissock & Hoffman, P.C. 1818 Market Street 13th Floor Philadelphia, PA 19103

EXHIBIT P
Stockholders Agreement for Reorganized Group
(See Exhibit 99.1 to Amendment No. 1 to the Registration Statement on Form S-1
filed with the SEC by US Airways Group, Inc. on September 20, 2005)

EXHIBIT Q
Officers of Reorganized Group

President and Chief Executive Officer	W. Douglas Parker

Executive Vice President and Chief Administrative Officer	Jeffrey D. McClelland

Executive Vice President — Operations	Alan W. Crellin

Executive Vice President — Sales and Marketing	J. Scott Kirby

Senior Vice President — Chief Financial Officer	Derek Kerr

Senior Vice President/General Counsel	James E. Walsh III

Senior Vice President/CIO	Joseph Beery

Senior Vice President — Scheduling, Planning and Alliances	Andrew P. Nocella

Senior Vice President — Safety and Regulatory Compliance	Hal M. Heule

Senior Vice President — Customer Service	Anthony V. Mule

Senior Vice President — Maintenance and Engineering	John Prestifilippo

Senior Vice President — Public Affairs	C.A. Howlett

Vice President — Controller	Michael R. Carreon

Vice President — Financial Analysis	Dion J. Flannery

Vice President — Financial Planning	Kara Gin

Vice President — Treasurer	Thomas T. Weir

Vice President/Deputy General Counsel	Janet L. Dhillon

Vice President — Human Resources	John M. Hedblom

Vice President — Labor Relations	E. Allen Hemenway

Vice President — Facilities	Paul M. Lambert

Vice President — Reservations	Kerry J. Carstairs

Vice President — Sales & Marketing	Travis Christ

Vice President — Cargo Sales and Service	Randy L. Richards

Vice President — Flight Operations	Edward W. Bular

Vice President — Operations Control and Planning	David G. Seymour

Vice President — Flight Operations Integration	Joseph Chronic

Vice President — Inflight Services	Ron L. Cole

Vice President — Customer Service West	Donna E.G. Paladini

Vice President — Engineering & Quality	Rick O. Oehme

Vice President — Government Affairs	Rosemary G. Murray

Vice President — Corporate Communications	Elise Eberwein

Vice President — Culture Integration	Larry LeSueur

President and Chief Executive Officer (Piedmont Airlines, Inc.)	Stephen Farrow

President and Chief Executive Officer (PSA Airlines, Inc.)	Keith D. Houk

EXHIBIT R
Plan Investors’ and Unsecured Creditors’ New Common Stock and Purchase Price
NEW COMMON STOCK ISSUABLE ON EFFECTIVE DATE
     The following table sets forth information regarding shares of New Common Stock to be issued as of the Effective Date in connection with the Merger, the Investment Agreements and the Plan. Such information excludes any shares of New Common Stock that may be issuable as of the Effective Date pursuant to the conversion or exchange of any securities that will be convertible or exchangeable into shares of New Common Stock.1 The table also excludes any shares of New Common Stock that the Plan Investors may elect to subscribe for pursuant to Section 8 of the Letter Agreement, as described in greater detail in footnote 2 below.2

	Number of Shares of New	Consideration for Shares
Shareholder	Common Stock to be Issued	of New Common Stock
Holders of America West Common Stock, Class A	460,686	Pursuant to Merger Agreement

Holders of America West Common Stock, Class B	14,577,229	Pursuant to Merger Agreement

Unsecured Creditors of the Debtors[3]	8,212,121	Pursuant to Plan

Eastshore	8,333,333	$125,000,000 [4]

Par Investment, L.P.	6,768,485	$100,000,005

ACE Aviation Holdings, Inc.	5,000,000	$75,000,000

Peninsula Investment Partners, L.P.	3,333,333	$49,999,995

Wellington Management Company, LLP[5]	9,090,900	$149,999,850

Tudor Investment Corp.[6]	3,939,394	$65,000,001

[1]	See Section III.D of the Disclosure Statement for additional information.

[2]	The Plan Investors have options to purchase additional shares of New Common Stock at $15.00 per share. If these options are exercised in full, the additional shares of New Common Stock to be purchased by, and the additional Cash consideration to be paid by, each Plan Investor would be:

	Number of Shares of New	Consideration for Shares
Shareholder	Common Stock to be Issued	of New Common Stock
Eastshore	1,666,667	$25,000,000

Par Investment, L.P.	1,333,333	$20,000,000

ACE Aviation Holdings, Inc.	1,000,000	$15,000,000

Peninsula Investment Partners, L.P.	666,667	$10,000,000

Wellington Management Company, LLP	1,999,998	$30,000,000

Tudor Investment Corp.	866,667	$13,000,000

In the event that any of the Plan Investors exercise their rights under the options to purchase additional shares of New Common Stock, Reorganized Group will be required to offer to repurchase from Eastshore, for up to an amount equal to one-third of the proceeds received from the exercise of such options, such number of shares of New Common Stock at a price of $15.00 per share. Eastshore has no obligation to accept such offer to repurchase.

[3]	Includes ALPA, PBGC and Holders of Allowed Class 9 Claims against the Debtors.

[4]	Pursuant to conversion of outstanding principal amount under Eastshore Financing Agreement.

[5]	Represents a group of investors under management of Wellington Management Company, LLP

[6]	Includes Tudor Proprietary Trading, L.L.C. and a group of investors for which Tudor Investment Corp. acts as investment adviser.

EXHIBIT T
Terms of Profit Sharing Plan
US AIRWAYS GROUP, INC. 2005 PROFIT SHARING PLAN
TERM SHEET

Participating Labor Groups:	The following employees of US Airways, Inc. (the “Operating Company”)[1] will be eligible to participate in the Plan:
IAM-Represented Maintenance Training Specialists
IAM-Represented Fleet Service Employees
IAM-Represented Mechanical and Related Employees
TWU-Represented Flight Simulator Engineers
TWU-Represented Dispatchers
TWU-Represented Flight Crew Training Instructors
CWA-Represented Passenger Service Employees
AFA-Represented Flight Attendants
ALPA-Represented Pilots
Management Employees Below the Level of Officer and Administrative Employees

Eligible Employees:	An employee will be eligible to receive an allocation of the annual profit-sharing pool established for a given fiscal year only if the employee (i) received earnings from the Operating Company for such fiscal year (as reported on Form W-2), and (ii) remains actively employed by the Operating Company on the last day of the fiscal year. Notwithstanding the preceding sentence, and subject to applicable law, each of the ten participating labor groups listed above may elect to include among the group of employees eligible to receive a profit-sharing allocation those retired or furloughed former employees who received earnings from the Operating Company for the given fiscal year.

Annual Profit-Sharing Pool:	10% of the annual pre-tax profits of US Airways Group, Inc. (the “Company”) excluding any unusual items (as reported according to GAAP) for pre-tax profit margins of 10% or less; and

[1]	Excluding employees based outside the United States.

15% of the annual pre-tax profits of the Company excluding any unusual items (as reported according to GAAP) for pre-tax profit margins greater than 10%.

Allocation of Annual Profit-Sharing Pool:	Following the end of each fiscal year, the Company will allocate the available profit-sharing pool among eligible employees in a two-step process. First, the pool of profits available for distribution under the Plan will be allocated among the ten participating labor groups in proportion to each group’s share of the overall cost savings achieved through the Operating Company’s 2005 Transformation Plan. Notwithstanding the preceding sentence, however, the portion of the aggregate pool allocated to AFA-Represented Flight Attendants and ALPA-Represented Pilots will be no less than 14.5% and 36%, respectively.

Second, the Company will allocate the pool of profits attributable to a given labor group among eligible employees within such labor group in the same ratio as each employee’s compensation for the fiscal year[2] bears to the aggregate compensation of all eligible employees within the labor group for the fiscal year.

Distributions:	The available profit-sharing pool for a given fiscal year will be distributed to each eligible employee in the form of a lump-sum cash payment as soon as practicable following the end of the fiscal year but in no event later than March 15, or such other date as required under applicable law.

[2]	Earnings from the Operating Company as reported on Form W-2, but unreduced for any elective deferrals to a 401(k) retirement plan sponsored by the Operating Company.

EXHIBIT U-2
Schedule of Employee-Related Agreement to be Rejected
General Notes to Exhibit U-2
(Schedule of Employee-Related Agreements to be Rejected)
     1. Any contract rejected by virtue of its inclusion on this Exhibit U-2 includes all modifications and amendments thereto.
     2. Certain Employee-Related Agreements that are not being rejected and thus are not included on this Exhibit U-2 are being assumed as they existed as of the Petition Date, while other are being assumed as modified (a) in accordance with the Plan; (b) pursuant to 11 U.S.C. § 1114; and/or (c) as a result of changes to the Debtors’ travel policies.
     3. Neither the exclusion nor inclusion of a contract by the Debtors on this Exhibit U-2, nor anything contained herein, shall constitute an admission by the Debtors that any such contract is executory or that any Debtor, or its respective Affiliates, has any liability thereunder.
     4. Notwithstanding anything in the Plan to the contrary, the obligation of any Debtor to indemnify, reimburse or provide contribution to any person who was an officer, director or employee of any Debtor prior to, but not on or after, the Petition Date, whether pursuant to certificates of incorporation, by-laws, policies, statute or contract, shall be treated as executory contracts that are rejected pursuant to section 365 of the Bankruptcy Code; provided, however, nothing herein is intended to or shall reduce in any manner any obligation of or coverage by any insurer with respect to any insured under any insurance policy of the Debtors.

Exhibit U-2
Schedule of Employee — Related Agreements to be Rejected

Contracted Party	Contract Type
Alan W. Crellin	Class 1-A Warrant (all)
Alan W. Crellin	Restricted Stock Agreement (all)
Alan W. Crellin	Warrant Agreement (all)
Andrew P. Nocella	Class 1-A Warrant (all)
Andrew P. Nocella	Restricted Stock Agreement (all)
Andrew P. Nocella	Warrant Agreement (all)
Anita P. Beier	Class 1-A Warrant (all)
Anita P. Beier	Restricted Stock Agreement (all)
Anita P. Beier	Stock Option Agreement
Anita P. Beier	Warrant Agreement (all)
Ann Torre Grant	Indemnity Agreement
Arnold Dean	Indemnity Agreement
B. Ben Baldanza	Class 1-A Warrant (all)
B. Ben Baldanza	Funded Executive Defined Contribution Plan
B. Ben Baldanza	Restricted Stock Agreement (all)
B. Ben Baldanza	Severance Agreement
B. Ben Baldanza	Unfunded Executive Defined Contribution Plan
B. Ben Baldanza	Warrant Agreement (all)
Bonita Hathcock	Indemnity Agreement
Brian Dwyer	Indemnity Agreement
Bruce Aubin	Indemnity Agreement
Bruce R. Lakefield	Restricted Stock Agreement (all)
Bruce R. Lakefield	Stock Option Agreement
Charles Martin	Severance Agreement
Charles Martin	Indemnity Agreement
Charles Nardello	Indemnity Agreement
Charles Stipancic	Severance Agreement
Charles Stipancic	Indemnity Agreement
Chris Dannelly	Indemnity Agreement
Christopher Doan	Indemnity Agreement
Christopher L. Chiames	Class 1-A Warrant (all)
Christopher L. Chiames	Restricted Stock Agreement (all)
Christopher L. Chiames	Warrant Agreement (all)
Daniel Brock	Indemnity Agreement
Daniel McDonald	Severance Agreement
Daniel McDonald	Indemnity Agreement

Contracted Party	Contract Type
Daryl E. Hartzell	Indemnity Agreement
David M. Davis	Class 1-A Warrant (all)
David M. Davis	Funded Executive Defined Contribution Plan
David M. Davis	Restricted Stock Agreement (all)
David M. Davis	Severance Agreement
David M. Davis	Stock Option Agreement
David M. Davis	Unfunded Executive Defined Contribution Plan
David M. Davis	Warrant Agreement (all)
David N. Siegel	Class 1-A Warrant (all)
David N. Siegel	Funded Executive Defined Contribution Plan
David N. Siegel	Restricted Stock Agreement (all)
David N. Siegel	Unfunded Executive Defined Contribution Plan
David N. Siegel	Warrant Agreement (all)
David N. Siegel	Indemnity Agreement
David N. Siegel	Indemnity Agreement
David Shipley	Indemnity Agreement
Donna E.G. Paladini	Class 1-A Warrant (all)
Donna E.G. Paladini	Restricted Stock Agreement (all)
Donna E.G. Paladini	Warrant Agreement (all)
Douglas D. Leo	Class 1-A Warrant (all)
Douglas D. Leo	Restricted Stock Agreement (all)
Douglas D. Leo	Warrant Agreement (all)
Edward W. Bular	Class 1-A Warrant (all)
Edward W. Bular	Restricted Stock Agreement (all)
Edward W. Bular	Warrant Agreement (all)
Edwin Colodny	Indemnity Agreement
Eilif Serck-Hanssen	Class 1-A Warrant (all)
Eilif Serck-Hanssen	Funded Executive Defined Contribution Plan
Eilif Serck-Hanssen	Restricted Stock Agreement (all)
Eilif Serck-Hanssen	Severance Agreement
Eilif Serck-Hanssen	Stock Option Agreement
Eilif Serck-Hanssen	Unfunded Executive Defined Contribution Plan
Eilif Serck-Hanssen	Warrant Agreement (all)
Elizabeth K. Lanier	Class 1-A Warrant (all)
Elizabeth K. Lanier	Restricted Stock Agreement (all)
Elizabeth K. Lanier	Warrant Agreement (all)
Eugene Juba	Indemnity Agreement
Frank Salizzoni	Indemnity Agreement
Frank Salizzoni	Indemnity Agreement
Fred Poole	Indemnity Agreement
Frederick Kocher	Indemnity Agreement
Frederick Sine	Indemnity Agreement
Gareth Kirkwood	Indemnity Agreement
Gary Harig	Indemnity Agreement
Gene Sharp	Indemnity Agreement

Contracted Party	Contract Type
George Fisher	Indemnity Agreement
George Snyder	Indemnity Agreement
Gerald Carusi	Indemnity Agreement
Gordon Linkon	Indemnity Agreement
Greg Gibson	Indemnity Agreement
Gregory Taylor	Indemnity Agreement
Hilda Ochoa	Indemnity Agreement
Hilda Ochoa	Indemnity Agreement
J. Ronald Reeves	Indemnity Agreement
James Boland	Split-Dollar Life Insurance Agreement
James Boland	Indemnity Agreement
James Lloyd	Indemnity Agreement
James P. Schear	Restricted Stock Agreement (all)
James P. Schear	Stock Option Agreement
Jeffery McDougle	Class 1-A Warrant (all)
Jeffery McDougle	Restricted Stock Agreement (all)
Jeffery McDougle	Warrant Agreement (all)
Jeffery McDougle	Indemnity Agreement
Jeffery McDougle	Indemnity Agreement
Jennifer McGarey	Class 1-A Warrant (all)
Jennifer McGarey	Restricted Stock Agreement (all)
Jennifer McGarey	Warrant Agreement (all)
Jennifer McGarey	Indemnity Agreement
Jennifer McGarey	Indemnity Agreement
Jerrold A. Glass	Class 1-A Warrant (all)
Jerrold A. Glass	Restricted Stock Agreement (all)
Jerrold A. Glass	Warrant Agreement (all)
Jerry DePoy	Indemnity Agreement
John Frestel	Indemnity Agreement
John Prestifilippo	Class 1-A Warrant (all)
John Prestifilippo	Restricted Stock Agreement (all)
John Prestifilippo	Warrant Agreement (all)
John G. Medlin, Jr.	Indemnity Agreement
John G. Medlin, Jr.	Indemnity Agreement
John Harper	Indemnity Agreement
John Honor	Severance Agreement
John Honor	Indemnity Agreement
John Long	Indemnity Agreement
John M. Hedblom	Class 1-A Warrant (all)
John M. Hedblom	Restricted Stock Agreement (all)
John M. Hedblom	Warrant Agreement (all)
John Selvaggio	Indemnity Agreement
Joseph Abruzzo	Indemnity Agreement
Juliette Lloyd	Indemnity Agreement
Kathleen J. Harris	Restricted Stock Agreement (all)

Contracted Party	Contract Type
Kathleen J. Harris	Severance Agreement
Kathleen J. Harris	Stock Option Agreement
Keith Houk	Class 1-A Warrant (all)
Keith Houk	Restricted Stock Agreement (all)
Keith Houk	Warrant Agreement (all)
Kerry J. Carstairs	Class 1-A Warrant (all)
Kerry J. Carstairs	Restricted Stock Agreement (all)
Kerry J. Carstairs	Warrant Agreement (all)
Lawrence Nagin	Indemnity Agreement
Lawrence Nagin	Indemnity Agreement
Mark Schwab	Indemnity Agreement
Martin C. White	Indemnity Agreement
Mathias J. DeVito	Indemnity Agreement
Mathias J. DeVito	Indemnity Agreement
Michael Schwab	Indemnity Agreement
Michael Scheeringa	Change of Control Agreement
Michael Scheeringa	Indemnity Agreement
Michelle Bryan	Indemnity Agreement
N. Bruce Ashby	Class 1-A Warrant (all)
N. Bruce Ashby	Funded Executive Defined Contribution Plan
N. Bruce Ashby	Restricted Stock Agreement (all)
N. Bruce Ashby	Severance Agreement
N. Bruce Ashby	Unfunded Executive Defined Contribution Plan
N. Bruce Ashby	Warrant Agreement (all)
Nancy Rohrbach	Employment Agreement
Nancy Rohrbach	Indemnity Agreement
Nancy Rohrbach	Indemnity Agreement
Neal Cohen	Class 1-A Warrant (all)
Neal Cohen	Employment Agreement
Neal Cohen	Funded Executive Defined Contribution Plan
Neal Cohen	Separation and Consulting Agreement
Neal Cohen	Unfunded Executive Defined Contribution Plan
Neal Cohen	Warrant Agreement (all)
Neal Cohen	Indemnity Agreement
Neal Cohen	Indemnity Agreement
P. Douglas McKeen	Indemnity Agreement
Perry Hayes	Indemnity Agreement
Peter Haak	Indemnity Agreement
Peter M. George	Indemnity Agreement
Peter M. George	Indemnity Agreement
Rakesh Gangwal	Indemnity Agreement
Rakesh Gangwal	Indemnity Agreement
Randall Malin	Indemnity Agreement
Raymond W. Smith	Indemnity Agreement
Raymond W. Smith	Indemnity Agreement

Contracted Party	Contract Type
Richard B. Priory	Indemnity Agreement
Richard B. Priory	Indemnity Agreement
Richard Pfennig	Class 1-A Warrant (all)
Richard Pfennig	Restricted Stock Agreement (all)
Richard Pfennig	Warrant Agreement (all)
Richard Spaulding	Indemnity Agreement
Rita Cuddihy	Indemnity Agreement
Robert Dunn	Indemnity Agreement
Robert Fornaro	Employment Agreement
Robert Fornaro	Indemnity Agreement
Robert Hazel	Indemnity Agreement
Robert J. Lebeau	Indemnity Agreement
Robert LeBuhn	Indemnity Agreement
Robert LeBuhn	Indemnity Agreement
Robert Oaks	Employment Agreement
Robert Oaks	Indemnity Agreement
Robert Toth	Indemnity Agreement
Robin Wohnsigl	Indemnity Agreement
Ronald Butschle	Indemnity Agreement
Rono J. Dutta	Indemnity Agreement
Rosemary G. Murray	Class 1-A Warrant (all)
Rosemary G. Murray	Restricted Stock Agreement (all)
Rosemary G. Murray	Warrant Agreement (all)
Seth Schofield	Indemnity Agreement
Sharon R. Groff	Class 1-A Warrant (all)
Sharon R. Groff	Restricted Stock Agreement (all)
Sharon R. Groff	Warrant Agreement (all)
Stanley W. Switzer	Split-Dollar Life Insurance Agreement
Stephen Tracas	Change of Control Agreement
Stephen Tracas	Indemnity Agreement
Stephen Usery	Indemnity Agreement
Stephen Wolf	Indemnity Agreement
Stephen Wolf	Indemnity Agreement
Susan Kurland	Indemnity Agreement
Terry Danahy	Indemnity Agreement
Terry Hall	Severance Agreement
Terry Hall	Indemnity Agreement
Terry Hall	Indemnity Agreement
Thomas Fink	Indemnity Agreement
Thomas Fink	Indemnity Agreement
Thomas H. O’Brien	Indemnity Agreement
Thomas H. O’Brien	Indemnity Agreement
Thomas Hanley	Indemnity Agreement
Thomas Lagow	Indemnity Agreement
Thomas Mutryn	Indemnity Agreement

Contracted Party	Contract Type
Thomas Mutryn	Indemnity Agreement
Wayne Herndon	Severance Agreement
Wayne Herndon	Indemnity Agreement
William Loftus	Severance Agreement
William G. Bozin	Class 1-A Warrant (all)
William G. Bozin	Restricted Stock Agreement (all)
William G. Bozin	Warrant Agreement (all)

EXHIBIT U-5
Post-Effective Date Determination Schedule

Exhibit U-5
Post-Effective Date Determination Schedule

NAME AND MAILING ADDRESS, INCLUDING ZIP	DESCRIPTION OF CONTRACT OR LEASE AND NATURE OF DEBTOR’S INTEREST. STATE
CODE, OF OTHER PARTIES TO LEASE OR	WHETHER LEASE IS FOR NONRESIDENTIAL REAL PROPERTY. STATE CONTRACT NUMBER
CONTRACT	OF ANY GOVERNMENT CONTRACT.
2017364 - 60000000	Contract Id:	4883
2001 N. BEAUREGARD, LLP	Contracting Entity:	US AIRWAYS, INC.
C/O THE MARK WINKLER COMPANY	Type of Contract:	OFFICE LEASE
4900 SEMINARY ROAD	Number:	DCA 0303L00100
SUITE 900	Description: DCA — LEASE AGREEMENT — SUITE 300 — PAYROLL AND A/P OFFICES
ALEXANDRIA VA 22311

2018375 – 60004539	Contract Id:	5107
AERO LAUDERDALE	Contracting Entity:	US AIRWAYS, INC.
Attn MICHAEL MINEAR, DIRECTOR OF LEASING	Type of Contract:	AIR FREIGHT LEASE
201 WEST STREET	Number:	FLL0789L00113
SUITE 200	Description: FLL — CARGO LEASE BUILDING #1 LEASE
ANNAPOLIS MD 21401

2018376 - 60004540	Contract Id:	4885
AERO SYRACUSE, LLC	Contracting Entity:	US AIRWAYS, INC.
201 WEST STREET	Type of Contract:	CARGO LEASE
SUITE 200	Number:	SYR 0789L00108
ANNAPOLIS MD 21401	Description: SYR — CARGO BUILDING LEASE

2017376 - 60000012	Contract Id:	4887
AIR COMMISSION OF FORSYTH COUNTY	Contracting Entity:	US AIRWAYS, INC.
Attn AIRPORT MANAGER	Type of Contract:	GROUND LEASE
SMITH REYNOLDS AIRPORT	Number:	INT 0190L00100
P.O. BOX 4457	Description: INT — GROUND LEASE FOR A LANDING GEAR MAINTENANCE FACILITY AT THE SMITH REYNOLDS AIRPORT
WINSTON-SALEM NC 271154457

2017377 - 60000013	Contract Id:	4888
AIR COMMISSION OF FORSYTH COUNTY	Contracting Entity:	US AIRWAYS, INC.
Attn AIRPORT MANAGER	Type of Contract:	HANGAR LEASE
SMITH REYNOLDS AIRPORT	Number:	INT0300L00100
P.O. BOX 4457	Description: INT — 4001 N. LIBERTY STREET — OFFICE/HANGAR LEASE FOR DIVIDEND MILES/CONSUMER AFFAIRS
WINSTON-SALEM NC 271154457

2017385 - 60000021	Contract Id:	261
AIRLINE SOFTWARE, INC. (ASI)	Contracting Entity:	US AIRWAYS, INC.
Attn GORDON ROSEN	Type of Contract:	SERVICE
400 RELLA BLVD	Number:	3170
SUITE 205	Description: LICENSE AGREEMENT TO USE SPECTRUM NET AIR SYSTEM SOFTWARE
SUFFERN NY 10901

2017386 - 60000022	Contract Id:	5118
ALBANY COUNTY AIRPORT AUTHORITY	Contracting Entity:	US AIRWAYS, INC.
Attn CEO	Type of Contract:	TERMINAL LEASE
ALBANY COUNTY AIRPORT	Number:	ALB 0196L00105
ARFF BUILDING, ROOM 199	Description: ALB — TERMINAL LEASE
ALBANY NY 122111056

2017387 - 60000023	Contract Id:	5446
ALBANY INT’L	Contracting Entity:	PSA AIRLINES, INC.
Attn DEWIGHT HADLEY	Type of Contract:	OPERATING AGREEMENT
SECOND FLOOR	Description: ALB-OPERATING AGREEMENT
ALBANY NY 12211

2017388 - 60000024	Contract Id:	353
ALLIED WASTE, INC	Contracting Entity:	US AIRWAYS, INC.
DBA CONTAINER CORPORATION OF CAROLINA	Type of Contract:	TRASH REMOVAL
ATTN: RACHEL HOWELL	Number:	CLT176TR
DESCRIPTION: A ONE YEAR CONTRACT FOR TRASH REMOVAL SERVICES, INCLUDING THE PROVIDING OF THE NECESSARY DUMPSTERS.
PO BOX 219 PINEVILLE NC 28134

2017426 - 60000062	Contract Id:	554
AVBORNE ACCESSORY GROUP	Contracting Entity:	US AIRWAYS, INC.
Attn KEVIN VAIL	Type of Contract:	REPAIR SERVICES FOR AIRFRAME PARTS
7500 N.W. 26TH STREET	Number:	ATP01DJB-066
MIAMI FL 33122	DESCRIPTION: EQUIPMENT REPAIR AGREEMENT FOR FLIGHT CONTROLS AND SURFACES

Exhibit U-5
Post-Effective Date Determination Schedule

NAME AND MAILING ADDRESS, INCLUDING ZIP	DESCRIPTION OF CONTRACT OR LEASE AND NATURE OF DEBTOR’S INTEREST. STATE
CODE, OF OTHER PARTIES TO LEASE OR	WHETHER LEASE IS FOR NONRESIDENTIAL REAL PROPERTY. STATE CONTRACT NUMBER
CONTRACT	OF ANY GOVERNMENT CONTRACT.
2017428 - 60000064	Contract Id:	30004
AVSA S.A.R.L	Contracting Entity:	US AIRWAYS, INC.
198 VAN BUREN STREET	Type of Contract:	PURCHASE AGREEMENT
HERNDON VA 20170	DESCRIPTION: A319/A320/A321 PURCHASE AGREEMENT DATED 10/31/97

2017429 - 60000065	Contract Id:	30005
AVSA S.A.R.L	Contracting Entity:	US AIRWAYS, INC.
198 VAN BUREN STREET	Type of Contract:	PURCHASE AGREEMENT
HERNDON VA 20170	DESCRIPTION: A330/A340 PURCHASE AGREEMENT DATED 11/24/98

2017430 - 60000066	Contract Id:	668
BELLSOUTH	Contracting Entity:	US AIRWAYS, INC.
Attn DONNA GRIFFIN	Type of Contract:	SERVICE
380 KNOLLWOOD STREET	Number:	SVCAK9312009CAID 185
SUITE 300	DESCRIPTION: SONET RING AROUND WINSTON; 3 LIGHTGATE SERVICES (3, 4 AND 5) RELATED TO THE WINSTON SONE; LIGHTGATE 1 AND 2 SERVICE; AT&T PO
WINSTON-SALEM NC 27103

2017431 - 60000067	Contract Id:	669
BELLSOUTH	Contracting Entity:	US AIRWAYS, INC.
Attn DONNA GRIFFIN	Type of Contract:	SERVICE
380 KNOLLWOOD ST	Number:	SVC-AK931-2500
SUITE 300	DESCRIPTION: CONTRACT SERVICE ARRANGEMENT AGREEMENT FOR MEGALINC (NC) CIRCUITS
WINSTON-SALEM NC 27103

2017432 - 60000068	Contract Id:	670
BELLSOUTH	Contracting Entity:	US AIRWAYS, INC.
Attn DONNA GRIFFIN	Type of Contract:	SERVICE
380 KNOLLWOOD ST.	Number:	SVC-AK931-3026
SUITE 300	DESCRIPTION: CONTRACT SERVICE ARRANGEMENT FOR ISDN
WINSTON-SALEM NC 27103

2017433 - 60000069	Contract Id:	685
BESTWESTERN RSW AIRPORT INN	Contracting Entity:	US AIRWAYS, INC.
Attn MICHELINE LOBDELL, GM	Type of Contract:	SERVICE
8955 DANIELS PARKWAY	Number:	RSWS108MC
FT. MYERS FL 33912	DESCRIPTION: RSW SHORT LAYOVER HOTEL

2017628 - 60000264	Contract Id:	3064
BESTWESTERN RSW AIRPORT INN	Contracting Entity:	US AIRWAYS, INC.
Attn MARY WAGNER, GM	Type of Contract:	SERVICE
8955 DANIELS PARKWAY	Number:	RSWS048MC
FT. MYERS FL 33912	DESCRIPTION: RSW SHORT LAYOVER HOTEL

2017434 - 60000070	Contract Id:	10187
BOMBARDIER AEROSPACE	Contracting Entity:	PIEDMONT AIRLINES, INC.
123 GARRATT BLVD	Type of Contract:	DASH AGREEMENT
DOWNSVIEW ON M3K 1Y5	Number:	SOG-023
CANADA	DESCRIPTION: SALE OF GOODS AND SERVICES AGREEMENT DASH 8 SPARE PARTS DISCOUNT AGREEMENT

2017435 - 60000071	Contract Id:	30003
BOMBARDIER INC.	Contracting Entity:	US AIRWAYS, INC.
123 GARRATT BOULEVARD	Type of Contract:	MASTER PURCHASE AGREEMENT
DOWNSVIEW	Number:	MPA-515
ONTARIO	DESCRIPTION: MASTER PURCHASE AGREEMENT NO. MPA 515
CANADA

2017436 - 60000072	Contract Id:	728
BOMBARDIER, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn DOMINIQUE MASSE	Type of Contract:	CRJ200 & CRJ701 CABIN DATA
123 GARRATT BLVD.	Number:	DAT-1146
TORONTO ON M3K1Y5	DESCRIPTION: LICENSING AGREEMENT FOR CRJ200/CRJ701 DATA NECESSARY TO BUILD CABIN TRAINING EQUIPMENT FOR FLIGHT ATTENDANT TRAINING.
CANADA

Exhibit U-5
Post-Effective Date Determination Schedule

NAME AND MAILING ADDRESS, INCLUDING ZIP	DESCRIPTION OF CONTRACT OR LEASE AND NATURE OF DEBTOR’S INTEREST. STATE
CODE, OF OTHER PARTIES TO LEASE OR	WHETHER LEASE IS FOR NONRESIDENTIAL REAL PROPERTY. STATE CONTRACT NUMBER
CONTRACT	OF ANY GOVERNMENT CONTRACT.
2017437 - 60000073	Contract Id:	730
BOMBARDIER, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn MS. DOMINIQUE MASSE	Type of Contract:	PILOT COMPUTER BASED TRAINING (CBT)
123 GARRATT BLVD.	Number:	MIS-0657
DOWNSVILLE ON M3K1Y5	DESCRIPTION: DATA LICENSE FOR PILOT CBT
CANADA

2017439 - 60000075	Contract Id:	5334
BURNS & MCDONNELL	Contracting Entity:	US AIRWAYS, INC.
Attn DAVID YEAMANS	Type of Contract:	CONSULTING SERVICES
9400 WARD PARKWAY	Number:	PHL 1100.07
KANSAS CITY MO 64114	DESCRIPTION: PHL — SERVICES — PROGRAM MANAGEMENT SERVICES

2017440 - 60000076	Contract Id:	4892
CABOT INDUSTRIAL PROPERTIES	Contracting Entity:	US AIRWAYS, INC.
C/O RREEF MANAGEMENT COMPANY	Type of Contract:	WAREHOUSE LEASE
8280 GREENSBORO DRIVE	Number:	DCA 1399L00101
SUITE 550	DESCRIPTION: DCA — WHSE — 451 CALVERT AVENUE, ALEXANDRIA LEASE
MCLEAN VA 22102

2017441 - 60000077	Contract Id:	4543
CARGEX RICHMOND LLP	Contracting Entity:	US AIRWAYS, INC.
38 PERIMETER RD	Type of Contract:	AIR FREIGHT LEASE
LONDONBERRY NH 03053	Number:	RIC 0781L00113
DESCRIPTION: RIC — AIR FREIGHT LEASE

2017442 - 60000078	Contract Id:	5340
CARR & DUFF, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn ROBERT W. DUFF	Type of Contract:	CONSTRUCTION
2100 BYBERRY ROAD	Number:	PHL 1100.4E
HUNTINGDON VALLEY PA 19006	DESCRIPTION: PHL — TERMINAL ONE ELECTRICAL/SPECIAL SYSTEMS

2017443 - 60000079	Contract Id:	913
CHARLESTON SKYCAP PARTNERS	Contracting Entity:	US AIRWAYS, INC.
Attn TIMOTHY SIMMONS	Type of Contract:	SKYCAP SERVICES
150 ANNA BELL LANE	Number:	CHS702SK
GOOSE CREEK SC 29445	DESCRIPTION: PROVIDE SKYCAP SERVICES AT CHS

2017444 - 60000080	Contract Id:	914
CHARLESTON SKYCAP PARTNERS	Contracting Entity:	US AIRWAYS, INC.
Attn TIMOTHY SIMMONS	Type of Contract:	SKYCAP SERVICES
150 ANNA BELL LANE	Number:	CHS702SK
GOOSE CREEK SC 29445	DESCRIPTION: PROVIDE SKYCAP SERVICES AT CHS

2017445 - 60000081	Contract Id:	5139
CITY OF NEW ORLEANS	Contracting Entity:	US AIRWAYS, INC.
Attn ROY WILLIAMS, DIRECTOR OF AVIATION	Type of Contract:	TERMINAL LEASE
NEW ORLEANS AVIATION BOARD	Number:	MSY 0193L00109
P.O. BOX 20007	DESCRIPTION: MSY — TERMINAL LEASE
900 AIRLINE HIGHWAY
NEW ORLEANS LA 70141

2017446 - 60000082	Contract Id:	5140
CITY OF NEW ORLEANS	Contracting Entity:	US AIRWAYS, INC.
Attn ROY WILLIAMS, DIRECTOR OF AVIATION	Type of Contract:	AIR FREIGHT LEASE
NEW ORLEANS AVIATION BOARD	Number:	MSY 0792L00100
P.O. BOX 20007	DESCRIPTION: MSY — CUSTOMS OFFICE — MTM
900 AIRLINE HIGHWAY
NEW ORLEANS LA 70141

2017447 - 60000083	Contract Id:	5790
COLLINS AVIATION SERVICES	Contracting Entity:	PSA AIRLINES, INC.
Attn DAVID UNKRICH	Type of Contract:	REPAIR & MAINTENANCE AGREEMENT
400 COLLINS ROAD NE	Number:	03B01932
CEDAR RAPIDS IA 52498	DESCRIPTION: CRJ—200 AVIONICS REPAIR AND ASSET MANAGEMENT AGREEMENT MCPH

Exhibit U-5
Post-Effective Date Determination Schedule

NAME AND MAILING ADDRESS, INCLUDING ZIP	DESCRIPTION OF CONTRACT OR LEASE AND NATURE OF DEBTOR’S INTEREST. STATE
CODE, OF OTHER PARTIES TO LEASE OR	WHETHER LEASE IS FOR NONRESIDENTIAL REAL PROPERTY. STATE CONTRACT NUMBER
CONTRACT	OF ANY GOVERNMENT CONTRACT.
2014523 - 60001685	Contract Id:	1197
DAL GLOBAL SERVICES, LLC	Contracting Entity:	US AIRWAYS, INC.
Attn JOYCE LEE	Type of Contract:	ON-CALL AIRCRAFT MAINTENANCE
1007 VIRGINIA AVE.	Number:	SAV654OC
SUITE 100	DESCRIPTION: ON-CALL AIRCRAFT MTC. — SAV (ORIGINAL AGREEMENT WAS VENDOR’S CONTRACT) AMENDMENT #1 TO REFLECT CHANGES TO RATES, INVOICE ADDRESS AND NOTICES ADDRESS THAT HAD BEEN EFFECTIVE 9/15/2003
ATLANTA GA 30354

2014524 - 60001686	Contract Id:	9454
DAL GLOBAL SERVICES, LLC	Contracting Entity:	US AIRWAYS, INC.
Attn PHILLIP SKINNER	Type of Contract:	SNOW REMOVAL SERVICES
1007 VIRGINIA AVENUE	Number:	DEN305SR
SUITE 100	DESCRIPTION: SNOW REMOVAL SERVICES @ DEN
ATLANTA GA 30354-1325

2014525 - 60001687	Contract Id:	1243
DAL GLOBAL SERVICES, LLC	Contracting Entity:	US AIRWAYS, INC.
Attn PHILLIP J. SKINNER	Type of Contract:	ON-CALL AIRCRAFT MAINTENANCE
1007 VIRGINIA AVENUE	Number:	SAV654OC
SUITE 100	DESCRIPTION: ON-CALL AIRCRAFT MTC. — SAV
ATLANTA GA 30354

2014526 - 60001688	Contract Id:	9463
DAL GLOBAL SERVICES, LLC	Contracting Entity:	US AIRWAYS, INC.
Attn SHAWN JESTER	Type of Contract:	AIRPORT SERVICES
1007 VIRGINIA AVENUE	Number:	ATL234TC
SUITE 100	DESCRIPTION: TICKET CHECKER SERVICES
ATLANTA GA 30354-1325

2014572 - 60001734	Contract Id:	1240
DAL GLOBAL SERVICES, LLC	Contracting Entity:	US AIRWAYS, INC.
Attn MANAGER — PLANNING & DEVELOPMENT	Type of Contract:	ON-CALL AIRCRAFT MAINTENANCE
1007 VIRGINIA AVENUE	Number:	CHS852OC
SUITE 100	DESCRIPTION: DGS CONTRACT FAXED TO LEGAL FOR REVIEW ON APRIL 04, 2000. LEGAL HAS PREVIOUSLY APPROVED SIGNING OF DGS CONTRACT FOR SERVICE AT SAV. ON AUGUST 16, 2000, RECEIVED ELECTRONIC COPIES OF DGS’S CONTRACT AND ATTACHED COPIES TO THE LOG.
ATLANTA GA 30354

2014573 - 60001735	Contract Id:	1241
DAL GLOBAL SERVICES, LLC	Contracting Entity:	US AIRWAYS, INC.
Attn MANAGER — PLANNING & DEVELOPMENT	Type of Contract:	ON-CALL GSE MAINTENANCE
1007 VIRGINIA AVENUE	Number:	CHS853OM
SUITE 100	DESCRIPTION: DGS CONTRACT FAXED TO LEGAL FOR REVIEW ON 04/04/00. LEGAL HAS PREVIOUSLY APPROVED SIGNING OF DGS CONTRACTS AT SAV FOR SAME SERVICE. ON AUGUST 16, 2000, RECEIVED ELECTRONIC COPIES OF DGS’S CONTRACT AND ATTACHED COPIES TO THE LOG.
ATLANTA GA 30354

2017451 - 60000087	Contract Id:	1196
DAL GLOBAL SERVICES, LLC	Contracting Entity:	US AIRWAYS, INC.
Attn JOYCE LEE	Type of Contract:	ON-CALL AND PM GSE MAINTENANCE
1007 VIRGINIA AVE.	Number:	SAV655OM
SUITE 100	DESCRIPTION: ON-CALL AND PM GSE MAINTENANCE AT SAV. ORIGINAL AGREEMENT WAS THE VENDOR’S AGREEMENT. AMENDMENT #1 TO REFLECT NEW RATES THAT WENT INTO EFFECT 9/15/2003.
ATLANTA GA 3032541325

2017452 - 60000088	Contract Id:	1242
DAL GLOBAL SERVICES, LLC	Contracting Entity:	US AIRWAYS, INC.
Attn PHILLIP J. SKINNER	Type of Contract:	CORPORATE PURCHASING
1007 VIRGINIA AVENUE	Number:	SAV655OM
SUITE 100	DESCRIPTION: ON-CALL GSE MTC. AT SAV
ATLANTA GA 30354

2014578 - 60001740	Contract Id:	1245
DELTA AIR LINES, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn MARYANN GILLESPIE	Type of Contract:	CORPORATE PURCHASING
P.O. BOX 20706	Number:	EWR344OC
ATLANTA GA 30320-6001	DESCRIPTION: AIRCRAFT ON-CALL MAINTENANCE SERVICES @ EWR

Exhibit U-5
Post-Effective Date Determination Schedule

NAME AND MAILING ADDRESS, INCLUDING ZIP	DESCRIPTION OF CONTRACT OR LEASE AND NATURE OF DEBTOR’S INTEREST. STATE
CODE, OF OTHER PARTIES TO LEASE OR	WHETHER LEASE IS FOR NONRESIDENTIAL REAL PROPERTY. STATE CONTRACT NUMBER
CONTRACT	OF ANY GOVERNMENT CONTRACT.
2017454 - 60000090	Contract Id:	1352
E*TRADE	Contracting Entity:	US AIRWAYS, INC.
Attn JONATHAN BROOKS	Type of Contract:	STOCK PLAN ADMINISTRATION
SENIOR ACCOUNT MANAGER	DESCRIPTION: BROKERAGE SERVICES FOR EMPLOYEE STOCK PLAN PARTICIPANTS
E*TRADE FINANCIAL CORPORATE SERVICES INC
135 EAST 57TH STREET
NEW YORK NY 10022

2017455 - 60000091	Contract Id:	1375
EDS	Contracting Entity:	US AIRWAYS, INC.
Attn KEVIN O’SHAUGHNESSY	Type of Contract:	SERVICE
13951 TRINITY BLVD	Number:	0312-0305
FORT WORTH TX 76155	DESCRIPTION: MANAGED SERVICES OUTSOURCED AGREEMENT

2017456 - 60000092	Contract Id:	9432
EDS	Contracting Entity:	US AIRWAYS, INC.
Attn SANDRA CHEREB	Type of Contract:	BAGGAGE CLAIMS CENTRAL FILING
2101 ROSECRANS AVENUE	Number:	USA356MS
EL SEGUNDO CA 90245	DESCRIPTION: VENDOR CONTRACT — PROVIDE BAGGAGE CLAIMS CENTRAL FILING SYSTEM (BCCFS)

2017457 - 60000093	Contract Id:	10374
EMBRAER — EMPRESA BRASILIERA	Contracting Entity:	US AIRWAYS, INC.
DE AERONAUTICA S.A.	Type of Contract:	MAINTENANCE AGREEMENT
JOHN LINN	DESCRIPTION: TSP/PARTS AGREEMENT — LOI #1
276 SOUTHWEST 34TH STREET
FORT LAUDERDALE FL 33315

2017458 - 60000094	Contract Id:	10375
EMBRAER — EMPRESA BRASILIERA	Contracting Entity:	US AIRWAYS, INC.
DE AERONAUTICA S.A.	Type of Contract:	MAINTENANCE AGREEMENT
JOHN LINN	DESCRIPTION: TSP/PARTS AGREEMENT — LOI #1 — AMENDMENT #1
276 SOUTHWEST 34TH STREET
FORT LAUDERDALE FL 33315

2017459 - 60000095	Contract Id:	20018
EMBRAER — EMPRESA BRASILIERA	Contracting Entity:	US AIRWAYS, INC.
DE AERONAUTICA S.A.	Type of Contract:	AIRCRAFT RELATED
JOHN LINN	DESCRIPTION: TSP/PARTS AGREEMENT — LOI #1 AMENDMENT #2
276 SOUTHWEST 34TH STREET
FORT LAUDERDALE FL 33315

2017460 - 60000096	Contract Id:	30006
EMBRAER — EMPRESA BRASILIERA	Contracting Entity:	US AIRWAYS GROUP, INC.
DE AERONAUTICA S.A.	Type of Contract:	AIRCRAFT SALES & SERVICES CONTRACT
AV. BRIGADEIRO FARIA LIMA, 2170	Number:	DCT-021/03
12.227-901	DESCRIPTION: EMBRAER 170 PURCHASE AGREEMENT DCT-021/03,
DATED MAY 9, 2003 BETWEEN EMBRAER — EMPRESA BRASILEIRA DE AERONAUTICA S.A AND US AIRWAYS GROUP, AS AMENDED.
ATTN: FREDERICO FLUERY CURADO SAO JOSE DOS CAMPOS — SP
BRAZIL

2017461 - 60000097	Contract Id:	9512
EMBRAER — EMPRESA BRASILIERA	Contracting Entity:	US AIRWAYS, INC.
DE AERONAUTICA S.A.	Type of Contract:	PARTS MANAGEMENT
JOHN LINN	Number:	0311-0007
276 SOUTHWEST 34TH STREET	DESCRIPTION: TSP/PARTS AGREEMENT — LOI #1 AMENDMENT #3
FORT LAUDERDALE FL 33315

2017462 - 60000098	Contract Id:	9506
EMBRAER — EMPRESA BRASILIERA	Contracting Entity:	US AIRWAYS, INC.
DE AERONAUTICA S.A.	Type of Contract:	LOI EMBRAER MATERIAL SUPPORT PROG.
JOHN LINN	Number:	0311-0007
276 SOUTHWEST 34TH STREET	DESCRIPTION: TSP/PARTS AGREEMENT — LOI #2
FORT LAUDERDALE FL 33315

Exhibit U-5
Post-Effective Date Determination Schedule

NAME AND MAILING ADDRESS, INCLUDING ZIP	DESCRIPTION OF CONTRACT OR LEASE AND NATURE OF DEBTOR’S INTEREST. STATE
CODE, OF OTHER PARTIES TO LEASE OR	WHETHER LEASE IS FOR NONRESIDENTIAL REAL PROPERTY. STATE CONTRACT NUMBER
CONTRACT	OF ANY GOVERNMENT CONTRACT.
2017463 - 60000099	Contract Id:	20062
EMBRAER — EMPRESA BRASILIERA	Contracting Entity:	US AIRWAYS, INC.
DE AERONAUTICA S.A.	Type of Contract:	MAINTENANCE AGREEMENT
JOHN LINN	DESCRIPTION: TSP/PARTS AGREEMENT — LOI #2 — AMENDMENT #1
276 SOUTHWEST 34TH STREET
FORT LAUDERDALE FL 33315

2017464 - 60000100	Contract Id:	9503
EMBRAER — EMPRESA BRASILIERA	Contracting Entity:	US AIRWAYS, INC.
DE AERONAUTICA S.A.	Type of Contract:	LOI EMBRAER MATERIAL SUPPORT PROG.
JOHN LINN	Number:	0311-0007
276 SOUTHWEST 34TH STREET	DESCRIPTION: TSP/PARTS AGREEMENT #2 — AMENDMENT #2
FORT LAUDERDALE FL 33315

2017464 - 60004545	Contract Id:	20068
EMBRAER — EMPRESA BRASILIERA	Contracting Entity:	US AIRWAYS, INC.
DE AERONAUTICA S.A.	Type of Contract:	MAINTENANCE AGREEMENT
JOHN LINN	Number:	0311-0007
276 SOUTHWEST 34TH STREET	DESCRIPTION: TSP/PARTS AGREEMENT — LOI #2 — AMENDMENT #3
FORT LAUDERDALE FL 33315

2017464 - 60004546	Contract Id:	20069
EMBRAER — EMPRESA BRASILIERA	Contracting Entity:	US AIRWAYS, INC.
DE AERONAUTICA S.A.	Type of Contract:	MAINTENANCE AGREEMENT
JOHN LINN	Number:	0311-0007
276 SOUTHWEST 34TH STREET	DESCRIPTION: TSP/PARTS AGREEMENT — LOI #2 — AMENDMENT #4
FORT LAUDERDALE FL 33315

2017464 - 60004547	Contract Id:	20070
EMBRAER — EMPRESA BRASILIERA	Contracting Entity:	US AIRWAYS, INC.
DE AERONAUTICA S.A.	Type of Contract:	MAINTENANCE AGREEMENT
JOHN LINN	Number:	0311-0007
276 SOUTHWEST 34TH STREET	DESCRIPTION: TSP/PARTS AGREEMENT — LOI #2 — AMENDMENT #5
FORT LAUDERDALE FL 33315

2017469 - 60000105	Contract Id:	1485
FEDEX CORPORATION	Contracting Entity:	US AIRWAYS, INC.
Attn A.J. SAIN	Type of Contract:	SERVICE AGREEMENT
942 S. SHADY GROVE RD	Number:	FDX00MW002
MEMPHIS TN 38120	DESCRIPTION: INTERLINE AGREEMENT

2017470 - 60000106	Contract Id:	1486
FEDEX CORPORATION	Contracting Entity:	US AIRWAYS, INC.
Attn A.J. SAIN	Type of Contract:	SERVICE AGREEMENT
942 SOUTH SHADY GROVE RD	Number:	FDX00MW002
MEMPHIS TN 38120	DESCRIPTION: MODIFIED ASSUMPTION AMENDMENT LETTER

2017471 - 60000107	Contract Id:	5299
FIRE PROTECTION INDUSTRIES, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn ED TAUSS	Type of Contract:	CONSTRUCTION
1765 WOODHAVEN DRIVE	Number:	PHL 1100.4F
BENSALEM PA 19020	DESCRIPTION: PHL — TERMINAL ONE FIRE PROTECTION

2017465 - 60000101	Contract Id:	1469
FLIGHT SERVICES & SYSTEMS, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn BOBBY WEITZEL	Type of Contract:	AIRPORT SERVICES
6100 ROCKSIDE WOODS BLVD.	Number:	AVP287RH
SUITE 355	DESCRIPTION: RAMP HANDLING SERVICES
CLEVELAND OH 44131

2017466 - 60000102	Contract Id:	1470
FLIGHT SERVICES & SYSTEMS, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn BOBBY WEITZEL	Type of Contract:	AIRPORT SERVICES
6100 ROCKSIDE WOODS BLVD.	Number:	AVP287RH
SUITE 355	DESCRIPTION: RAMP HANDLING SERVICES
CLEVELAND OH 44131

Exhibit U-5
Post-Effective Date Determination Schedule

NAME AND MAILING ADDRESS,	DESCRIPTION OF CONTRACT OR LEASE AND NATURE OF DEBTOR’S INTEREST. STATE
INCLUDING ZIP CODE, OF OTHER PARTIES TO	WHETHER LEASE IS FOR NONRESIDENTIAL REAL PROPERTY. STATE CONTRACT
LEASE OR CONTRACT	NUMBER OF ANY GOVERNMENT CONTRACT.
2017467 - 60000103	Contract Id:	1472
FLIGHT SERVICES & SYSTEMS, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn BOBBY WEITZEL	Type of Contract:	AIRPORT SERVICES
6100 ROCKSIDE WOODS BLVD.	Number:	AVP511TC
SUITE 355	DESCRIPTION: TICKET CHECKER SERVICES
CLEVELAND OH 44131

2017468 - 60000104	Contract Id:	9381
FLIGHT SERVICES & SYSTEMS, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn ROBERT P. WEITZEL	Type of Contract:	RAMP HANDLING SERVICES
10235 BRECKSVILLE ROAD	Number:	AVP287RH
SUITE 100	DESCRIPTION: RAMP HANDLING SERVICES @ AVP
BRECKSVILLE OH 44141

2017497 - 60000133	Contract Id:	1598
GEARHEART AVIATION SERVICES, LLC	Contracting Entity:	US AIRWAYS, INC.
Attn GREG BUCKMASTER	Type of Contract:	ON-CALL AIRCRAFT MAINTENANCE
6321 E. BRYAN BOULEVARD	Number:	IND337OC
GREENSBORO NC 27409	DESCRIPTION: PROVIDE ON-CALL AIRCRAFT MAINTENANCE AT IND.

2014986 - 60002148	Contract Id:	1588
GENERAL ELECTRIC COMPANY	Contracting Entity:	US AIRWAYS, INC.
Attn KENT LEHMANN	Type of Contract:	A/C & TECH. PROCUREMENT CONTRACT
ONE NEUMAN WAY	Number:	0407-0008
MD F108	DESCRIPTION: AMENDMENT LETTER AGREEMENT 1-1 TO GE GTA NO. CF34-05-03-125
CINCINNATI OH 45215

2014991 - 60002153	Contract Id:	10378
GENERAL ELECTRIC COMPANY	Contracting Entity:	US AIRWAYS, INC.
Attn CARL SWABEK	Type of Contract:	MAINTENANCE AGREEMENT
ONE NEUMANN WAY MD 111	DESCRIPTION: ORIGINAL GTA
CINCINNATI OH 45215

2014998 - 60002160	Contract Id:	9511
GENERAL ELECTRIC COMPANY	Contracting Entity:	US AIRWAYS GROUP, INC.
Attn KENT LEHMANN	Type of Contract:	GE ENGINE AGREEMENT
ONE NEUMAN WAY	Number:	CF34-05-03-125
MD F108	DESCRIPTION: GENERAL TERMS AGREEMENT AND ASSOCIATED LETTER AGREEMENT NO. 1 FOR PURCHASE OF CF34 ENGINES BY US AIRWAYS GROUP
CINCINNATI OH 45215

2017498 - 60000134	Contract Id:	1610
GEORGE SABOTA	Contracting Entity:	US AIRWAYS, INC.
Attn GEORGE SABOTA	Type of Contract:	AIRPORT SERVICES
330 WALL STREET	Number:	ABE847OM
BETHLEHEM PA 18018	DESCRIPTION: ON-CALL GSE MAINTENANCE

2017427 - 60000063	Contract Id:	599
GLOBE GROUND NORTH AMERICA, LLC	Contracting Entity:	US AIRWAYS, INC.
Attn TIM ARCHER	Type of Contract:	CORPORATE PURCHASING
5851 SOUTH CARGO ROAD	Number:	BHM685GH
CLEVELAND OH 44135	DESCRIPTION: PROVIDE GROUND HANDLING AND JANITORIAL SERVICES

2017676 - 60000312	Contract Id:	3166
GLOBE GROUND NORTH AMERICA, LLC	Contracting Entity:	US AIRWAYS, INC.
Attn DAVE SOMMERS	Type of Contract:	CARGO TERMINAL HANDLING SERVICES
5200 BLUE LAGOON DRIVE	Number:	BHM408CH
SUITE 700	DESCRIPTION: AT BIRMINGHAM, AL (BHM) PROVIDES CARGO HANDLING SERVICES USING THEIR FACILITY
MIAMI FL 33128

2017677 - 60000313	Contract Id:	3167
GLOBE GROUND NORTH AMERICA, LLC	Contracting Entity:	US AIRWAYS, INC.
Attn DAVE SOMMERS	Type of Contract:	CARGO TERMINAL HANDLING SERVICES
5200 BLUE LAGOON DRIVE	Number:	BHM408CH
SUITE 700	DESCRIPTION: AMENDMENT TO BIRMINGHAM, AL (BHM) PROVIDES CARGO HANDLING AGREEMENT
MIAMI FL 33128

Exhibit U-5
Post-Effective Date Determination Schedule

NAME AND MAILING ADDRESS,	DESCRIPTION OF CONTRACT OR LEASE AND NATURE OF DEBTOR’S INTEREST. STATE
INCLUDING ZIP CODE, OF OTHER PARTIES TO	WHETHER LEASE IS FOR NONRESIDENTIAL REAL PROPERTY. STATE CONTRACT
LEASE OR CONTRACT	NUMBER OF ANY GOVERNMENT CONTRACT.
2017678 - 60000314	Contract Id:	3170
GLOBE GROUND NORTH AMERICA, LLC	Contracting Entity:	US AIRWAYS, INC.
Attn DAVE SOMMERS	Type of Contract:	MAIL SORT/HANDLING
5200 BLUE LAGOON DRIVE	Number:	DFW405CH
SUITE 700	DESCRIPTION: RUNNING OF MAIL BETWEEN TERMINAL AND POSTAL FACILITY + SORTING OF MAIL FOR OUTBOUND FLIGHTS WITH DELIVERY TO RAMP STAGING AREA.
MIAMI FL 33128

2017679 - 60000315	Contract Id:	3171
GLOBE GROUND NORTH AMERICA, LLC	Contracting Entity:	US AIRWAYS, INC.
Attn DAVE SOMMERS	Type of Contract:	CARGO TERMINAL HANDLING SERVICES
5200 BLUE LAGOON DRIVE	Number:	PHX371CH
SUITE 700	DESCRIPTION: FOR PHOENIX, AZ (PHX) PROVIDES CARGO TERMINAL HANDLING SERVICES USING A UNITED AIRLINES FACILITY.
MIAMI FL 33128

2017680 - 60000316	Contract Id:	10358
GLOBE GROUND NORTH AMERICA, LLC	Contracting Entity:	US AIRWAYS, INC.
Attn MICHAEL J. HANCOCK	Type of Contract:	RAMP HANDLING SERVICES
5200 BLUE LAGOON DRIVE, SUITE 770	DESCRIPTION: SRQ RAMP HANDLING
MIAMI FL 33126

2017681 - 60000317	Contract Id:	3168
GLOBE GROUND NORTH AMERICA, LLC	Contracting Entity:	US AIRWAYS, INC.
Attn WES BEMENT	Type of Contract:	CARGO TERMINAL HANDLING SERVICES
PO BOX 72032	Number:	CLE228CH
CLEVELAND HOPKINS INT’L AIRPORT	DESCRIPTION: AT CLEVELAND, OH (CLE) PROVIDES CARGO HANDLING SERVICES USING THEIR FACILITY.
CLEVELAND OH 44135

2017682 - 60000318	Contract Id:	3174
GLOBE GROUND NORTH AMERICA, LLC	Contracting Entity:	US AIRWAYS, INC.
Attn WES BEMENT	Type of Contract:	THIRD PARTY GSE MAINTENANCE
5200 BLUE LAGOON DRIVE, SUITE 700	Number:	CLE373OM-1
MIAMI FL 33126	DESCRIPTION: PROVIDE GSE MAINTENANCE FOR CLE.

2017683 - 60000319	Contract Id:	3175
GLOBE GROUND NORTH AMERICA, LLC	Contracting Entity:	US AIRWAYS, INC.
Attn WES BEMENT	Type of Contract:	THIRD PARTY GSE MAINTENANCE
5200 BLUE LAGOON DRIVE	Number:	CLE373OM
SUITE 700	DESCRIPTION: PROVIDE ON CALL GSE MAINTENANCE
MIAMI FL 33126

2017527 - 60000163	Contract Id:	1725
GOODRICH AEROSPACE	Contracting Entity:	US AIRWAYS, INC.
Attn GEORGE DELHOMME (CONTRACTS MANAGER)	Type of Contract:	MAINTENANCE
16150 S. GREENO ROAD	Number:	RVRSR026A
FOLEY AL 36535	DESCRIPTION: OVERHAUL AND PARTS CONTRACT

2018377 - 60004541	Contract Id:	5006
GREATER ORLANDO AVIATION AUTHORITY	Contracting Entity:	US AIRWAYS, INC.
Attn EXECUTIVE DIRECTOR	Type of Contract:	AIR FREIGHT LEASE
ONE AIRPORT BOULEVARD	Number:	MCO 0789L00107
ORLANDO FL 32827-4399	DESCRIPTION: MCO — ORLANDO FL AIR FREIGHT LEASE

2017528 - 60000164	Contract Id:	5007
GREYLOCK LP	Contracting Entity:	US AIRWAYS, INC.
C/O THE ELMHURST GROUP	Type of Contract:	OFF ARPT-O LEASE
ONE BIGALOW SQUARE	Number:	PIT 1390L00104
SUITE 630	DESCRIPTION: PIT — PITTSBURGH AIRPORT INDUSTRIAL PARK — WAREHOUSE NO.2 — MAINTENANCE
PITTSBURGH PA 15219

2017531 - 60000167	Contract Id:	5310
HAMADA, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn EARL J. CAIN	Type of Contract:	CONSTRUCTION
2848 FRANKFORD AVENUE	Number:	PHL 1100.3R
PHILADELPHIA PA 19134	DESCRIPTION: PHL — TERMINAL ONE ROOFING

Exhibit U-5
Post-Effective Date Determination Schedule

NAME AND MAILING ADDRESS,	DESCRIPTION OF CONTRACT OR LEASE AND NATURE OF DEBTOR’S INTEREST. STATE
INCLUDING ZIP CODE, OF OTHER PARTIES TO	WHETHER LEASE IS FOR NONRESIDENTIAL REAL PROPERTY. STATE CONTRACT
LEASE OR CONTRACT	NUMBER OF ANY GOVERNMENT CONTRACT.
2017767 - 60004532	Contract Id:	1795
HAMILTON SUNDSTRAND CORP. (APIC)	Contracting Entity:	US AIRWAYS, INC.
Attn KARL JOHANSON	Type of Contract:	NONE ASSIGNED
4400 RUFFIN ROAD	Number:	0306-0024
BOX 85757	DESCRIPTION: AMENDMENT TO EXHIBIT F — ESCALATION
SAN DIEGO CA 92186-5757

2017768 - 60004533	Contract Id:	1796
HAMILTON SUNDSTRAND CORP. (APIC)	Contracting Entity:	US AIRWAYS, INC.
Attn KARL JOHANSON	Type of Contract:	NONE ASSIGNED
4400 RUFFIN ROAD	Number:	0306-0024
BOX 85757	DESCRIPTION: 10 YEAR MCPH SERVICES CONTRACT FOR APS3200 APUS/LRUS
SAN DIEGO CA 92186-5757

2017532 - 60000168	Contract Id:	1797
HAMPTON INN BROADWAY	Contracting Entity:	US AIRWAYS, INC.
Attn PAUL GARCIA	Type of Contract:	FLIGHT CREW HOTEL ROOMS
1140 CELEBRITY CIRCLE	DESCRIPTION: FLIGHT CREW HOTEL ROOMS — MOVED FROM LANDMARK TO SOLVE “PROBLEM PROPERTY”
MYRTLE BEACH SC 29577

2017533 - 60000169	Contract Id:	5008
HIGHWOODS PROPERTIES	Contracting Entity:	US AIRWAYS, INC.
380 KNOLLWOOD STREET	Type of Contract:	OFFICE LEASE
SUITE 430	Number:	INT 0389L00403
WINSTON-SALEM NC 27103	DESCRIPTION: INT — WINSTON-SALEM, NC GENERAL OFFICE/ADMIN. LEASE MADISON PARK-5640 G — IT BACKBONE HUB.

2017534 - 60000170	Contract Id:	5010
HIGHWOODS PROPERTIES	Contracting Entity:	US AIRWAYS, INC.
380 KNOLLWOOD STREET	Type of Contract:	OFFICE LEASE
SUITE 430	Number:	INT 0389L00213
WINSTON-SALEM NC 27103	DESCRIPTION: INT — WINSTON-SALEM, NC GENERAL OFFICE/ADMIN LEASE MADISON PARK — 5620/5630 — REVENUE ACCOUNTING

2017536 - 60000172	Contract Id:	9467
HILTON ST. PETERSBURG	Contracting Entity:	US AIRWAYS, INC.
Attn JEFF HAHN, DOS	Type of Contract:	SERVICE
333 FIRST STREET SOUTH	Number:	TPAL087MC
ST. PETERSBURG FL 33701	DESCRIPTION: TPA LONG LAYOVER

2015171 - 60002333	Contract Id:	1875
HONEYWELL	Contracting Entity:	US AIRWAYS, INC.
Attn DEBBIE PEDERLIE	Type of Contract:	HONEYWELL EGPWS/PWS EQUIPMENT
15001 N.E. 36 ST.	Number:	EGPWS/PWS001
REDMOND WA 98073-9701	DESCRIPTION: AGREEMENT FOR THE PURCHASE OF AND SUPPORT OF EGPWS AND PWS EQUIPMENT FOR THE 737-300,400,500, 757-200, AND 767-200 SERIES AIRCRAFT.

2015174 - 60002336	Contract Id:	1879
HONEYWELL INTERNATIONAL, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn BRIAN WENIG	Type of Contract:	APU/LRU REPAIR AND OVERHAUL
PHOENIX REPAIR FACILITY	Number:	0310-0006
1944 EAST SKY HARBOR CIRCLE	DESCRIPTION: GTCP 331-350C MAINTENANCE SUPPORT AGREEMENT
PHOENIX AZ 85034

2015175 - 60002337	Contract Id:	1880
HONEYWELL INTERNATIONAL, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn HEATH PATRICK	Type of Contract:	STRATEGIC SOURCING CONTRACT
ANNISTON REPAIR FACILITY	Number:	ATP00SMY-115
#1 CLIFF GARRETT ROAD	DESCRIPTION: PVAC AGREEMENT
ANNISTON AL 36202

Exhibit U-5
Post-Effective Date Determination Schedule

NAME AND MAILING ADDRESS,	DESCRIPTION OF CONTRACT OR LEASE AND NATURE OF DEBTOR’S INTEREST. STATE
INCLUDING ZIP CODE, OF OTHER PARTIES TO	WHETHER LEASE IS FOR NONRESIDENTIAL REAL PROPERTY. STATE CONTRACT
LEASE OR CONTRACT	NUMBER OF ANY GOVERNMENT CONTRACT.
2015179 - 60002341	Contract Id:	1884
HONEYWELL, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn OLGA PEREZ	Type of Contract:	AEROSPACE HARDWARE
2525 WEST 190TH STREET	Number:	ATP00KDM-043
MAIL STOP 23-1-HPG	DESCRIPTION: HONEYWELL HPG HAS BEEN AWARDED THIS CONTRACT BASED UPON FAVORABLE OVERALL PRICING FOR AEROSPACE HARDWARE. PRODUCTS CONSIST OF AIRCRAFT RELATED FASTENERS, ELECTRICAL, AND HOSE ITEMS. CONTRACT CONSISTS OF 14,000+ CPN’S WITH THE POTENTIAL TO ADD MORE PENDI
TORRENCE CA 90504

2015229 - 60002391	Contract Id:	1968
IDC AEROSPACE	Contracting Entity:	US AIRWAYS, INC.
Attn JEAN-MARC MONTEIRO	Type of Contract:	AIRCRAFT PARTS
8050 W. FAIRLAINE AVENUE	Number:	0111-0003
MILWAUKEE WI 53223	DESCRIPTION: A TWO YEAR AGREEMENT FOR THE PURCHASE OF MOSTLY EXPENDABLE ITEMS THAT HAS AN OPTION TO EXTEND TO A FIVE YEAR AGREEMENT IF REPAIR PRICING AGREEMENT WITH IDC IS SUCCESSFUL. FIVE YEAR AGREEMENT ESTIMATED TOTAL CONTRACT VALUE WOULD BE $7,500,000.

2017570 - 60000206	Contract Id:	2031
INTERVOICE, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn CHIP LILLEY	Type of Contract:	SERVICE
17811 WATERVIEW PARKWAY	Number:	0409-0073
DALLAS TX 75252	DESCRIPTION: INTERVOICE REALCARE MAINTENANCE AGREEMENT

2017571 - 60000207	Contract Id:	5317
JERVIS B. WEBB COMPANY	Contracting Entity:	US AIRWAYS, INC.
Attn KENNETH M. HAMEL	Type of Contract:	CONSTRUCTION
34375 W. TWELVE MILE ROAD	Number:	PHL 1100.4B
FARMINGTON HILLS MI 483315624	DESCRIPTION: PHL — TERMINAL ONE BAGGAGE CONVEYOR SYSTEMS

2017572 - 60000208	Contract Id:	2110
JOHNSON CONTROLS, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn JEFFERY W. HICKMAN	Type of Contract:	AIRPORT SERVICES
9844B SOUTHERN BOULEVARD	Number:	CLT904HV
CHARLOTTE NC 28273-5561	DESCRIPTION: HVAC SERVICE

2017573 - 60000209	Contract Id:	2111
JOHNSON CONTROLS, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn JEFFERY W. HICKMAN	Type of Contract:	AIRPORT SERVICES
9844B SOUTHERN BOULEVARD	Number:	CLT904HV
CHARLOTTE NC 28273-5561	DESCRIPTION: HVAC SERVICE

2017576 - 60000212	Contract Id:	5323
KOHN PEDERSON FOX ASSOCIATES	Contracting Entity:	US AIRWAYS, INC.
Attn ROBERT CIOPPA	Type of Contract:	CONSTRUCTION
111 WEST 57TH STREET	Number:	PHL 1100.12
NEW YORK NY 10019	DESCRIPTION: PHL — SERVICES — DESIGN SERVICES

2017578 - 60000214	Contract Id:	6090
LANE AVIATION CORPORATION	Contracting Entity:	US AIRWAYS, INC.
Attn STEVE EVANS	Type of Contract:	INTO PLANE AND RELATED FUEL SERVICE
PORT COLUMBUS INTERNATIONAL AIRPORT	DESCRIPTION: INTO PLANE AND RELATED FUEL SERVICES — COLUMBUS, OH AIRPORT; CONTRACT ENDS 1/17/2005
PO BOX 360420
COLUMBUS OH 43220

2017579 - 60000215
LANE AVIATION CORPORATION	Contract Id:	4720
Attn THOMAS DEUBER	Contracting Entity:	MATERIAL SERVICES COMPANY, INC.
4389 INTERNATIONAL GATEWAY	Type of Contract:	INTO-PLANE FUEL AGREEMENT
COLUMBUS OH 43219	DESCRIPTION: INTO-PLANE FUEL AGREEMENT — COLUMBUS, OH

Exhibit U-5
Post-Effective Date Determination Schedule

NAME AND MAILING ADDRESS,	DESCRIPTION OF CONTRACT OR LEASE AND NATURE OF DEBTOR’S INTEREST. STATE
INCLUDING ZIP CODE, OF OTHER PARTIES TO	WHETHER LEASE IS FOR NONRESIDENTIAL REAL PROPERTY. STATE CONTRACT
LEASE OR CONTRACT	NUMBER OF ANY GOVERNMENT CONTRACT.
2017583 - 60000219	Contract Id:	6639
LUFTHANSA CARGO AG	Contracting Entity:	US AIRWAYS, INC.
Attn DR. GABRIELA KROLL	Type of Contract:	INTERLINE CARRIAGE AND HANDLING AGR
GATE 25	DESCRIPTION: INTERLINE CARRIAGE AND HANDLING AGR — WESTBOUND “AGREEMENT FOR INTERLINE CARGO CARRIAGE AND HANDLING BETWEEN US AIRWAYS, INC. AND LUFTHANSA CARGO AG”
BUILDING 451
NETWORK MGMT AND AIRLINE ALLIANCES
FRANKFURT/MAIN
GERMANY

2017584 - 60000220	Contract Id:	2390
MEDAIRE, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn SUNSHINE MCCARTHY	Type of Contract:	STRATEGIC SOURCING CONTRACT
1301 E. MCDOWELL RD., SUITE 204	Number:	0206-0022
PHOENIX AZ 85006	DESCRIPTION: FIVE YEAR AGREEMENT FOR IN-FLIGHT MEDICAL CONSULTING SERVICES.

2017585 - 60000221	Contract Id:	2392
MEDAIRE, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn VICE-PRESIDENT, OPERATIONS	Type of Contract:	MEDLINK SERVICE
1301 E. MCDOWELL ROAD	DESCRIPTION: MEDLINK FOR WHOLLY-OWNED EXPRESS CARRIERS
SUITE 204
PHOENIX AZ 85006

2017587 - 60000223	Contract Id:	10364
MESA AIR GROUP, INC	Contracting Entity:	US AIRWAYS, INC.
Attn MIKE LOTZ	Type of Contract:	EXPRESS AGREEMENT
410 NORTH 44TH STREET	DESCRIPTION: RJ SERVICE AGREEMENT
PHOENIX AZ 85008

2017588 - 60000224	Contract Id:	2420
MESA AIR GROUP, INC	Contracting Entity:	US AIRWAYS, INC.
Attn MIKE LOTZ	Type of Contract:	EXPRESS CONTRACT
410 NORTH 44TH STREET	DESCRIPTION: EMERGENCY SERVICES AGREEMENT
PHOENIX AZ 85008

2017589 - 60000225	Contract Id:	2423
MESA AIRLINES, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn BRIAN GILLMAN	Type of Contract:	EXPRESS CONTRACT
410 NORTH 44TH STREET	DESCRIPTION: SERVICE AGREEMENT WITH EXPRESS AFFILIATE
SUITE 700
PHOENIX AZ 85008

2017599 - 60000235	Contract Id:	4827
PHILADELPHIA AUTHORITY FOR INDUSTRIAL DEVELOPMENT	Contracting Entity: Type of Contract:	US AIRWAYS, INC. LEASE AGREEMENT
ATTN CHAIRMAN	DESCRIPTION: PHL — PROJECT DEVELOPMENT AGREEMENT
2600 CENTER SQUARE WEST
1500 MARKET STREET
PHILADELPHIA PA 191022126

2017600 - 60000236	Contract Id:	4834
PHILADELPHIA AUTHORITY FOR INDUSTRIAL DEVELOPMENT	Contracting Entity: Type of Contract:	US AIRWAYS, INC. LEASE AGREEMENT
ATTN CHAIRMAN	Number:	PHL
2600 CENTER SQUARE WEST	DESCRIPTION: PHL — FOUR PARTY AGREEMENT
1500 MARKET STREET
PHILADELPHIA PA 191022126

2017601 - 60000237	Contract Id:	4828
PHILADELPHIA AUTHORITY FOR INDUSTRIAL DEVELOPMENT	Contracting Entity: Type of Contract:	US AIRWAYS, INC. LEASE AGREEMENT
ATTN CHAIRMAN	Number:	PHL8
2600 CENTER SQUARE WEST	DESCRIPTION: PHL — SUBLEASE AGREEMENT (USE SPACE)
1500 MARKET STREET
PHILADELPHIA PA 191022126

Exhibit U-5
Post-Effective Date Determination Schedule

NAME AND MAILING ADDRESS, INCLUDING	DESCRIPTION OF CONTRACT OR LEASE AND NATURE OF DEBTOR’S INTEREST.
ZIP CODE, OF OTHER PARTIES TO LEASE OR	STATE WHETHER LEASE IS FOR NONRESIDENTIAL REAL PROPERTY. STATE
CONTRACT	CONTRACT NUMBER OF ANY GOVERNMENT CONTRACT.
2017602 - 60000238	Contract Id:	4829
PHILADELPHIA AUTHORITY FOR INDUSTRIAL DEVELOPMENT	Contracting Entity:	US AIRWAYS, INC.
ATTN CHAIRMAN	Type of Contract:	LEASE AGREEMENT
2600 CENTER SQUARE WEST	Number:	PHL 0400L00100
1500 MARKET STREET	DESCRIPTION: PHL — SUB-SUBLEASE AGREEMENT (USE SPACE)
PHILADELPHIA PA 191022126

2017604 - 60000240	Contract Id:	4831
PHILADELPHIA AUTHORITY FOR INDUSTRIAL DEVELOPMENT	Contracting Entity:	US AIRWAYS, INC.
ATTN CHAIRMAN	Type of Contract:	SUBLEASE
2600 CENTER SQUARE WEST	Number:	PHL7
1500 MARKET STREET	DESCRIPTION: PHL — SUB-SUBLEASE AGREEMENT (EXPRESS HANGER)
PHILADELPHIA PA 191022126

2017605 - 60000241	Contract Id:	4832
PHILADELPHIA AUTHORITY FOR INDUSTRIAL DEVELOPMENT	Contracting Entity:	US AIRWAYS, INC.
ATTN CHAIRMAN	Type of Contract:	LEASE AGREEMENT
2600 CENTER SQUARE WEST	Number:	PHL6
1500 MARKET STREET	DESCRIPTION: PHL — PARENT GUARANTY
PHILADELPHIA PA 191022126

2017606 - 60000242	Contract Id:	4833
PHILADELPHIA AUTHORITY FOR INDUSTRIAL DEVELOPMENT	Contracting Entity:	US AIRWAYS, INC.
ATTN CHAIRMAN	Type of Contract:	LEASE AGREEMENT
2600 CENTER SQUARE WEST	Number:	PHL5
1500 MARKET STREET	DESCRIPTION: PHL — SUBLEASE AGREEMENT EXPRESS HANGAR
PHILADELPHIA PA 191022126

2017607 – 60000243	Contract Id:	20023
PHILADELPHIA EAGLES, LLC	Contracting Entity:	US AIRWAYS, INC.
Attn CFO AND CMO	Type of Contract:	SPORTS SPONSORSHIP
NOVACARE COMPLEX	DESCRIPTION: 7-YEAR SPORTS SPONSORSHIP PACKAGE WITH THE EAGLES (NFL FOOTBALL)
ONE NOVACARE WAY
PHILADELPHIA PA 19145

2017608 - 60000244	Contract Id:	10189
PRATT & WHITNEY CANADA, INC.	Contracting Entity:	PIEDMONT AIRLINES, INC.
Attn SOPHIE BONIN	Type of Contract:	DASH 8-200 AGREEMENT
1000 MARIE-VICTORIN	Number:	00-1283
LONGUEUIL QC J4G 1A1	DESCRIPTION: MCPH AGREEMENT FOR REPAIR AND OVERHAUL OF PW-123C (DASH 8-200) ENGINES
CANADA

2017609 - 60000245	Contract Id:	10194
PRATT & WHITNEY CANADA, INC.	Contracting Entity:	PIEDMONT AIRLINES, INC.
Attn SOPHIE BONIN	Type of Contract:	DASH 8-300 AGREEMENT
1000 MARIE-VICTORIN	Number:	01-1442
LONGUEUIL QC J4G 1A1	DESCRIPTION: MCPH AGREEMENT FOR REPAIR AND OVERHAUL OF PW-123 (DASH 8-300) ENGINES
CANADA

2017613 - 60000249	Contract Id:	20056
PRIORITY PASS, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn TERRY EVANS	Type of Contract:	MARKETING
4125 KELLER SPRINGS ROAD	DESCRIPTION: USAGE AGREEMENT FOR US AIRWAYS CLUBS
SUITE 108A
ADDISON TX 75001

2017616 - 60000252	Contract Id:	2951
QWEST COMMUNICATIONS CORPORATION	Contracting Entity:	US AIRWAYS, INC.
Attn CFO	Type of Contract:	SERVICE
PO BOX 12480	Number:	SVCQUEST2022CAID 32
SEATTLE WA 98111-4480	DESCRIPTION: CENTREX SERVICE FOR SEATTLE FOR US AIRWAYS.

Exhibit U-5
Post-Effective Date Determination Schedule

NAME AND MAILING ADDRESS, INCLUDING	DESCRIPTION OF CONTRACT OR LEASE AND NATURE OF DEBTOR’S INTEREST.
ZIP CODE, OF OTHER PARTIES TO LEASE OR	STATE WHETHER LEASE IS FOR NONRESIDENTIAL REAL PROPERTY. STATE
CONTRACT	CONTRACT NUMBER OF ANY GOVERNMENT CONTRACT.
2017618 - 60000254	Contract Id:	2981
RAMADA INN ROCHESTER	Contracting Entity:	US AIRWAYS, INC.
Attn SHERYL WELLMAN	Type of Contract:	FLIGHT CREW HOTEL ROOMS
800 JEFFERSON ROAD	Number:	ROCL02TS
ROCHESTER NY 14623	DESCRIPTION: FLIGHT CREW HOTEL ROOMS — 3 YR RENEWAL (OLD MARKETPLACE)

2017619 - 60000255	Contract Id:	2982
RAMADA INN ROCHESTER	Contracting Entity:	US AIRWAYS, INC.
Attn SHERYL WELLMAN	Type of Contract:	FLIGHT CREW HOTEL ROOMS
800 JEFFERSON ROAD	Number:	ROCL02TS-A
ROCHESTER NY 14623	DESCRIPTION: FLIGHT CREW HOTEL ROOMS — ASSUMPTION LETTER

2017621 - 60000257	Contract Id:	5084
REGIONAL INDUSTRIAL DEVELOPMENT CO	Contracting Entity:	US AIRWAYS, INC.
425 SIXTH AVENUE	Type of Contract:	OFFICE LEASE
SUITE 500	Number:	PIT 0389L00206
PITTSBURGH PA 152191822	DESCRIPTION: PIT — RIDC FOREIGN TRADE ZONE BUILDING ONE, RIDC PARK WEST (PRINT SHOP AND CENTRAL BAGGAGE) — RIDC 2

2017622 - 60000258	Contract Id:	5946
ROCKWELL COLLINS, INC.	Contracting Entity:	PIEDMONT AIRLINES, INC.
Attn CHARLES JAMES	Type of Contract:	SERVICE AGREEMENT
400 COLLINS RD N.E.	DESCRIPTION: AVIONICS SERVICE AGREEMENT
CEDAR RAPIDS IA 524480001

2017623 - 60000259	Contract Id:	3025
ROCKWELL COLLINS, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn DAVID HANSEN	Type of Contract:	A330 IFE
2001 WEST MISSION BLVD.	Number:	US1691
POMONA CA 91766-1020	DESCRIPTION: SUPPLEMENT NO. 1 TO RCI A330 IFE LEASE/MAINTENANCE AGREEMENT

2017624 - 60000260	Contract Id:	20064
ROCKWELL COLLINS, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn KEVIN V. MILLER	Type of Contract:	MAINTENANCE AGREEMENT
COLLINS AIR TRANSPORT SYSTEMS	DESCRIPTION: A330 IFE EQUIPMENT LEASE AND MAINTENANCE SERVICES CONTRACT
400 COLLINS ROAD NE
CEDAR RAPIDS IA 52498

2017625 - 60000261	Contract Id:	20065
ROCKWELL COLLINS, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn KEVIN V. MILLER	Type of Contract:	MAINTENANCE AGREEMENT
COLLINS AIR TRANSPORT SYSTEMS	DESCRIPTION: AMENDMENT 1 TO A330 IFE EQUIPMENT LEASE AND MAINTENANCE SERVICES CONTRACT
400 COLLINS ROAD NE
CEDAR RAPIDS IA 52498

2017626 - 60000262	Contract Id:	20066
ROCKWELL COLLINS, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn KEVIN V. MILLER	Type of Contract:	MAINTENANCE AGREEMENT
COLLINS AIR TRANSPORT SYSTEMS	DESCRIPTION: SUPPLEMENT NO. 2 TO RCI A330 IFE LEASE/MAINTENANCE AGREEMENT
400 COLLINS ROAD NE
CEDAR RAPIDS IA 52498

2017627 - 60000263	Contract Id:	20067
ROCKWELL COLLINS, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn KEVIN V. MILLER	Type of Contract:	MAINTENANCE AGREEMENT
COLLINS AIR TRANSPORT SYSTEMS	DESCRIPTION: AMENDMENT NO. 2 TO RCI A330 IFE LEASE/MAINTENANCE AGREEMENT
400 COLLINS ROAD NE
CEDAR RAPIDS IA 52498

2017672 - 60000308	Contract Id:	3125
SCANSOFT, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn LORI BORDSKY	Type of Contract:	SERVICE
11951 FREEDOM DRIVE	Number:	0409-0110
13TH FLOOR	DESCRIPTION: SPEECH APPLICATION LICENSE, PROFESSIONAL SERVICES & MAINTENANCE AGREEMENT
RESTON VA 20190

Exhibit U-5
Post-Effective Date Determination Schedule

NAME AND MAILING ADDRESS, INCLUDING	DESCRIPTION OF CONTRACT OR LEASE AND NATURE OF DEBTOR’S INTEREST.
ZIP CODE, OF OTHER PARTIES TO LEASE OR	STATE WHETHER LEASE IS FOR NONRESIDENTIAL REAL PROPERTY. STATE
CONTRACT	CONTRACT NUMBER OF ANY GOVERNMENT CONTRACT.
2017673 - 60000309	Contract Id:	5601
SCIS AIR SECURITY CORP.	Contracting Entity:	US AIRWAYS, INC.
PO BOX 7247-6014	Type of Contract:	DINING AND CABIN CONTRACT
PHILADELPHIA PA 191706014	Number:	D&C/03-001
DESCRIPTION: PROVIDES THIRD PARTY SECURITY SCREENING OF MEAL CARTS BOARDED BY CATERERS. DOMESTIC ONLY.

2017674 - 60000310	Contract Id:	20051
SEABURY GROUP	Contracting Entity:	US AIRWAYS, INC.
Attn BIJOY MECHERY	Type of Contract:	FLIGHT PROFITABILITY
30 MAPLE AVENUE	DESCRIPTION: APAS ROUTE PROFITABILITY LICENSE
SUMMIT NJ 7901

2017684 - 60000320	Contract Id:	10402
SHERATON AIRPORT	Contracting Entity:	US AIRWAYS, INC.
Attn KATHY RAZZANTE	Type of Contract:	FLIGHT CREW HOTEL ROOMS
5300 RIVERSIDE DRIVE	DESCRIPTION: FLIGHT CREW HOTEL ROOMS — RENEWAL
CLEVELAND OH 44135

2017686 - 60000322	Contract Id:	3240
SOCIETE INTERNATIONALE (SITA)	Contracting Entity:	US AIRWAYS, INC.
Attn MARK SUMMERS	Type of Contract:	SERVICE
3100 DUMBERLAND BLVD	DESCRIPTION: LETTER OF UNDERSTANDING — FRANKFURT
SUITE 200
ATLANTA GA 30339

2017687 - 60000323	Contract Id:	3241
SOCIETE INTERNATIONALE (SITA)	Contracting Entity:	US AIRWAYS, INC.
Attn MARK SUMMERS	Type of Contract:	INTERIM IT EXPENSE
3100 DUMBERLAND BLVD	DESCRIPTION: AMSTERDAM AIRPORT TELECOM SERVICES
SUITE 200
ATLANTA GA 30339

2017688 - 60000324	Contract Id:	3242
SOCIETE INTERNATIONALE (SITA)	Contracting Entity:	US AIRWAYS, INC.
Attn MARK SUMMERS	Type of Contract:	INTERIM IT EXPENSE
3100 DUMBERLAND BLVD	DESCRIPTION: BRUSSELS AIRPORT TELECOM SERVICES
SUITE 200
ATLANTA GA 30339

2017689 - 60000325	Contract Id:	3243
SOCIETE INTERNATIONALE (SITA)	Contracting Entity:	US AIRWAYS, INC.
Attn MARK SUMMERS	Type of Contract:	INTERIM IT EXPENSE
3100 DUMBERLAND BLVD	DESCRIPTION: FRANKFURT AIRPORT TELECOM SERVICES
SUITE 200
ATLANTA GA 30339

2017690 - 60000326	Contract Id:	3244
SOCIETE INTERNATIONALE (SITA)	Contracting Entity:	US AIRWAYS, INC.
Attn MARK SUMMERS	Type of Contract:	SERVICE
3100 DUMBERLAND BLVD	DESCRIPTION: MEXICO CITY CUTE SERVICE
SUITE 200
ATLANTA GA 30339

2017691 - 60000327	Contract Id:	3245
SOCIETE INTERNATIONALE (SITA)	Contracting Entity:	US AIRWAYS, INC.
Attn MARK SUMMERS	Type of Contract:	INTERIM IT EXPENSE
3100 DUMBERLAND BLVD	DESCRIPTION: WORLD TRACKER SERVICES
SUITE 200
ATLANTA GA 30339

2017692 - 60000328	Contract Id:	3246
SOCIETE INTERNATIONALE (SITA)	Contracting Entity:	US AIRWAYS, INC.
Attn MARK SUMMERS	Type of Contract:	INTERIM IT EXPENSE
3100 DUMBERLAND BLVD	DESCRIPTION: CUTE SERVICES CONTRACT
SUITE 200
ATLANTA GA 30339

Exhibit U-5
Post-Effective Date Determination Schedule

NAME AND MAILING ADDRESS, INCLUDING	DESCRIPTION OF CONTRACT OR LEASE AND NATURE OF DEBTOR’S INTEREST.
ZIP CODE, OF OTHER PARTIES TO LEASE OR	STATE WHETHER LEASE IS FOR NONRESIDENTIAL REAL PROPERTY. STATE
CONTRACT	CONTRACT NUMBER OF ANY GOVERNMENT CONTRACT.
2017693 - 60000329	Contract Id:	3247
SOCIETE INTERNATIONALE (SITA)	Contracting Entity:	US AIRWAYS, INC.
Attn MARK SUMMERS	Type of Contract:	INTERIM IT EXPENSE
3100 DUMBERLAND BLVD	DESCRIPTION: DATA NETWORK SERVICES
SUITE 200
ATLANTA GA 30339

2017694 - 60000330	Contract Id:	3248
SOCIETE INTERNATIONALE (SITA)	Contracting Entity:	US AIRWAYS, INC.
Attn MARK SUMMERS	Type of Contract:	INTERIM IT EXPENSE
3100 DUMBERLAND BLVD	DESCRIPTION: DATA NETWORK SERVICES
SUITE 200
ATLANTA GA 30339

2017695 - 60000331	Contract Id:	3249
SOCIETE INTERNATIONALE (SITA)	Contracting Entity:	US AIRWAYS, INC.
Attn MARK SUMMERS	Type of Contract:	SERVICE
3100 DUMBERLAND BLVD	DESCRIPTION: LOU — FRANKFURT
SUITE 200
ATLANTA GA 30339

2017696 - 60000332	Contract Id:	3250
SOCIETE INTERNATIONALE (SITA)	Contracting Entity:	US AIRWAYS, INC.
Attn MARK SUMMERS	Type of Contract:	SERVICE
3100 DUMBERLAND BLVD	DESCRIPTION: LOU — PHL
SUITE 200
ATLANTA GA 30339

2017697 - 60000333	Contract Id:	3251
SOCIETE INTERNATIONALE (SITA)	Contracting Entity:	US AIRWAYS, INC.
Attn MARK SUMMERS	Type of Contract:	SERVICE
3100 DUMBERLAND BLVD	DESCRIPTION: LOU — GLA
SUITE 200
ATLANTA GA 30339

2017698 - 60000334	Contract Id:	3252
SOCIETE INTERNATIONALE (SITA)	Contracting Entity:	US AIRWAYS, INC.
Attn MARK SUMMERS	Type of Contract:	SERVICE
3100 DUMBERLAND BLVD	DESCRIPTION: LOU — SJO
SUITE 200
ATLANTA GA 30339

2017699 - 60000335	Contract Id:	3253
SOCIETE INTERNATIONALE (SITA)	Contracting Entity:	US AIRWAYS, INC.
Attn MARK SUMMERS	Type of Contract:	SERVICE
3100 DUMBERLAND BLVD	DESCRIPTION: LOU — DUB
SUITE 200
ATLANTA GA 30339

2017700 - 60000336	Contract Id:	3258
SONY TRANS COM INC.	Contracting Entity:	US AIRWAYS, INC.
Attn DAVID HANSEN	Type of Contract:	A330 IN-FLIGHT ENTERTAINMENT SYSTEM
1833 ALTON AVENUE	Number:	9905-0009
IRVINE CA 92606	DESCRIPTION: OPERATING LEASE AGREEMENT & LINE MAINTENANCE SERVICES

2017701 - 60000337	Contract Id:	3267
SOUTHERN ELEVATOR COMPANY, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn L. C. TEAGUE	Type of Contract:	ELEVATOR MAINTENANCE SERVICE
349-A WEST TREMONT AVE.	Number:	CLT541EL
CHARLOTTE NC 28233-3486	DESCRIPTION: ELEVATOR MAINTENANCE

2017702 - 60000338	Contract Id:	3359
SUNPARK	Contracting Entity:	US AIRWAYS, INC.
Attn PAT FINUCANE	Type of Contract:	BUSSING SERVICES
690 DELAWARE AVENUE	Number:	DCA264BS
BUFFALO NY 14209	DESCRIPTION: DCA CCY SHUTTLE BUS SERVICE

Exhibit U-5
Post-Effective Date Determination Schedule

NAME AND MAILING ADDRESS, INCLUDING	DESCRIPTION OF CONTRACT OR LEASE AND NATURE OF DEBTOR’S INTEREST.
ZIP CODE, OF OTHER PARTIES TO LEASE OR	STATE WHETHER LEASE IS FOR NONRESIDENTIAL REAL PROPERTY. STATE
CONTRACT	CONTRACT NUMBER OF ANY GOVERNMENT CONTRACT.
2017703 - 60000339	Contract Id:	4767
SWISSPORT FUELING, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn MR. JAMES F. KEOUGH	Type of Contract:	TERMINAL SUBLEASE
45025 AVIATION DRIVE	Number:	IAD 0102L003002
SUITE 350	DESCRIPTION: IAD — TERMINAL SUBLEASE — SWISSPORT
DULLES VA 20166

2017705 - 60000341	Contract Id:	5612
THE COCA COLA COMPANY USA	Contracting Entity:	US AIRWAYS, INC.
PO BOX 75890	Type of Contract:	DINING AND CABIN CONTRACT
CHARLOTTE NC 28275	Number:	D&C 0202-0021
DESCRIPTION: A SEVEN (7) YEAR AGREEMENT TO ADVERTISE AND BOARD “COMPANY PRODUCTS”

2017706 - 60000342	Contract Id:	20052
THE NETWORK	Contracting Entity:	US AIRWAYS, INC.
Attn KEN BRANDAIS/ED HERNANDEZ	Type of Contract:	TELECOMMUNICATIONS
333 RESEARCH CT	DESCRIPTION: TELECOMMUNICATION SERVICES FOR THE US AIRWAYS ETHICS HOTLINE
NORCROSS GA 30092

2017707 - 60000343	Contract Id:	3487
THE NORDAM GROUP, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn VICE PRESIDENT/GENERAL MANAGER	Type of Contract:	A/C & TECH. PROCUREMENT CONTRACT
11200 EAST PINE STREET	Number:	RVRSR026
TULSA OK 74116	DESCRIPTION: CFM56-3 & CF6 THRUST REVERSER OVERHAUL

2017709 - 60000345	Contract Id:	3537
THYSSEN KRUPP ELEVATOR CORP.	Contracting Entity:	US AIRWAYS, INC.
Attn MICHAEL LUNDBERG	Type of Contract:	ELEVATOR MAINTENANCE SERVICE
103 EAST JJ DRIVE	Number:	INT332EL
GREENSBORO NC 27406	DESCRIPTION: ELEVATOR MAINTENANCE SERVICE FOR DOVER ELEVATORS IN WINSTON SALEM

2017712 - 60000348	Contract Id:	3640
TRAVELOCITY LP	Contracting Entity:	US AIRWAYS, INC.
Attn PHILIPE CHARLES PIERRE	Type of Contract:	E-COMMERCE CONTRACT
139 CENTRE STREET	DESCRIPTION: WEBSITE ASP CAR, HOTEL AND PACKAGE PROVIDER
7TH FLOOR
NEW YORK NY 10013

2017713 - 60000349	Contract Id:	3709
UNITED AIR LINES, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn PRESIDENT	Type of Contract:	CORPORATE DEVELOPMENT CONTRACT
1200 ALGONQUIN ROAD	DESCRIPTION: OBLIGATIONS FOR UA TO SUPPORT US MEMBERSHIP INTO STAR ALLIANCE
ELK GROVE TOWNSHIP IL 60007

2017714 - 60000350	Contract Id:	3712
UNITED AIR LINES, INC.	Contracting Entity:	US AIRWAYS, INC.
Attn PRESIDENT	Type of Contract:	CORPORATE DEVELOPMENT CONTRACT
1200 ALGONQUIN ROAD	DESCRIPTION: RECIPROCAL CODE SHARE
ELK GROVE TOWNSHIP IL 60007

2017716 - 60000352	Contract Id:	3789
VANCE UNIFORMED PROTECTION SERVICES	Contracting Entity:	US AIRWAYS, INC.
Attn OBIE MOORE	Type of Contract:	SECURITY SERVICES
10467 WHITE GRANITE DRIVE	Number:	DCA544SE
OAKTON VA 22124-2700	DESCRIPTION: SECURITY SERVICE

2017717 - 60000353	Contract Id:	3790
VANCE UNIFORMED PROTECTION SERVICES	Contracting Entity:	US AIRWAYS, INC.
Attn OBIE MOORE	Type of Contract:	SECURITY SERVICES
10467 WHITE GRANITE DRIVE	Number:	DCA544SE
OAKTON VA 22124	DESCRIPTION: SECURITY

Exhibit U-5
Post-Effective Date Determination Schedule

NAME AND MAILING ADDRESS, INCLUDING	DESCRIPTION OF CONTRACT OR LEASE AND NATURE OF DEBTOR’S INTEREST.
ZIP CODE, OF OTHER PARTIES TO LEASE OR	STATE WHETHER LEASE IS FOR NONRESIDENTIAL REAL PROPERTY. STATE
CONTRACT	CONTRACT NUMBER OF ANY GOVERNMENT CONTRACT.
2017529 - 60000165	Contract Id:	1779
VERIZON AIRFONE INC.	Contracting Entity:	US AIRWAYS, INC.
Attn MICHAEL KUEHN	Type of Contract:	AIRFONE SERVICE ABOARD AIRCRAFT
2809 BUTTERFIELD ROAD	DESCRIPTION: COVERS TERMS AND CONDITIONS REGARDING INSTALLATION, MAINTENANCE, AND BENEFITS OF AIRFONE SERVICE.
OAK BROOK IL 60522

2017530 - 60000166	Contract Id:	1780
VERIZON AIRFONE INC.	Contracting Entity:	US AIRWAYS, INC.
Attn MIKE KUEHN	Type of Contract:	STRATEGIC SOURCING CONTRACT
2809 BUTTERFIELD ROAD	Number:	0111-0007
OAK BROOK IL 60522-9000

2017727 - 60000363	Contract Id:	3810
VERIZON AIRFONE INC.	Contracting Entity:	US AIRWAYS, INC.
Attn JIM LYNCH	Type of Contract:	STRATEGIC SOURCING CONTRACT
2809 BUTTERFIELD RD.	DESCRIPTION: ADDENDUM #2 TO THE GENSTAR AGREEMENT
OAK BROOK IL 60522

2017728 - 60000364	Contract Id:	3811
VERIZON AIRFONE INC.	Contracting Entity:	US AIRWAYS, INC.
Attn JIM LYNCH	Type of Contract:	GENSTAR SYSTEM INSTALLATION
2809 BUTTERFIELD ROAD	DESCRIPTION: AMENDMENT #2 TO GENSTAR AGREEMENT
OAK BROOK IL 60522

2017729 - 60000365	Contract Id:	3812
VERIZON AIRFONE INC.	Contracting Entity:	US AIRWAYS, INC.
Attn JIM LYNCH	Type of Contract:	STRATEGIC SOURCING CONTRACT
2809 BUTTERFIELD RD.	Number:	CHI:1919006.3
OAK BROOK IL 60522	DESCRIPTION: ADDENDUM TO THE GENSTAR AGREEMENT

2017730 - 60000366	Contract Id:	3809
VERIZON AIRFONE INC.	Contracting Entity:	US AIRWAYS, INC.
Attn MIKE KUEHN	Type of Contract:	VERIZON AIRFONE
2809 BUTTERFIELD ROAD	DESCRIPTION: AMENDMENT NO. 1 TO GENSTAR AGREEMENT
OAK BROOK IL 60522

2017731 - 60000367	Contract Id:	3813
VERIZON AIRFONE INC.	Contracting Entity:	US AIRWAYS, INC.
PO BOX 101130	Type of Contract:	EMERGENCY AIRPHONE
ATLANTA GA 30392	DESCRIPTION: PHONE SERVICE ON AIRCRAFT FOR EMERGENCY

2017734 - 60000370	Contract Id:	5100
VISTA INDUSTRIAL PARK ASSOCIATES	Contracting Entity:	US AIRWAYS, INC.
2000 LINCOLN ROAD	Type of Contract:	WAREHOUSE LEASE
PITTSBURGH PA 15235	Number:	PIT 1382L00106
DESCRIPTION: PIT — 750, 760 AND 780 VISTA PARK DRIVE WAREHOUSE LEASE

2017757 - 60000393	Contract Id:	10350
XEROX CORPORATION	Contracting Entity:	US AIRWAYS, INC.
Attn DEL HEMPHILL	Type of Contract:	RENTAL/SERVICE AGREEMENT
8 PENN CENTER WEST	Number:	XRX00RK-090100
PITTSBURGH PA 15276	DESCRIPTION: MODIFIED ASSUMPTION AMENDMENT LETTER

2017758 - 60000394	Contract Id:	4019
XEROX CORPORATION	Contracting Entity:	US AIRWAYS, INC.
Attn DEL HEMPHILL	Type of Contract:	RENTAL/SERVICE AGREEMENT
8 PENN CENTER WEST	Number:	XRX00RK-090100
PITTSBURGH PA 15276	DESCRIPTION: CONTRACTOR WILL PROVIDE A COST PER COPY MANAGEMENT PROGRAM FOR OUR COPIERS.

2017759 - 60000395	Contract Id:	10349
XEROX CORPORATION	Contracting Entity:	US AIRWAYS, INC.
Attn DOUG CAREY	Type of Contract:	LEASE AGREEMENT
8 PENN CENTER WEST	Number:	S98-12103
PITTSBURGH PA 15276	DESCRIPTION: MODIFIED ASSUMPTION AMENDMENT LETTER

Exhibit U-5
Post-Effective Date Determination Schedule

NAME AND MAILING ADDRESS, INCLUDING	DESCRIPTION OF CONTRACT OR LEASE AND NATURE OF DEBTOR’S INTEREST.
ZIP CODE, OF OTHER PARTIES TO LEASE OR	STATE WHETHER LEASE IS FOR NONRESIDENTIAL REAL PROPERTY. STATE
CONTRACT	CONTRACT NUMBER OF ANY GOVERNMENT CONTRACT.
2017760 - 60000396	Contract Id:	4020
XEROX CORPORATION	Contracting Entity:	US AIRWAYS, INC.
Attn DOUG CAREY	Type of Contract:	LEASE AGREEMENT
8 PENN CENTER WEST	Number:	S98-12103
PITTSBURGH PA 15276	DESCRIPTION: LEASE AND SERVICE AGREEMENT FOR THE OPERATION AND MAINTENANCE OF DOCUTECH COPYING EQUIPMENT LOCATED AT CCY AND PIT PRINT FACILITIES.

Total: 166

EXHIBIT U-6
Officers Receiving Modified Employment Contracts
SCHEDULE OF OFFICERS1 RECEIVING
MODIFIED EMPLOYMENT CONTRACTS

President and Chief Executive Officer	Bruce R. Lakefield

Executive Vice President — Operations	Alan W. Crellin

Executive Vice President and Chief Human Resources Officer	Jerrold A. Glass

Executive Vice President — Corporate Affairs, General Counsel and Secretary	Elizabeth K. Lanier

Executive Vice President & Chief Financial Officer	Ronald E. Stanley

Senior Vice President — Finance and Controller	Anita P. Beier

Senior Vice President — Corporate Affairs	Christopher Chiames

Senior Vice President — Planning	Andrew P. Nocella

Senior Vice President — Maintenance	John Prestifilippo

Vice President — Direct Distribution	Kerry J. Carstairs

Vice President and Deputy General Counsel	Janet L. Dhillon

Vice President — Inflight Services	Sharon R. Groff

Vice President — Human Resources Policy and Development	John M. Hedblom

Vice President — Labor Relations	E. Allen Hemenway

Vice President — Sales and International	Douglas D. Leo

Vice President — Finance and Treasurer	Stephen L. Morrell

Vice President — Government Affairs	Rosemary G. Murray

Vice President — Customer Service	Donna E.G. Paladini

Vice President — Safety and Regulatory Compliance	James P. Schear

[1]	Except where noted, all officers are officers of US Airways, Inc.

Vice President — Corporate Real Estate	Helen M. Tremont

Vice President — Financial Planning and Analysis	Bill Trousdale

President and Chief Executive Officer (Piedmont Airlines, Inc.)	Stephen Farrow

President and Chief Executive Officer (PSA Airlines, Inc.)	Keith D. Houk

EXHIBIT W
Letter Agreement
(See Annex B to Amendment No. 2 to the Registration Statement on Form S-4
filed with the SEC by US Airways Group, Inc. on August 11, 2005)

EXHIBIT X
ATSB Term Sheet
(See Exhibit 99.1 to the Form 8-K filed with the SEC
by America West Holdings Corporation on July 25, 2005)

EXHIBIT Y
Schedule of Benefit Plans to be Assumed
1. Qualified Retirement Plans for Employees. All retirement plans sponsored by US Airways, Inc., Piedmont Airlines, Inc., and PSA Airlines, Inc. that are intended to be qualified under Section 401(a) of the Internal Revenue Code will continue in effect, including but not limited to the following:
Retirement Savings Plan for Pilots of US Airways, Inc.
US Airways, Inc. 401(k) Savings Plan
Supplemental Retirement Plan of Piedmont Aviation, Inc.
US Airways, Inc. Employee Savings Plan
US Airways, Inc. Employee Pension Plan
US Airways, Inc. 401(k) Savings Plan for Pilots
US Airways, Inc. 401(k) Savings Plan for MidAtlantic Employees
Potomac Air Pension Plan
Allegheny Airlines, Inc. 401(k) Savings Plan
Pennsylvania Commuter Airlines, Inc. 401(k) Savings Plan for Pilots
Allegheny Airlines, Inc. 401(k) Savings Plan for Flight Attendants
Retirement Plan for Pilots of Pennsylvania Commuter Airlines, Inc.
Jetstream International Airlines 401(k) Savings Plan
Piedmont Airlines, Inc 401(k) Savings Plan for Pilots
Piedmont Airlines, Inc Employee Savings Plan
Piedmont Airlines, Inc. 401(k) Savings Plan
Retirement Plan for Employees of Piedmont Airlines, Inc.
Retirement Plan for Pilots of Piedmont Airlines, Inc.
2. Welfare Benefit Plans for Employees. All welfare benefit plans sponsored by US Airways, Inc., Piedmont Airlines, Inc., and PSA Airlines, Inc. will continue in effect, including but not limited to the following:
US Airways, Inc. Health Benefit Plan
US Airways, Inc. Pilot Dependents Survivor Income Plan
US Airways, Inc. Test Flight Accidental Death Plan
US Airways, Inc. Flight Attendant Long Term Disability Plan
US Airways, Inc. Life Insurance Plan
US Airways, Inc. Pilot Long Term Disability Plan
US Airways, Inc. Flexible Benefit Plan
US Airways, Inc. Dependent Care Account Plan
US Airways, Inc. Health Care Account Plan
Executive Health Program For Officers of US Airways, Inc.
US Airways Officers and Directors Long Term Disability Coverage
US Airways Employee Term Life, Dependent Term Life, AD&D, and Voluntary AD&D Coverage for Officers

US Airways, Inc. Employee Assistance Program
US Airways, Inc. Management Employee Severance Benefit Policy1
US Airways, Inc. Severance Benefit Policy for Managing Directors1
US Airways, Inc. Transaction Retention Payment Plan1
Health and Welfare POS Plan for the Employees of Allegheny Airlines
Health and Welfare PPO Plan for the Employees of Allegheny Airlines
Allegheny Airlines, Inc. Short Term Disability Plan
Allegheny Airlines, Inc. Long Term Disability Plan
Allegheny Airlines, Inc. Life, AD&D, and Supplemental Life Insurance Plan
PSA Airlines, Inc. Group Insurance Plan
PSA Airlines, Inc. Flexible Benefit Cafeteria Plan
Piedmont Airlines, Inc. Employee Benefit Plan
Piedmont Airlines, Inc. Flexible Benefit Plan
3. Incentive Compensation Plans for Employees. The following incentive compensation plans for management employees of US Airways, Inc., Piedmont Airlines, Inc., and PSA Airlines, Inc. will continue in effect:
Incentive Compensation Plan of US Airways Group, Inc.
US Airways Group, Inc. 2004 Omnibus Stock Incentive Plan
US Airways Group, Inc. Long Term Incentive Plan
4. Nonqualified Retirement Arrangements. All nonqualified retirement arrangements for employees of US Airways, Inc., Piedmont Airlines, Inc., and PSA Airlines, Inc. will continue in effect, including but not limited to the following:
US Airways Funded Executive Defined Contribution Plan
US Airways Unfunded Executive Defined Contribution Plan
USAir, Inc. Supplemental Executive Defined Contribution Plan
Nonqualified Plan for Pilots of US Airways, Inc.
Allegheny Airlines, Inc. Executive Savings Plan
PSA Airlines, Inc. Executive Savings Plan
5. Employee Benefit Plans for International Employees. All employee benefit plans for non-U.S. employees of US Airways, Inc. will continue in effect, including but not limited to the following:
US Airways, Inc. Pension Plan (Bermuda)
Retirement Plan for Canadian Employees of US Airways, Inc.

[1]	Implemented pursuant to an order of the Court, dated June 15, 2005, granting in part and denying in part Motion of Debtors Pursuant to Sections 105(a), 363(b)(1) and 365(a) of the Bankruptcy Code for an Order Approving and Authorizing a Transaction Retention Program Consisting of (1) Officer Employment Contracts and (2) Severance and Retention Policies for Salaried Employees.

Management Employees Severance Benefit Policy For Canadian Employees of US Airways, Inc.
Life Insurance For Canadian Employees
Health Insurance Policy #65035-2 (Canada)
Health Insurance Policy #65035-1 (Canada)
Retirement Plan for US Airways Employees in the Bahamas
Pension Plan For The Employees of US Airways, Inc. in Germany
Pension Scheme Based on Collective Investment Insurances for US Airways, Inc. at Schiphol (The Netherlands)
Group Personal Pension Plan — U.K.
Group Personal Accident Insurance Policy # GA1336 — U.K.
Disability Insurance Policy #ER1336 — U.K.
Group Private Medical Insurance Cover — U.K.
AIG Attache Plan (Medical/Life) (Barbados, Costa Rica, El Salvador, Guatemala, Jamaica, Mexico, Panama)
Health Insurance Policy (Aruba)
Health Insurance Policy (Bahamas)
Personal Retirement Account (Ireland)
Health Insurance Policy (Dominican Republic)